                                                                 DEFINITIVE COPY
- --------------------------------------------------------------------------------
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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMNET CELLULAR INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/x/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
       Common Stock, par value $0.001 per share of CommNet Cellular Inc.
- --------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:  22,856,345
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $32.00
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(4)  Proposed maximum aggregate value of transaction:  $731,403,040
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(5)  Total fee paid:  $146,280.61
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/x/ Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:  $141,690.74
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(2) Form, Schedule or Registration Statement No.:  Schedule 14A
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(3) Filing Party:  CommNet Cellular Inc.
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(4) Date Filed:  September 10, 1999
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

                         [LOGO COMMNET CELLULAR INC.]

                                                                 October 1, 1999

Dear Shareholder:

     You are cordially invited to a Special Meeting (the "Special Meeting") of the shareholders of CommNet Cellular Inc. ("CommNet"), which will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237, on November 11, 1999 at 9:00 a.m. local time.

     At the Special Meeting, the shareholders of CommNet will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), among CommNet, Vodafone AirTouch Plc, an English corporation, ("Parent" or "Vodafone AirTouch"), and Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly owned subsidiary of Parent ("Merger Sub"). In the merger, each share (other than shares owned by Parent or any subsidiary of Parent including Merger Sub, or by CommNet, or Dissenting Shares (as defined herein)) of CommNet Common Stock, par value $.001 per share, together with each associated Right as described in the accompanying Proxy Statement ("CommNet Common Stock"), will be converted into the right to receive $31.00 in cash, plus 8% annual interest from July 18, 1999 until the closing of the merger.

     The merger cannot be completed unless the holders of a majority of the outstanding shares of CommNet Common Stock vote to approve and adopt the Merger Agreement. Pursuant to and subject to the terms of a Voting Agreement, dated as of July 18, 1999 (the "Voting Agreement"), between Parent and BCP CommNet L.P., a Delaware limited partnership and the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock ("BCP CommNet"), BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder.

     Detailed information concerning the merger is set forth in the accompanying Proxy Statement, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement and a copy of the Voting Agreement is attached as Annex II. Holders of CommNet Common Stock will be entitled to dissenters' rights under Colorado law in connection with the merger as described in the accompanying Proxy Statement.

     Your Board of Directors, after careful consideration, has unanimously determined that the merger is fair to and in the best interests of CommNet and its shareholders, has adopted and approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby. In reaching its determination, the Board of Directors considered, among other things, the opinion of Morgan Stanley Dean Witter ("Morgan Stanley"), delivered on July 18, 1999, to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the proposed consideration to be received by the holders of CommNet Common Stock in the merger, other than Parent and its affiliates, is fair from a financial point of view to such holders. A copy of the Morgan Stanley opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Morgan Stanley, is attached as Annex III to the Proxy Statement. Shareholders are urged to read such opinion in its entirety.

     YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          Yours very truly,

                                          /s/ Arnold C. Pohs

                                          Arnold C. Pohs
                                          Chairman of the Board

                         [LOGO COMMNET CELLULAR INC.]

                         ------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 11, 1999

TO THE SHAREHOLDERS OF COMMNET CELLULAR INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of the shareholders (including any adjournments or postponements thereof, the "Special Meeting") of CommNet Cellular Inc., a Colorado corporation ("CommNet"), will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237, on November 11, 1999 at 9:00 a.m. local time, for the following purposes:

          1. To consider and vote upon a proposal (the "Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), among CommNet, Vodafone AirTouch Plc, an English corporation ("Parent") and Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into CommNet (the "Merger") pursuant to which each share of CommNet common stock, par value $.001 per share (including each associated Right described in the accompanying Proxy Statement, "CommNet Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent or any Subsidiary (as defined in the accompanying Proxy Statement) of Parent, including Merger Sub, or by CommNet, and Dissenting Shares (as defined in the accompanying Proxy Statement)) will be converted into the right to receive $31.00 in cash plus 8% annual interest from July 18, 1999 until the closing of the Merger.

          2. To transact such other business as may properly come before the Special Meeting.

     Approval of the Proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of a majority of the outstanding shares of CommNet Common Stock held by shareholders entitled to vote on September 27, 1999 (the "Record Date"). Pursuant to and subject to the terms of a Voting Agreement, dated as of July 18, 1999 (the "Voting Agreement"), between Parent and BCP CommNet L.P., a Delaware limited partnership and the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock ("BCP CommNet"), BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder. Detailed information concerning the Merger is set forth in the accompanying Proxy Statement, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex I to the Proxy Statement and a copy of the Voting Agreement is attached as Annex II.

     Only holders of record of shares of CommNet Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A complete list of shareholders entitled to vote at the Special Meeting will be available for examination, for proper purposes, during ordinary business hours at CommNet's principal executive offices, 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111 beginning on the earlier of ten days before the Special Meeting or two business days after the date of this notice and continuing through the Special Meeting.

     In connection with the proposed Merger, holders of CommNet Common Stock as of the Record Date are entitled to dissenters' rights under Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act (the "CBCA"), a copy of which is included as Annex IV to the accompanying Proxy Statement. To exercise such rights, a CommNet shareholder must: (i) deliver to CommNet before the vote at the Special Meeting a written notice of such shareholder's intent to demand payment for her or his shares of CommNet Common Stock; (ii) either vote against the Proposal or abstain from voting with respect to the Proposal; and
(iii) following the Special Meeting, comply with the provisions set forth in the CBCA. A vote against the Proposal will not in and of itself constitute a written demand for dissenters' rights satisfying the requirements of the CBCA. See "DISSENTING SHAREHOLDERS' RIGHTS" in the accompanying Proxy Statement for a discussion of the procedures to be followed in asserting dissenters' rights in connection with the proposed Merger.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY (1) ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING,
(2) GIVING NOTICE OF REVOCATION OF THE PROXY AT THE SPECIAL MEETING OR
(3) DELIVERING TO THE SECRETARY OF COMMNET: (A) A WRITTEN NOTICE OF REVOCATION OR (B) A DULY EXECUTED PROXY RELATING TO THE SAME SHARES AND THE PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING, BEARING A DATE LATER THAN THE PROXY PREVIOUSLY EXECUTED.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ James C. Everson

JAMES C. EVERSON
Secretary

October 1, 1999

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ADDITIONAL COPIES OF THE PROXY STATEMENT AND RELATED MATERIALS, PLEASE CONTACT BOSTON EQUISERVE AT 1-800-426-5523.

                         [LOGO COMMNET CELLULAR INC.]

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 11, 1999

     This Proxy Statement is being furnished to shareholders of CommNet Cellular Inc., a Colorado corporation (together with its consolidated subsidiaries, except where the context otherwise requires, "CommNet" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at a special meeting of shareholders, which will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237, on November 11, 1999, at 9:00 a.m. local time, and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement relates to the proposed Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), among CommNet, Vodafone AirTouch Plc, an English corporation ("Parent" or "Vodafone AirTouch"), and Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), and the transactions contemplated thereby.

     Pursuant to the merger, each share of CommNet's common stock, par value $.001 per share (including each associated Right described in "DESCRIPTION OF COMMNET CAPITAL STOCK--Shareholder Rights Plan," the "CommNet Common Stock"), issued and outstanding immediately prior to the effective time of the merger (the "Effective Time") (other than shares owned by Parent or any subsidiary of Parent (as defined in the Merger Agreement, a "Subsidiary") including Merger Sub, or by CommNet, or Dissenting Shares (as defined herein)) will be converted into the right to receive $31.00 in cash plus 8% annual interest compounded daily from July 18, 1999 until the closing of the merger.

     Approval of the proposal (the "Proposal") to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the merger of the Merger Sub with and into CommNet (the "Merger"), requires the affirmative vote of a majority of the outstanding shares of CommNet Common Stock held by shareholders entitled to vote on September 27, 1999 (the "Record Date"). Pursuant to and subject to the terms of a Voting Agreement, dated as of July 18, 1999 (the "Voting Agreement"), between Parent and BCP CommNet L.P., a Delaware limited partnership and the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock ("BCP CommNet"), BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder. A copy of the Merger Agreement is attached as Annex I to this Proxy Statement and a copy of the Voting Agreement is attached as Annex II and each is incorporated herein by reference. This Proxy Statement describes the material provisions of the Merger Agreement; however, the descriptions set forth herein are subject to, and are qualified in their entirety by reference to, the text of such agreements.

     The Board of Directors, after careful consideration, has unanimously determined that the Merger is fair to and in the best interests of CommNet and its shareholders, has adopted and approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby. In reaching its determination, the Board of Directors considered, among other things, the opinion of Morgan Stanley Dean Witter ("Morgan Stanley"), delivered on July 18, 1999, to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the proposed consideration to be received by the holders of CommNet Common Stock in the Merger, other than Parent and its affiliates, was fair from a financial point of view to such holders. A copy of the Morgan Stanley opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Morgan Stanley, is attached as Annex III to the Proxy Statement. Shareholders are urged to read such opinion in its entirety.

     This Proxy Statement, the accompanying form of proxy (the "Proxy") and the other enclosed documents are first being mailed to shareholders of the Company on or about October 1, 1999.

     The date of this Proxy Statement is October 1, 1999.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................      1
AVAILABLE INFORMATION......................................................................................      3
FORWARD LOOKING STATEMENTS.................................................................................      3
SUMMARY....................................................................................................      4
  The Company..............................................................................................      4
  Parent and Merger Sub....................................................................................      4
  The Special Meeting......................................................................................      5
SELECTED CONSOLIDATED FINANCIAL DATA.......................................................................     10
PRICE OF COMMNET COMMON STOCK..............................................................................     11
THE COMPANY................................................................................................     12
THE SPECIAL MEETING........................................................................................     14
  Matters to be Considered.................................................................................     14
  Required Vote............................................................................................     14
  Voting and Revocation of Proxies.........................................................................     14
  Record Date; Stock Entitled to Vote; Quorum..............................................................     15
  Dissenter's Rights.......................................................................................     15
  Solicitation of Proxies..................................................................................     15
  Background of the Merger.................................................................................     16
  Recommendation of the Board of Directors; Reasons for the Merger.........................................     19
  Opinion of Morgan Stanley................................................................................     20
  Interests of Certain Persons in the Merger...............................................................     24
DESCRIPTION OF COMMNET CAPITAL STOCK.......................................................................     26
  Common Stock.............................................................................................     26
  Noncumulative Voting.....................................................................................     26
  Dividend Policy..........................................................................................     26
  Preferred Stock..........................................................................................     26
  Shareholder Rights Plan..................................................................................     26
  Charter Documents of CommNet Following the Merger........................................................     28
THE MERGER AGREEMENT.......................................................................................     29
  The Merger...............................................................................................     29
  Effect of the Merger.....................................................................................     29
  Conversion of Shares; Procedures for Exchange of Certificates............................................     29
  Representations and Warranties...........................................................................     30
  Certain Pre-Closing Covenants............................................................................     31
  No Solicitations of Transactions.........................................................................     31
  Option and Benefit Plans.................................................................................     32
  Access to Information....................................................................................     33
  Cooperation and Best Efforts.............................................................................     33
  Indemnification and Insurance............................................................................     33
  Conditions to the Consummation of the Merger.............................................................     33
  Termination..............................................................................................     35

  Expenses and Certain Required Payments...................................................................     36
  Amendment and Waiver.....................................................................................     38
THE VOTING AGREEMENT.......................................................................................     38
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................     38
SELECTED CONSOLIDATED FINANCIAL DATA.......................................................................     40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................     41
REGULATORY APPROVALS.......................................................................................     41
DISSENTING SHAREHOLDERS' RIGHTS............................................................................     41
CERTAIN PENDING LITIGATION.................................................................................     43
OTHER INFORMATION AND SHAREHOLDER PROPOSALS................................................................     44
INDEPENDENT AUDITORS.......................................................................................     44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................     44
INDEX OF DEFINED TERMS.....................................................................................     45

ANNEXES

Annex I      Agreement and Plan of Merger dated as of July 18, 1999
Annex II     Voting Agreement dated as of July 18, 1999
Annex III    Opinion of Morgan Stanley Dean Witter dated July 18, 1999
Annex IV     Dissenters' Rights Provisions of the Colorado Business Corporation Act

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Please describe the merger transaction?

A: CommNet Cellular Inc., Vodafone AirTouch Plc and Pacific Telecom Cellular of
   Colorado, Inc., a wholly owned subsidiary of Vodafone AirTouch Plc, entered into the Merger Agreement on July 18, 1999. The Merger Agreement provides that once the shareholder approval process has been completed and the other conditions to the Merger have been satisfied, Pacific Telecom Cellular of Colorado, Inc. will merge with and into CommNet Cellular Inc. which will be the surviving corporation in the Merger and become a wholly owned subsidiary of Vodafone AirTouch.

Q: Please explain what I will receive in the Merger?

A: In the Merger, each share of CommNet Common Stock that you own will be canceled and converted into the right to receive $31.00 in cash plus 8% annual interest compounded daily from July 18, 1999 until the closing of the Merger.

Q: What shareholder approval is required?

A: Approval of the Proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of a majority of the outstanding shares of CommNet Common Stock held by shareholders entitled to vote on September 27, 1999. Pursuant to and subject to the terms of a Voting Agreement, dated as of July 18, 1999, between Parent and BCP CommNet, the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock, BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder.

Q: If BCP CommNet has agreed to approve the Merger, why is the Special Meeting being held?

A: Although BCP CommNet has agreed to vote for the Merger, Colorado law requires
   CommNet to hold a Special Meeting of all of its shareholders and to conduct a vote with respect to the adoption of the Merger Agreement.

Q: What regulatory approvals are required?

A: The Merger requires that the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been terminated or shall have expired, and certain approvals from the Federal Communications Commission.

Q: What do I need to do now?

A: Please read this document carefully, then complete, sign, date and mail the Proxy in the enclosed return envelope as soon as possible.

Q: What do I do if I want to change my Proxy?

A: You may revoke your Proxy at any time prior to its exercise by (1) attending and voting in person at the Special Meeting, (2) giving notice of revocation of the Proxy at the Special Meeting or (3) delivering to the Secretary of
   CommNet: (A) a written notice of revocation or (B) a duly executed proxy relating to the same shares and the Proposal to be considered at the Special Meeting, bearing a date later than the Proxy previously executed.

Q: If my shares of CommNet Common Stock are held in street name by my Broker, will my Broker vote my shares for me?

A: Your broker will vote your shares of CommNet Common Stock only if you provide instructions on how to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the Merger Agreement.

Q: Should I send in my stock certificates now?

A: No. When the Merger is completed, we will send holders of shares of CommNet
   Common Stock additional written instructions for exchanging their share certificates and for receiving payment for their shares.

Q: When do you expect the Merger to be completed?

A: We are working toward completing the Merger as quickly as possible. We hope to complete the Merger before the end of 1999.

Q: What are the tax consequences of this transaction?

A: If the Merger is consummated, you will recognize gain or loss for United
   States federal income tax purposes. You are urged to consult your own tax advisor to determine your particular tax consequences.

Q: Whom should I call with questions?

A: If you have any questions or require additional questions or require additional copies of the proxy statement and related materials, please contact Boston Equiserve at 1-800-426-5523.

                             AVAILABLE INFORMATION

     CommNet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the web site (http://www.sec.gov) maintained by the Commission, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. CommNet Common Stock is listed on the Nasdaq National Market. Reports and other information concerning CommNet can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                           FORWARD LOOKING STATEMENTS

     This Proxy Statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933, as amended, and the Exchange Act, including, without limitation, statements under "THE COMPANY" and "THE SPECIAL MEETING--Background of the Merger." All statements included in this Proxy Statement, other than statements of historical facts, that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans, references to future success and other such matters are forward-looking statements. Such statements represent the Company's reasonable judgment on the future and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors include, but are not limited to: a change in economic conditions in the Company's markets which adversely affects the level of demand for wireless services; greater than anticipated competition resulting in price reductions, new product offerings or higher customer acquisition costs; better than expected customer growth necessitating increased investment in network capacity; negative economies that could result if one or more agreements to manage markets are not renewed; increased cellular fraud; the impact of new business opportunities requiring significant initial investments; and the impact of deployment of new technologies on capital spending.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE MERGER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY COMMNET. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to the more detailed information contained in this Proxy Statement and the Annexes hereto. Shareholders of the Company are urged to read this Proxy Statement and the Annexes hereto in their entirety.

                                  THE COMPANY

     CommNet was organized under the laws of Colorado in 1983. The Company was formed to acquire cellular interests through participation in the licensing process conducted by the Federal Communications Commission ("FCC") and operates, manages and finances cellular telephone systems, primarily in rural markets in the mountain and plains regions of the United States. Cellular, Inc. Financial Corporation ("CIFC") subsequently was organized to provide financing to affiliates of the Company. Cellular Inc. Network Corporation ("CINC") and CommNet Cellular License Holding LLC ("CCLHLLC") subsequently were organized to acquire and hold interests in cellular licenses. CommNet Paging Inc. ("CPI") subsequently was organized to provide paging services. CINC and CPI are wholly owned subsidiaries of the Company. CIFC is a wholly owned subsidiary of CINC and CCLHLLC is a wholly owned subsidiary of CIFC. Those corporations and partnerships through which the Company holds ownership interests in cellular licensees and those cellular licensees in which the Company holds a direct ownership interest are referred to herein as "affiliates." Any reference herein to an "affiliate" does not necessarily imply that the Company exercises, or has the power to exercise, control over the management and policies of such entity. The principal executive offices of CommNet are located at 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111, telephone number (303) 694-3234. See "THE COMPANY."

                             PARENT AND MERGER SUB

     Vodafone AirTouch is one of the world's leading wireless telecommunications companies. Vodafone AirTouch provides a full range of wireless telecommunications services, including cellular, broadband personal communications, paging and data communications, and in the future expects to additionally provide global satellite communications.

     Following the combination of Vodafone Group Plc and AirTouch Communications, Inc., ("AirTouch") which was completed on June 30, 1999, Vodafone AirTouch has interests in 24 countries across five continents. As of June 30, 1999, Vodafone AirTouch had approximately 28 million proportionate customers (excluding paging customers), which reflects the number of customers of a venture multiplied by its ownership interest, making it the world's largest wireless telecommunications company in terms of number of proportionate customers.

     Vodafone AirTouch was incorporated in England and Wales in July 1984 as a subsidiary of Racal Electronics Plc and became an independent company in September 1991. Vodafone AirTouch's registered office is at The Courtyard, 2-4 London Road, Newbury, Berkshire RG14, 1JX. Vodafone AirTouch's ordinary shares and American Depositary Shares are listed on the London and New York stock exchanges, respectively. Merger Sub is a wholly owned subsidiary of Vodafone AirTouch. The principal executive office of Merger Sub is located at 1 California Street, San Francisco, California 94111 telephone number (415) 658-2000.

                              THE SPECIAL MEETING

TIME AND PLACE; RECORD DATE

     The Special Meeting of shareholders of CommNet will be held on November 11, 1999, at 9:00 a.m. local time, at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237. Shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. The date of the mailing of this Proxy Statement to shareholders of the Company will be on or about October 1, 1999. At the close of business on the Record Date, there were 22,856,345 shares of CommNet Common Stock outstanding and entitled to vote.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the shareholders of CommNet will consider and vote upon the Proposal to approve and adopt the Merger Agreement, including the Merger, pursuant to which Merger Sub will merge with and into the Company.

     The Merger Agreement provides that, following the approval of the Proposal by a vote of a majority of the outstanding shares of CommNet Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"). Upon consummation of the Merger, each issued and outstanding share of CommNet Common Stock issued and outstanding immediately prior to the Effective Time (together with the associated Right) (other than shares owned by Parent or any Subsidiary of Parent including Merger Sub, or by CommNet, or Dissenting Shares (as defined herein)) shall be converted into the right to receive an amount equal to $31.00 per share in cash plus 8% annual interest compounded daily from July 18, 1999 until the closing of the Merger (the "Merger Consideration"). See "THE MERGER AGREEMENT--Effect of the Merger."

REQUIRED VOTE

     Approval of the Proposal will require the affirmative vote of a majority of the outstanding shares of CommNet Common Stock held by shareholders entitled to vote on the Record Date. Pursuant to and subject to the terms of the Voting Agreement, between Parent and BCP CommNet L.P., the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock, BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder. See "THE VOTING AGREEMENT."

VOTING OF PROXIES

     All shares of CommNet Common Stock represented by a properly executed Proxy received in time for the Special Meeting will be voted in the manner specified in the Proxy. Proxies that do not contain any instruction to vote for or against or to abstain from voting on a particular matter will be voted in accordance with the recommendation of the Board of Directors. See "THE SPECIAL MEETING--Voting and Revocation of Proxies."

     It is not expected that any matter other than as referred to herein will be brought before the shareholders at the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

ADJOURNMENT; REVOCABILITY OF PROXIES

     If the Special Meeting is adjourned for any reason, approval of the Proposal shall be considered and voted upon by shareholders at the subsequent, reconvened meeting, if any.

     You may revoke your Proxy at any time prior to its exercise (i) by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a Proxy), (ii) by giving notice of revocation of your Proxy at the Special Meeting or (iii) by delivering (a) a written notice of revocation of your Proxy or (b) a duly executed Proxy relating to the matters to be considered at the Special Meeting, bearing a date later than the Proxy previously executed, to the Secretary of CommNet, 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111. Unless revoked in one of the manners set forth above, Proxies in the form enclosed will be voted at the Special Meeting in accordance with your instructions or, if no instructions are given, in accordance with the recommendations of the Board of Directors.

SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company. The Company may solicit Proxies and the Company's directors, officers and employees may also solicit Proxies by telephone, telecopier or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of Proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of CommNet Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

     Corporate Investor Communications will assist in the distribution of Proxies by the Company for an estimated fee of $2,000 plus reasonable out-of-pocket expenses.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. SEE "THE MERGER AGREEMENT--Conversion of Shares; Procedures for Exchange of Certificates."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, after careful consideration, has unanimously determined that the Merger is fair to and in the best interests of the Company and its shareholders, has adopted and approved the Merger Agreement and recommends that the Company's shareholders approve and adopt the Merger Agreement and the transactions contemplated thereby. The determination of the Board of Directors with respect to the Merger is based on a number of factors. See "THE SPECIAL MEETING--Background of the Merger" and "--Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF MORGAN STANLEY

     On July 18, 1999, Morgan Stanley delivered its written opinion, (the "Morgan Stanley Opinion") to the Board to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the proposed consideration to be received by the holders of CommNet Common Stock in the Merger, other than Parent and its affiliates, is fair from a financial point of view to such holders. A copy of the Morgan Stanley Opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Morgan Stanley, is attached as Annex III to this Proxy Statement. Shareholders are urged to read such opinion in its entirety. See "THE SPECIAL MEETING--Opinion of Morgan Stanley."

SECURITY OWNERSHIP OF MANAGEMENT

     As of the Record Date, directors and executive officers of the Company were beneficial owners of an aggregate of 1,556,825 shares (approximately 6.38% of the outstanding shares) of CommNet Common Stock, 23,580 shares of which were represented by immediately exercisable options to acquire CommNet Common Stock. The directors and executive officers of the Company have indicated that they intend to vote their shares of CommNet Common Stock in favor of the Proposal.

     In addition, four of the eight members of the Board are employees or members of affiliates of BCP CommNet, the owner of 19,695,835 shares (approximately 86.17% of the outstanding shares) of CommNet Common Stock as of the Record Date. Pursuant to and subject to the terms of the Voting Agreement, BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the Proposal. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors was aware of the potential conflicts described below and considered them in its approval and adoption of the Merger Agreement in addition to the other matters described under "THE SPECIAL MEETING--Recommendation of the Board of Directors; Reasons for the Merger" and "THE SPECIAL MEETING--Interests of Certain Persons in the Merger."

CONDITIONS TO THE MERGER

     The obligations of CommNet and Merger Sub to consummate the Merger are subject to various conditions, including:

      o obtaining the requisite approval of CommNet's shareholders;

      o obtaining the requisite approval of relevant government authorities, including the FCC,

      o the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have been terminated or shall have expired; and

      o the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. See "REGULATORY APPROVALS."

     Parent and Merger Sub's obligations to effect the Merger are further subject, among other things, to:

      o the correctness of each representation and warranty of the Company set forth in the Merger Agreement;

      o the Company's performance or compliance with all agreements and covenants as required under the Merger Agreement;

      o the FCC having granted its consent to the consummation of the transactions contemplated by the Merger Agreement ("FCC Consents"), and no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review of the FCC Consents shall be pending, and the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's own motion, shall have expired;

      o no litigation or proceeding pending by a governmental entity that, among other things, would prohibit the Merger; and

      o the absence, since July 18, 1999, of a material adverse change relating to the Company, which is continuing.

     The Company's obligations to effect the Merger are further subject to certain customary conditions, including:

      o the correctness of each representation and warranty of Parent and Merger Sub set forth in the Merger Agreement; and

      o Parent and Merger Sub's performance or compliance with all agreements and covenants as required under the Merger Agreement.

     See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "REGULATORY APPROVALS."

REGULATORY APPROVALS

     In order to consummate the Merger, the FCC must approve the transfer of control of the Company to Parent. The Company and Parent completed filing joint applications seeking these approvals on August 16, 1999. The FCC will consider whether the Parent is qualified to control the Company's FCC licenses and authorizations and whether the public interest, convenience and necessity will be served by the transfer of control to the Parent. The Company and the Parent believe that the joint applications demonstrate compliance with these standards.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, the Company has agreed that prior to the Effective Time its business and that of its consolidated subsidiaries and certain affiliates will be conducted in the usual, regular and ordinary course of business in all material respects. See "THE MERGER AGREEMENT--Certain Pre-Closing Covenants."

TREATMENT OF COMPANY STOCK OPTIONS

     Immediately prior to the Effective Time, each outstanding Option (as defined under "THE MERGER AGREEMENT--Option and Benefit Plans") whether or not then vested or exercisable, shall be canceled by the Company, and the holder thereof shall be entitled to receive consideration as set forth in the Merger Agreement. See "THE MERGER AGREEMENT--Option and Benefit Plans."

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective
Time:

      o by mutual written consent of the Company and Parent;

      o by either the Company or Parent if the Effective Time has not occurred on or before the sixth-month anniversary of the Merger Agreement (the "Termination Date"), provided that any party whose failure to fulfill an obligation resulted in the Effective Time not occurring may not so terminate the Merger Agreement, provided further that the Termination Date shall be extended to the twelve-month anniversary of the Merger Agreement if conditions relating to regulatory approvals or governmental litigation have not been satisfied by the six-month anniversary.

      o by the Company or Parent, if a governmental authority permanently prohibits the Merger;

      o by the Company or Parent, if the shareholders of the Company do not approve the Merger Agreement;

      o by Parent if the Board of Directors (i) withdraws or modifies in any adverse manner its approval or recommendation of the Merger, (ii) fails to mail the proxy statement as promptly as practicable or fails to include such recommendation in the proxy statement, (iii) fails to reject a competing tender offer, (iv) approves or recommends any Acquisition Proposal (as defined herein), (v) resolves to do any of
        (i) through (iv), (vi) any person becomes the owner of more than 25% of the outstanding Company Common Stock, or (vii) the Company fails to hold the shareholders meeting before the Termination Date (except if Parent could not then terminate pursuant to the second bullet point above);

      o by the Company, if the Board of Directors accepts a Superior Proposal (as defined below) after determining in good faith, that the failure to accept such proposal would constitute a breach of its fiduciary duties; or

      o by Company or Parent, if the other party breaches or fails to comply with any material representations or warranties or obligations under the Merger Agreement, subject to a 60 day cure period.

     If the Merger Agreement is terminated under certain circumstances, the Company will be obligated to pay $35,000,000 to Merger Sub less amounts paid under the expense reimbursement provision of the Merger Agreement (which amounts cannot exceed $4,000,000). See "THE MERGER AGREEMENT--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     It is generally anticipated that each shareholder will recognize capital gain or loss equal, in each case, to the difference between the cash proceeds received pursuant to the Merger and the shareholder's adjusted tax basis in the CommNet Common Stock surrendered in exchange therefor. For a more detailed summary of the material U.S. federal income tax consequences of the Merger, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT HOLDERS OF COMMNET COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

DISSENTING SHAREHOLDERS' RIGHTS

     Under Colorado law, shareholders of the Company who provide a written notice of intention to demand payment to the Company prior to the Special Meeting and who do not vote in favor of the Proposal ("Dissenting Shares") are entitled to receive fair value for their shares of CommNet Common Stock and may be entitled to an appraisal by the state district court of the fair value of such shares, provided that they comply with all requirements under Colorado law. TO PERFECT THEIR DISSENTERS' RIGHTS, COMMNET SHAREHOLDERS MUST COMPLY WITH ALL CONDITIONS WHICH ARE SUMMARIZED UNDER "DISSENTING SHAREHOLDERS' RIGHTS" AND ARE SET FORTH IN SECTIONS 7-113-101 THROUGH 7-113-302 OF THE COLORADO BUSINESS CORPORATION ACT ("CBCA"), WHICH ARE REPRODUCED AS ANNEX IV TO THIS PROXY STATEMENT. See "DISSENTING SHAREHOLDERS' RIGHTS."

                      SELECTED CONSOLIDATED FINANCIAL DATA
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following selected consolidated financial data as of and for each of the five years in the period ended September 30, 1998 are derived from consolidated financial statements of the Company. The financial statements for the years 1994 through 1997 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the year 1998 have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the nine months ended June 30, 1999 and 1998 are derived from the unaudited financial statements of the Company, which, in the opinion of the Company, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. Operating results for the nine months ended June 30, 1999 are not necessarily indicative of the results that may be achieved for the fiscal year ending September 30, 1999. The data should be read in conjunction with the financial statements and other financial information included or incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                                                                        NINE MONTHS
                                                                                                                        ENDED JUNE
                                                                        YEARS ENDED SEPTEMBER 30,                           30,
                                                      --------------------------------------------------------------    -----------
                                                         1998         1997         1996         1995         1994          1999
                                                      ----------   ----------   ----------   ----------   ----------    -----------
STATEMENT OF OPERATIONS DATA(1):
Revenues............................................  $  171,435   $  150,867   $  115,196   $   89,844   $   61,360    $   144,935
 Costs and expenses (net of amounts allocated to
   affiliates):
 Cellular operations................................     100,905       94,497       76,123       68,929       50,856         83,972
 Corporate..........................................      23,310         (985)         880        1,327          406          3,019
 Total depreciation and amortization................      26,636       22,116       19,750       16,655       11,578         21,346
 Write-down of investment in cellular system
   equipment........................................          --           --           --           --        3,117              0
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Operating income (loss).............................      20,584       35,239       18,443        2,933       (4,597)        36,598
Equity in net income (loss) loss of affiliates......       5,127       (7,589)      (1,636)      (5,028)      (5,092)         4,629
Minority interest in net income of consolidated
 affiliates.........................................      (5,701)      (2,964)      (1,123)        (964)        (544)        (3,025)
Gains (losses) on sales of affiliates and other.....          --          350         (250)      19,471        3,912              0
Amortization of deferred costs......................      (2,651)      (1,072)      (2,090)        (940)      (1,072)        (2,465)
Interest expense....................................     (49,212)     (29,464)     (28,208)     (26,044)     (21,339)       (43,896)
Interest income.....................................       4,876        6,532       10,468       13,046       12,081          2,148
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Income (loss) before income taxes and extraordinary
 charge.............................................     (26,977)       1,032       (4,396)       2,474      (16,651)        (6,011)
Income tax expense..................................          --           --           --          400          100            597
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Income (loss) before extraordinary charge...........     (26,977)       1,032       (4,396)       2,074      (16,751)        (6,608)
Extraordinary charge................................     (33,500)          --           --       (2,012)          --              0
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Net income (loss)...................................  $  (60,477)  $    1,032   $   (4,396)  $       62   $  (16,751)   $    (6,608)
                                                      ----------   ----------   ----------   ----------   ----------    -----------
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Basic and diluted income (loss) per common share
 before extraordinary charge........................  $     (.68)  $      .01   $     (.06)  $      .03   $     (.29)   $     (0.29)
Extraordinary charge................................        (.85)          --           --         (.03)          --             --
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Basic and diluted net income (loss) per common
 share..............................................  $    (1.53)  $      .01   $     (.06)  $       --   $     (.29)   $     (0.29)
                                                      ----------   ----------   ----------   ----------   ----------    -----------
                                                      ----------   ----------   ----------   ----------   ----------    -----------
Weighted average shares outstanding.................  39,397,393   68,835,650   68,636,015   60,767,960   57,885,755     22,662,985
                                                      ----------   ----------   ----------   ----------   ----------    -----------
                                                      ----------   ----------   ----------   ----------   ----------    -----------
BALANCE SHEET DATA (END OF PERIOD)(1):
Working capital.....................................  $   38,065   $   15,840   $   16,246   $   39,911   $   25,525    $     3,200
Investments in and advances to affiliates...........      33,637       47,211       57,245       56,919       61,909         27,080
Net property and equipment..........................     154,598      143,875      118,099      105,289       79,918        168,062
Total assets........................................     384,752      352,916      331,837      325,668      282,638        432,337
Long-term debt......................................     682,999      250,852      245,845      246,357      243,913        727,536
Total liabilities...................................     720,200      291,016      268,855      267,012      266,731        774,022
Shareholders' equity (deficit)(2)...................    (335,448)      61,900       62,982       58,656       15,906       (341,685)


                                                      NINE MONTHS
                                                      ENDED JUNE
                                                          30,
                                                      -----------
                                                         1998
                                                      -----------
STATEMENT OF OPERATIONS DATA(1):
Revenues............................................  $   116,623
 Costs and expenses (net of amounts allocated to
   affiliates):
 Cellular operations................................       74,237
 Corporate..........................................       23,002
 Total depreciation and amortization................       20,184
 Write-down of investment in cellular system
   equipment........................................            0
                                                      -----------
Operating income (loss).............................         (800)
Equity in net income (loss) loss of affiliates......        2,700
Minority interest in net income of consolidated
 affiliates.........................................       (3,149)
Gains (losses) on sales of affiliates and other.....            0
Amortization of deferred costs......................       (2,043)
Interest expense....................................      (33,858)
Interest income.....................................        3,888
                                                      -----------
Income (loss) before income taxes and extraordinary
 charge.............................................      (33,262)
Income tax expense..................................            0
                                                      -----------
Income (loss) before extraordinary charge...........      (33,262)
Extraordinary charge................................      (33,500)
                                                      -----------
Net income (loss)...................................  $   (66,762)
                                                      -----------
                                                      -----------
Basic and diluted income (loss) per common share
 before extraordinary charge........................  $     (0.74)
Extraordinary charge................................        (0.74)
                                                      -----------
Basic and diluted net income (loss) per common
 share..............................................  $     (1.48)
                                                      -----------
                                                      -----------
Weighted average shares outstanding.................   45,041,049
                                                      -----------
                                                      -----------
BALANCE SHEET DATA (END OF PERIOD)(1):
Working capital.....................................  $    33,515
Investments in and advances to affiliates...........       40,756
Net property and equipment..........................      144,510
Total assets........................................      377,274
Long-term debt......................................      682,999
Total liabilities...................................      716,840
Shareholders' equity (deficit)(2)...................     (339,566)

- ------------------
(1) Markets in which the Company holds a greater than 50% net interest are reflected on a consolidated basis in the Company's consolidated financial statements. Markets in which the Company holds a net interest which is 50% or less but 20% or greater are accounted for under the equity method. Markets in which the Company holds a less than 20% interest are accounted for under the cost method. The following table sets forth the number of markets and relevant accounting methods at the end of each of the last five fiscal years and at the end of the nine months ended June 30, 1999 and 1998.

                                                                                                                        NINE
                                                                                                                       MONTHS
                                                                                                                       ENDED
                                                                                                                        JUNE
                                                                                 YEARS ENDED SEPTEMBER 30,               30,
                                                                          ----------------------------------------     ------
                                                                          1998     1997     1996     1995     1994     1999
                                                                          ----     ----     ----     ----     ----     ------
Consolidated..........................................................     48       46       46       45       42        49
Equity................................................................     17       18       18       20       35        16
Cost..................................................................     17       18       18       18       18        17
                                                                           --       --       --       --       --        --
Total.................................................................     82       82       82       83       95        82
                                                                           --       --       --       --       --        --
                                                                           --       --       --       --       --        --


                                                                         NINE
                                                                        MONTHS
                                                                         ENDED
                                                                         JUNE
                                                                          30,
                                                                        ------
                                                                         1998
                                                                        ------
Consolidated..........................................................    46
Equity................................................................    18
Cost..................................................................    18
                                                                          --
Total.................................................................    82
                                                                          --
                                                                          --

(2) No cash dividends were declared or paid during any period presented.

                         PRICE OF COMMNET COMMON STOCK

     CommNet Common Stock is traded on the Nasdaq National Market under the symbol "CELS." The following table sets forth the range of high and low sale prices of CommNet Common Stock, as adjusted for the 5 for 1 stock split on May 7, 1998, for each fiscal quarter since October 1, 1997. The Company's first fiscal quarter ends December 31, the second fiscal quarter ends March 31, the third fiscal quarter ends June 30 and the fourth fiscal quarter ends
September 30.

                                                                                                            HIGH        LOW
                                                                                                           -------    -------
FISCAL YEAR 1997
  First Quarter.........................................................................................   $ 6.250    $ 5.425
  Second Quarter........................................................................................     5.900      4.875
  Third Quarter.........................................................................................     7.000      4.725
  Fourth Quarter........................................................................................     7.100      6.875
FISCAL YEAR 1998
  First Quarter.........................................................................................     7.200      6.650
  Second Quarter........................................................................................    10.000      7.075
  Third Quarter.........................................................................................    19.400      8.500
  Fourth Quarter........................................................................................    14.625      7.000
FISCAL YEAR 1999
  First Quarter.........................................................................................    12.938      6.000
  Second Quarter........................................................................................    17.000     12.500
  Third Quarter.........................................................................................    26.688     15.000
  Fourth Quarter (through 9/27/99)......................................................................    32.500     25.625

     On July 16, 1999, the last trading day before public announcement of the execution of the Merger Agreement, the last sale price of CommNet Common Stock on Nasdaq was $30.25 per share. On September 27, 1999, the most recent practicable date prior to the distribution of this Proxy Statement, the last sale price of CommNet Common Stock on Nasdaq was $31.125 per share. CommNet shareholders should obtain current market prices for CommNet Common Stock. The Company has not paid cash dividends on CommNet Common Stock and does not anticipate that any cash dividends will be paid in the foreseeable future.

                                  THE COMPANY

     As used in this Proxy Statement, the term "RSA" means the Cellular Geographic Service Area ("CGSA") within a Rural Service Area, as defined by the FCC, for which CommNet or its affiliates hold the cellular telephone license issued by the FCC ("the cellular license"), and the term "MSA" means the CGSA within a Metropolitan Statistical Area, as defined by the FCC, for which the Company or its affiliates hold the cellular license. As used herein, "pops" means the estimated total 1998 population of an MSA or RSA CGSA, based upon Information Decision Systems population estimates. "Net Company pops" means an MSA's or RSA's pops multiplied by the Company's net ownership interest in an entity licensed by the FCC to operate a cellular telephone system in that MSA or RSA. An MSA or RSA is referred to herein as a "market," and a market served by a cellular telephone system that is managed, directly or indirectly, by the Company is referred to herein as a "managed market." The radio signal from the Company's managed systems covers virtually all of the pops within the managed markets. The number of pops does not represent the current number of users of cellular services and is not necessarily indicative of the number of users of cellular services in the future.

     The Company operates, manages and finances cellular telephone systems, primarily in rural markets in the mountain and plains regions of the United States. The Company's cellular interests currently represent approximately 3,891,000 net Company pops in 83 markets located in 14 states. These markets consist of 72 RSA markets having a total of 5,271,000 pops and 11 MSA markets having a total of 1,621,000 pops, of which the Company's interests represent 3,089,000 net Company pops and 801,000 net Company pops, respectively. Systems in which the Company holds an interest constitute one of the largest geographic collections of contiguous cellular markets in the United States.

     The Company was formed to acquire cellular interests through participation in the licensing process conducted by the FCC. In order to participate in that process, the Company formed affiliates which originally were owned at least 51% by one or more independent telephone companies ("telcos") and no more than 49% by the Company. In exchange for the Company's 49% interest, the Company offered to sell shares of CommNet Common Stock to the telcos and agreed to provide financing to the affiliates. The Company subsequently purchased additional interests in many of such affiliates, as well as in additional cellular properties. The Company currently manages 56 of the 83 markets in which it holds an interest and owns a greater than 50% interest in 49 of its 56 managed markets. The Company provides capital and financing to entities holding interests representing approximately 4,591,000 pops, of which 3,891,000 are included in net Company pops and 700,000 are attributable to parties other than the Company.

     Since completion of the licensing process, the Company has concentrated on creating an integrated network of contiguous cellular systems comprised of markets which are managed by the Company. The network currently consists of 56 markets (49 RSA and 7 MSA markets) spanning nine states and represents approximately 4,281,000 pops and 3,534,000 net Company pops. As of June 30, 1999, the RSA and MSA managed markets had 293,372 and 74,496 subscribers, respectively.

     The Company believes that certain demographic characteristics of the rural marketplace should further facilitate commercial exploitation of the network. As compared to urban residents, rural residents travel greater distances by personal vehicle and have access to fewer public telephones along drive routes. The Company believes that these factors will sustain demand for mobile telecommunication service in the rural marketplace. These same factors produce roaming revenues that are higher as a percentage of total revenues than would likely be the case in more densely populated urban areas. In-roaming revenues tend to produce higher margins because roaming calls on average are priced at higher rates than local calls and because there are no associated sales commission costs. Future in-roaming revenue growth will be contingent upon the Company's ability to attract and serve customers of new wireless companies, not necessarily in markets owned or operated by the Company in rural areas, but in densely populated adjacent markets where there may be as many as eight wireless providers, including possibly six PCS operators.

     On February 10, 1998, the Company consummated a recapitalization whereby AV Acquisition Corp., ("AV Acquisition"), a subsidiary of Blackstone CCI Capital Partners L.P., a Delaware limited partnership ("Blackstone CCI") affiliated with Blackstone Management Associates II L.L.C., a Delaware limited liability company ("Blackstone"), was merged into the Company (the "1997 Merger") pursuant to an Agreement and Plan of Merger dated as of May 27, 1997 (the "1997 Merger Agreement"). At the effective time of the 1997 Merger, each share of CommNet Common Stock issued and outstanding (other than those shares described below) was converted, at the election of the holder thereof and subject to the terms of the 1997 Merger Agreement, into either (a) the right to receive $36.00 in cash or (b) the right to retain one fully paid and nonassessable share of CommNet Common Stock. The following shares of CommNet Common Stock were not subject to conversions pursuant to the 1997 Merger: shares of CommNet Common Stock held by Blackstone CCI, and partnerships affiliated with Blackstone that acquired interests in AV Acquisition prior to the consummation of the 1997 Merger, AV Acquisition, and any wholly-owned subsidiary of the Company or any wholly-owned subsidiary of AV Acquisition; fractional shares that were converted to cash; and shares of CommNet Common Stock in respect of which dissenters' rights had been properly exercised. The election to retain CommNet Common Stock was subject to proration so that, following the 1997 Merger, 2,943,055 shares (representing approximately 4% of the issued and outstanding CommNet Common Stock) were retained by existing shareholders of the Company, representing approximately 13% of the shares of the Company issued and outstanding immediately after the 1997 Merger. The shares of CommNet Common Stock owned by Blackstone CCI and the other shareholders of AV Acquisition represented approximately 87% of the shares of the Company issued and outstanding after the Merger, resulting in such shareholders of AV Acquisition becoming the controlling shareholders of the Company. Blackstone CCI and the other shareholders have contributed all shares of CCI Common Stock owned by each such shareholder to BCP CommNet in exchange for a percentage of Class A partnership interests in BCP CommNet equal to the proportionate number of shares of CCI Common Stock such shareholder contributed relative to the aggregate number of shares contributed by all of the shareholders.

     In addition, on February 10, 1998, the Company repurchased approximately $176,600,000 of the approximately $176,700,000 aggregate principal amount of its 11 3/4% Senior Subordinated Discount Notes and all of the $80,000,000 aggregate principal amount of its 11 1/4% Subordinated Notes, and repaid the entire amount of indebtedness under the Consolidated Loan Agreement dated as of September 6, 1995 among Cellular, Inc. Financial Corporation, a direct wholly owned subsidiary of the Company, CoBank ACB, as agent and the several lenders party thereto. The 1997 Merger, debt repayment, and payment of certain costs and expenses of the 1997 Merger were funded through borrowings under a new $760,000,000 senior bank credit facility with the Chase Manhattan Bank as administrative agent and collateral agent, Chase Manhattan Bank Delaware as fronting bank, and a consortium of lenders.

     In April 1999, the Company purchased an additional 11.84% interest in one managed RSA market for approximately $2 million in cash.

     In June 1999, fifteen nonmanaged RSAs in Kansas in which the Company holds a 3.07% interest entered into a merger agreement with Alltel Corporation. If consummated, the Company will receive 213,607 shares of Alltel Corporation common stock. Also in June 1999, the Company entered into a definitive agreement to sell its interests in four managed RSA markets and a portion of its interest in a fifth managed RSA market in Iowa for approximately $83.3 million in cash and repayment of debt totaling approximately $3.4 million. In addition, in July 1999, the Company entered into a definitive agreement to purchase all of the independent telco interests in one managed MSA market and three managed RSA markets in Colorado for approximately $17.5 million in cash and assumption and forgiveness of $5.3 million of debt. Closing of these transactions is subject to regulatory and other approvals.

     In July 1999, the Company purchased an additional 51% interest in one managed RSA market in Colorado for 190,360 shares of the Company's stock valued at approximately $5,271,000.

                                 THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

     At the Special Meeting, the shareholders of CommNet will consider and vote upon the Proposal to approve and adopt the Merger Agreement, including the Merger, pursuant to which Merger Sub will merge with and into the Company.

     The Merger Agreement provides that, following the approval of the Proposal by a vote of a majority of the outstanding shares of CommNet Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into the Company, and the Company will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Vodafone AirTouch. Upon consummation of the Merger, each issued and outstanding share of CommNet Common Stock issued and outstanding immediately prior to the Effective Time (together with the associated Right) (other than shares owned by Parent or any Subsidiary of Parent including Merger Sub, or by CommNet, or Dissenting Shares (as defined herein)) shall be converted into the right to receive the Merger Consideration. See "THE MERGER AGREEMENT--Effect of the Merger."

REQUIRED VOTE

     Approval of the Proposal will require the affirmative vote of a majority of the outstanding shares of CommNet Common Stock held by shareholders entitled to vote on the Record Date. Pursuant to and subject to the terms of the Voting Agreement between Parent and BCP CommNet, the owner of approximately 86.18% of the outstanding shares of CommNet Common Stock, BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the adoption of the Merger Agreement. Accordingly, the vote of BCP CommNet is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder. See "THE VOTING AGREEMENT."

     As of the Record Date, directors and executive officers of the Company were beneficial owners of an aggregate of 1,556,825 shares of CommNet Common Stock (approximately 6.38% of the outstanding shares), 23,580 shares of which were represented by immediately exercisable options which are not entitled to vote. The directors and executive officers of the Company have indicated that they intend to vote their shares of CommNet Common Stock in favor of the Proposal. In addition, four of the eight members of the Board are employees or members of affiliates of BCP CommNet, the owner of 19,695,835 shares (approximately 86.17% of the outstanding shares) of CommNet Common Stock as of the Record Date. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

VOTING AND REVOCATION OF PROXIES

     Shares of CommNet Common Stock that are entitled to vote and are represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, shares represented by such Proxy will be voted FOR the Proposal. The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Special Meeting by (i) attending and voting in person at the Special Meeting, (ii) giving notice of revocation of the Proxy at the Special Meeting, or (iii) delivering to the Secretary of CommNet (a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Special Meeting, bearing a date later than the Proxy previously executed. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of Proxies should be addressed as follows: CommNet Cellular Inc., 8350 East Crescent Parkway, Suite 400, Englewood,

Colorado 80111, Attention: Secretary, and must be received before the taking of the vote at the Special Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of CommNet Common Stock at the close of business on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on September 27, 1999, the Company had outstanding and entitled to vote 22,856,345 shares of CommNet Common Stock. Shares of CommNet Common Stock represented by Proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

     The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Pursuant to the terms of the Voting Agreement, BCP CommNet has agreed to be present, in person or by proxy, at the Special Meeting. Because BCP CommNet is the holder of approximately 86.17% of the outstanding shares of CommNet Common Stock, such shares are sufficient to establish a quorum at the Special Meeting. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Proposal. Because the vote on the Proposal requires the approval of a majority of the outstanding shares of CommNet Common Stock, abstentions will have the same effect as a negative vote on the Proposal.

DISSENTER'S RIGHTS

     Each holder of CommNet Common Stock has a right to dissent from the Merger and, if the Merger is consummated, to receive fair value for his or her shares in cash by complying with the provisions of Colorado law, including
Sections 7-113-101 through 7-113-302 of the CBCA. To exercise such rights, a CommNet shareholder must: (i) deliver to the Company before the vote at the Special Meeting a written notice of his or her intent to demand payment for his or her shares; (ii) either vote against the Proposal or abstain from voting with respect to the Proposal; and (iii) comply with the provisions set forth in the CBCA following the Special Meeting. A vote against the Proposal will not in and of itself constitute a written demand for dissenters' rights satisfying the requirements of the CBCA. The full text of Sections 7-113-101 through 7-113-302 of the CBCA is attached as Annex IV hereto. See "DISSENTING SHAREHOLDERS' RIGHTS" for a further discussion of such rights.

SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from shareholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Corporate Investor Communications will assist in the distribution of Proxies by the Company for an estimated fee of $2,000 plus reasonable out-of-pocket expenses.

     If you have any questions or require additional material, please call Boston Equiserve at 1-800-426-5523.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. See "THE MERGER AGREEMENT--Conversion of Shares; Procedures for Exchange of Certificates."

BACKGROUND OF THE MERGER

     In February 1999, Arnold C. Pohs, the Chairman of the Board and Chief Executive Officer of the Company, was contacted separately by two telephone companies (other than Vodafone AirTouch) regarding the possibility of exploring a business combination transaction with the Company.

     At a regularly scheduled meeting held on February 18, 1999, Mr. Pohs informed the Board of the contacts from these two companies. The Board discussed these contacts in light of the Company's strategic plans. Following the February 18 meeting, the Company determined that it would be appropriate to engage Morgan Stanley as its financial advisor to assist it in evaluating strategic alternatives.

     At a meeting held in early March, members of the Company's senior management and representatives from Morgan Stanley and The Blackstone Group L.P., an affiliate of the Company's 86% shareholder, reviewed the Company's market valuation and the trading performance of the CommNet Common Stock and discussed alternatives for enhancing shareholder value, including acquisitions and possible business combinations. At the meeting, Morgan Stanley presented an approach for soliciting offers from potential purchasers. Morgan Stanley was instructed by the Company's senior management to plan a targeted auction process that would obtain the highest value for the Company if it decided to proceed with a business combination transaction.

     The auction would be structured as a two-step process that initially solicited non-binding indications of interest. Thereafter, selected potential bidders would be invited to conduct due diligence on the Company, including reviewing documents in a data room and attending management presentations. Morgan Stanley and the Company, based upon their collective experience and knowledge of the telecommunications industry, compiled a list of prospective strategic and financial purchasers who would be contacted regarding their potential interest in a possible transaction. Morgan Stanley also assisted the Company in preparing a confidential memorandum describing the Company for use in discussions with prospective purchasers (the "Descriptive Memorandum").

     The Company and Morgan Stanley began to contact potential purchasers in April 1999. Initial contacts made with potential purchasers consisted of a brief discussion of the Company's possible interest in engaging in a business combination and an inquiry as to whether the potential purchaser would be interested in receiving further information. Morgan Stanley then sent a package of publicly available information regarding the Company to 18 potential purchasers that indicated an interest in pursuing a possible transaction. Following its execution of a confidentiality agreement, each of the 18 potential bidders, including Vodafone AirTouch, was sent the Descriptive Memorandum.

     On May 7, 1999, Morgan Stanley sent letters to the 18 potential purchasers seeking preliminary non-binding indications of interest by May 21, 1999 and outlining procedures for conducting due diligence. On May 21, 1999, the Company received six written indications of interest from potential strategic purchasers one of which was a joint bid by two bidders (the "Joint Bidder"). Vodafone AirTouch indicated a purchase price of $20.00 per share. The remaining bids (some of which contained ranges) were from $19.80 per share to $28.00 per share.

     During the month of June, representatives of four of the remaining six potential purchasers conducted a due diligence review of various legal, financial and accounting matters with respect to the Company.

     On June 17, 1999, Morgan Stanley sent a letter to each of the four bidders that continued to express an interest in acquiring the Company following its initial due diligence, including Vodafone AirTouch and the Joint Bidder. The letter requested that each bidder submit a "final binding offer", including the aggregate amount of cash consideration offered by such potential purchaser and the key terms and conditions of its bid, on July 9, 1999. The letter also stated that such offers should not be conditioned on financing, additional corporate approvals or additional due diligence and that such offers should remain open until August 9, 1999. The letter was accompanied by a merger agreement and the potential purchasers were instructed to submit any comments thereon with their final offers. Subsequently, the four bidders were sent a proposed voting agreement containing BCP CommNet's obligation to vote for the transaction.

     On the afternoon of July 9, Vodafone AirTouch and the Joint Bidder each submitted a binding offer to the Company and Morgan Stanley. The two other remaining potential purchasers had declined to make a final bid. The Vodafone AirTouch proposal (the "Vodafone AirTouch Proposal") contemplated an all cash merger transaction pursuant to which a subsidiary of Vodafone AirTouch would acquire all of the outstanding CommNet Common Stock for $29.50 per share in cash, plus annual interest of 8% compounded daily from the date of signing until the closing of the transaction. The Vodafone AirTouch Proposal indicated that it was not subject to any financing conditions and that the offer had been approved by the Vodafone AirTouch board of directors. The Vodafone AirTouch Proposal stated that it would expire on August 10, 1999. The Company, together with Morgan Stanley and Simpson Thacher & Bartlett ("Simpson Thacher"), counsel to the Company, reviewed the Vodafone AirTouch Proposal, including Vodafone's comments to the merger agreement and the voting agreement, over the course of the next several days and representatives of Morgan Stanley and Vodafone AirTouch had additional conversations concerning the terms of the Vodafone AirTouch Proposal during that period.

     As a result of these conversations, Vodafone AirTouch delivered to Morgan Stanley a revised bid on July 14, 1999 in which it confirmed its offer to purchase the Company and increased the price per share offered from $29.50 to $31.00, in each case plus 8% annual interest from the date of signing until the closing of the transaction. In response to concerns raised by the Company, in its revised proposal Vodafone AirTouch agreed that general industry and economic changes would be excluded from any determination as to whether there had been a material adverse change in the Company and agreed to reduce the scope of the representations and warranties to be given by the Company.

     The Joint Bidder proposal (the "Joint Bidder Proposal") contemplated an all cash merger transaction pursuant to which a subsidiary of a newly formed entity, equally owned by the two entities comprising the Joint Bidder, would acquire all of the outstanding CommNet Common Stock for $29.5235 per share in cash, plus annual interest of 8% from January 1, 2000 until the closing of the transaction. The purchase price offered by the Joint Bidder was based on certain assumptions, including the amount of transaction fees and expenses, the value of the payout to the Company's option holders upon consummation of a transaction and the number of outstanding shares of CommNet Common Stock. The Joint Bidder Proposal also contained certain conditions, including with respect to the financing of the transaction and the approval of the board of directors of one of the entities comprising the Joint Bidder, which approval was scheduled for consideration by such entity's board on July 21, 1999. The Joint Bidder Proposal indicated that it would expire on July 26, 1999 and provided that the closing of the transaction could not occur before February 1, 2000. The Company, together with Morgan Stanley and Simpson Thacher, reviewed the Joint Bidder Proposal, including the Joint Bidder's comments to the proposed merger agreement and voting agreement, over the course of the next several days, and Morgan Stanley and the Joint Bidder had additional conversations concerning the terms of the Joint Bidder Proposal during that period.

     As a result of these conversations, the Joint Bidder delivered to Morgan Stanley a revised bid on July 14, 1999 in which it confirmed its offer to purchase the Company and increased the price per share offered from $29.5235 to $32.35, in each case plus 8% annual interest from January 1, 2000 until the closing of the transaction. While the revised Joint Bidder Proposal removed the contractual financing condition contained in its initial offer, the financing of the transaction was still subject to contingencies. The entity that the Joint Bidder proposed would enter into the Merger Agreement with the Company was a shell entity with no operations or assets. Neither of the Joint Bidders were willing to guarantee the performance of the shell under the agreement. Moreover,
(i) no documentation was provided by the Joint Bidders with respect to their commitment to provide equity to the shell, (ii) one of the Joint Bidders needed debt financing to fund its potential investment in the Joint Bidder and the proposed commitment letter relating to such debt financing contained "market out" and broad material adverse effect conditions and (iii) the Joint Bidder needed debt financing to fund its potential acquisition of the Company and the proposed commitment letter relating to such debt financing contained "market out" and broad material adverse effect conditions.

     In addition, the Joint Bidder Proposal, as revised, contained several significant changes to the proposed Merger Agreement not included in the revised Vodafone AirTouch Proposal that were detrimental to the Company, including the
(i) deletion of the "fiduciary out" provisions, (ii) prohibition on closing the transaction between December 10, 1999 and January 4, 2000, (although the Joint Bidder no longer required that a closing not occur prior to February 1, 2000) and (iii) addition of certain significant covenants governing the Company's operation between signing and closing. The "fiduciary out" provisions, which Vodafone AirTouch's proposal modified but did not eliminate, would allow the Company, subject to certain conditions, to provide information to, and negotiate with, a third party which makes an unsolicited proposal to acquire the Company and to terminate the Merger Agreement if the Company's Board approves a Superior Proposal (as defined below), subject to payment of a termination fee. Upon termination of the Merger Agreement, the Voting Agreement would terminate thereby allowing BCP CommNet to vote its controlling interest in the Company in favor of the Superior Proposal.

     Following the receipt of the revised proposals from Vodafone AirTouch and the Joint Bidder, the Company, with the assistance of Morgan Stanley and Simpson Thacher, compared the revised proposals and determined that Vodafone AirTouch's proposal was more favorable to the Company and that the Company should continue negotiations with Vodafone AirTouch. Although the Joint Bidder's $32.35 per share price was nominally higher than Vodafone's $31.00 per share price, interest on the $31.00 per share Vodafone AirTouch Proposal would begin to accrue upon signing of the Merger Agreement, but interest on the $32.35 per share Joint Bidder Proposal would not begin to accrue until January 1, 2000. In light of the need to obtain FCC approval for the transaction, the Company estimated that the transaction would not reasonably be expected to close for at least five months. Accordingly, in comparing the two bids, the Vodafone AirTouch Proposal actually represented an offer of approximately $32.00 per share, with the additional $1.00 per share representing the estimated accrued interest between the signing of the Merger Agreement and a closing five months later. The Company and its representatives also noted that Vodafone AirTouch's proposal had a higher probability of being consummated because of the financing contingencies associated with the Joint Bidder's proposal and the need to obtain the approval of the board of directors of one of the Joint Bidders.

     On July 16, 1999, Simpson Thacher, after consultations with the Company and Morgan Stanley, delivered a revised Merger Agreement to Vodafone AirTouch which responded to the markup of the Merger Agreement contained in the Vodafone AirTouch Proposal, as revised by the July 14 letter. Later that day, the Company and Simpson Thacher negotiated the terms of the Merger Agreement with Vodafone AirTouch. The negotiations included the scope of the termination provisions, including the amount of the termination fee payable to Vodafone AirTouch if the Merger Agreement were terminated by the Company under certain circumstances.

     A meeting of the Company's Board was held on July 18, 1999 to consider the Merger Agreement and the Merger. All members of the Board participated in the meeting. Colorado counsel to the Company and Simpson Thacher discussed with the Board its duties in evaluating the proposed transaction. Morgan Stanley then reviewed the process by which it had sought and contacted potential buyers for the Company and the manner in which it conducted the auction. Morgan Stanley also provided the Board with a review of the principal economic terms of each of the six initial proposals and the final proposals received from Vodafone AirTouch and the Joint Bidder. Morgan Stanley also made a presentation to the Board concerning its analysis of the fairness of the Merger to the Company's shareholders from a financial point of view. See "--Opinion of Morgan Stanley."

     Following discussion, Morgan Stanley delivered its oral opinion (which was subsequently confirmed in writing) that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the consideration to be received by the holders of CommNet Common Stock in the Merger, other than Parent and its affiliates, was fair from a financial point of view to such holders. See "--Opinion of Morgan Stanley."

     Simpson Thacher then discussed with the Board the material provisions of the Merger Agreement and the Voting Agreement, and compared them to the terms of the revised Joint Bidder Proposal. Morgan Stanley indicated that Vodafone AirTouch's proposed termination fee of $35 million would not meaningfully impair the possibility of a superior alternative transaction.

     The members of the Board then entered into a discussion concerning the terms of the Merger Agreement, including posing questions to the Company's management and advisors. The Board also considered the factors discussed below under "--Recommendation of the Board of Directors; Reasons for the Merger." Following this discussion, the Board unanimously adopted resolutions (i) determining that the

Merger Agreement and the transactions contemplated thereby, including the Merger, taken together are fair to and in the best interests of the shareholders of the Company, (ii) approving the execution and delivery of the Merger Agreement and the performance by the Company of its obligations thereunder and the execution and delivery of all other agreements ancillary thereto and
(iii) recommending to the shareholders of the Company the approval of the Merger Agreement and the consummation of the transactions contemplated thereby.

     On the evening of July 18, the Merger Agreement was executed and delivered by the Company and Vodafone and on the morning of July 19, the Company and Vodafone AirTouch issued a joint press release announcing the proposed Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board has unanimously adopted and approved the Merger Agreement and has determined that the Merger is fair to and in the best interests of the Company and its shareholders and recommends that holders of CommNet Common Stock vote FOR approval and adoption of the Merger Agreement. In the course of reaching its decision to adopt and approve the Merger Agreement and the Merger, the Board consulted with the Company's legal and financial advisors and considered a number of factors, including, among others, the following principal factors which were material to the Board's decision:

     o the fact that Morgan Stanley conducted a broad-based search for potential acquirors, including identifying all potential strategic bidders (a large proportion of which were included in the pool of potential bidders) which resulted in a two-step auction and the Merger Consideration, together with the other terms of the Merger Agreement, represented the most favorable alternative available to the Company;

     o the opinion of Morgan Stanley delivered at the July 18, 1999 meeting of the Board to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the proposed consideration to be received by the holders of CommNet Common Stock in the Merger, other than Parent and its affiliates, is fair from a financial point of view to such holders, and the presentation of Morgan Stanley at the July 18, 1999 Board meeting in connection with its opinion. See "--Opinion of Morgan Stanley";

     o the premium represented by the approximately $32.00 per share price (consisting of $31 per share plus 8% annual interest from the date of signing until the closing of the Merger estimated to be five months later) to be received by shareholders of the Company over the trading price of the CommNet Common Stock (5.8% over the closing market price on the last trading day prior to public announcement of the Merger; 11.7% over the closing market price one week prior to public announcement of the Merger; and 32.3% over the closing market price one month prior to public announcement of the Merger);

     o the ability of the Company, subject to certain conditions (i) to provide information to, and negotiate with, a third party which has made an unsolicited Acquisition Proposal and (ii) to terminate the Merger Agreement if the Company's Board approves a Superior Proposal, subject to payment of a termination fee in an amount which the Company's Board and its financial advisor believed would not preclude the possibility of a competing transaction;

     o the relatively limited number of closing conditions which provides increased certainty that the Merger will be consummated, including the absence of a financing condition and the exclusion from the material adverse effect condition of changes affecting companies in the cellular telephone industry generally and those resulting from general economic conditions;

     o the other terms and conditions of the Merger Agreement; and

     o the existence and terms of the Voting Agreement.

     In its deliberations regarding the adoption and approval of the Merger Agreement and the Merger, the Board also considered the possibility that the Company might be sold for a higher price at some time in the future and the fact that certain directors and executive officers of the Company may have interests that present them with potential conflicts of interest in connection with the Merger. See "--Interests of Certain Persons in the Merger."

     The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but is believed to include all material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. In the course of its deliberations, the Board did not establish a range of values for the Company; however, based on the factors outlined above and on the presentation and opinion of Morgan Stanley, the Board determined that the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders and recommended shareholder vote FOR the adoption of the Merger Agreement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF MORGAN STANLEY

     Under a letter agreement dated as of June 4, 1999, Morgan Stanley was engaged to provide financial advisory services to CommNet. Morgan Stanley was selected by the CommNet Board to act as its financial advisor for the merger based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of CommNet. On July 18, 1999, Morgan Stanley delivered its oral opinion to the CommNet Board that, as of such date, the consideration to be received by the holders of shares of common stock pursuant to the Merger Agreement was fair from a financial point of view to the CommNet shareholders other than Parent and its affiliates. Morgan Stanley later confirmed its oral opinion in writing by delivery of its written opinion dated July 18, 1999, which stated the considerations and assumptions upon which Morgan Stanley's oral opinion was based.

     The full text of the opinion dated July 18, 1999, which sets forth assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix III to this proxy statement. CommNet shareholders are urged to read the entire opinion. Morgan Stanley's written opinion is directed to the CommNet Board and only addresses the fairness of the consideration to be received by the holders of shares of common stock pursuant to the Merger Agreement from a financial point of view as of the date of the opinion. Morgan Stanley's written opinion does not address any other aspect of the Merger and does not constitute a recommendation to any CommNet shareholder as to how to vote at the Special Meeting. This summary of the opinion is qualified in its entirety by reference to the opinion's full text.

     In arriving at Morgan Stanley's written opinion, Morgan Stanley, among other things:

     o reviewed certain publicly available financial statements and other information of CommNet;

     o reviewed and discussed certain internal financial statements and other financial and operating data concerning CommNet prepared by the management of the Company;

     o analyzed certain financial projections prepared by the management of CommNet;

     o discussed the past and current operations and financial conditions and the prospects of CommNet with senior executives of the Company;

     o reviewed the reported prices and trading activity for the CommNet Common Stock;

     o compared the financial performance of the Company and the prices and trading activity of the CommNet Common Stock with that of certain other comparable publicly traded companies and their securities;

     o reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     o participated in discussions and negotiations among representatives of the Company and Parent and their legal advisors in connection with the Merger;

     o reviewed the Merger Agreement and certain related documents; and

     o performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     Morgan Stanley has assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor has it been furnished with any such appraisals. Morgan Stanley has assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated July 18, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Morgan Stanley used financial estimates for CommNet developed by management of the Company in performing some of its analyses.

     Historical Public Market Trading Value. Morgan Stanley reviewed the recent stock price performance of CommNet based on an analysis of the historical closing prices and trading volumes from February 10, 1998, the date of the closing of the 1997 Merger, through July 14, 1999. The following table lists the average daily closing prices of shares of CommNet Common Stock for the periods indicated. Morgan Stanley then compared the Merger Consideration at closing of approximately $32.00 to the average CommNet closing prices over this period.

                       COMMNET HISTORICAL CLOSING PRICES

                                                                                     PREMIUMS
                                                                                     IMPLIED BY
                                                                          AVERAGE     OFFER
                                                                          -------    -----------
Since 2/10/98..........................................................   $13.52        136.8%
One Year...............................................................    14.38        122.6
Six Months.............................................................    18.48         73.2
Three Months...........................................................    21.41         49.5
One Month..............................................................    24.18         32.3
One Week...............................................................    28.66         11.7
Current (7/14/99)......................................................    29.88          7.1

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of CommNet and compared this performance with that of a group of five domestic cellular companies including:

DOMESTIC CELLULAR COMPANIES
- ---------------------------
Centennial Cellular Corp.
Rural Cellular Corporation
Price Communications Corporation
United States Cellular Corporation
Western Wireless Corporation

     Morgan Stanley observed that over the period from February 10, 1998, to July 14, 1999, the closing market prices appreciated as set forth below:

                                                                       % APPRECIATION
                                                                       --------------
CommNet.............................................................         334%
Domestic Cellular Companies (equal-weighted index)..................         162%

     Peer Group Comparison. Morgan Stanley compared certain financial information of CommNet with corresponding financial information for the five domestic cellular companies referred to above.

     Morgan Stanley analyzed, among other things, the current aggregate value of each company expressed as a multiple of earnings before interest, taxes, and depreciation and amortization expense ("EBITDA") in the calendar year 1999 and 2000, pops as of March 31, 1999 and cellular subscribers as of March 31, 1999. As of July 14, 1999, and based on estimates of EBITDA taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                                                                           DOMESTIC CELLULAR
                                                                          COMMNET              COMPANIES
                                                     PRE-TRANSACTION    TRANSACTION    --------------------------
                                                         COMMNET         MULTIPLES      MEDIAN     HIGH      LOW
                                                     ---------------    -----------    ------    ------    ------
1999 EBITDA Multiples.............................          11.7x            14.5x       10.9x     16.9x      9.9x
2000 EBITDA Multiples.............................          10.1x            12.5x        9.6x     14.1x      8.3x
lQ99 POP Multiples................................       $   307          $   381      $  249    $  450    $  214
lQ99 Subscriber Multiples.........................       $ 3,140          $ 3,899      $3,153    $5,267    $2,330

     Morgan Stanley calculated the financial multiples and ratios for CommNet based on an unaffected trading price of $21 as of mid-June prior to market rumors of a possible transaction which indicated that, based on this price, CommNet Common Stock traded at a multiple of 11.7x estimated EBITDA for the calendar year 1999 and 10.1x estimated EBITDA for the calendar year 2000. Morgan Stanley noted that the Merger Consideration at closing represented a multiple of 14.5x calendar year 1999 EBITDA and 12.5x calendar year 2000 EBITDA.

     No company used in the peer group comparison is identical to CommNet. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CommNet (e.g., the impact of competition on CommNet and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of CommNet or the industry or in the financial markets in general).

     Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed the following nine transactions involving domestic cellular companies since 1998:

     o January 1998, AirTouch Communications, Inc. / U S WEST New Vector

     o February 1998, Rural Cellular Corporation / Atlantic Cellular

     o March 1998, American Cellular Corporation / PriCellular Corporation

     o March 1998, ALLTEL Corporation / 360 Communications Company

     o July 1998, Welsh, Carson / Centennial Cellular Corp.

     o July 1998, Dobson Communications Corporation / Sygnet Wireless, Inc.

     o October 1998, AT&T Corp. / Vanguard Cellular Systems Inc.

     o May 1999, SBC Communications & Telefonos de Mexico SA / Cellular Communications of Puerto Rico

     o June 1999, ALLTEL Corporation / Liberty Cellular Corporation

     For each of these, Morgan Stanley reviewed the prices paid and calculated the multiples of one year forward EBITDA. This analysis indicated multiples ranging from 7.0x to 10.5x one year forward EBITDA for these transactions, with a median multiple of 10.2x. Morgan Stanley noted that Parent's offer price at closing represented a multiple of 12.5x forward year EBITDA (calendar year 2000).

     No transaction used in the analysis of selected precedent transactions is identical to the Merger. In evaluating these transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CommNet (e.g., the impact of competition on CommNet and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of CommNet or the industry or in the financial markets in general).

     Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis (i.e., an analysis of the present value of projected cash flows using discount rates and terminal year EBITDA multiples as indicated below) of CommNet's cellular business. Morgan Stanley analyzed CommNet's cellular business using a forecast for the period beginning January 1, 2000 and ending
December 31, 2002, based on estimates developed by CommNet's management. Morgan Stanley estimated CommNet's discounted cash flow value by using a discount rate of 11% and terminal multiples of estimated 2002 EBITDA ranging from 10.0x to 11.0x. This analysis yielded a range of values for the CommNet Common Stock of approximately $25.00 per share to $29.00 per share. The Merger Consideration at closing of approximately $32.00 represented a premium to the discounted cash flow ("DCF") values of 10% to 28%.

     Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the CommNet Board as to the fairness from a financial point of view to the CommNet shareholders of the merger consideration. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley for its opinion, it is not intended to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of CommNet.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CommNet. The analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the merger consideration from a financial point of view to the CommNet shareholders and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which CommNet might actually be sold or the price at which their securities may trade.

     The Merger Consideration was determined through arm's length negotiations between CommNet and Parent and was approved by the CommNet Board. Morgan Stanley did not recommend any specific merger consideration to CommNet or that any specific merger consideration constituted the only appropriate merger consideration for the Merger. Morgan Stanley's opinion to the CommNet Board was one of many factors taken into consideration by the CommNet Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the CommNet Board with respect to the value of CommNet or whether the CommNet Board would have been willing to agree to different merger consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of CommNet and Parent. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for CommNet, affiliates of BCP CommNet and AirTouch and have received fees for the rendering of these services.

     Under the letter agreement dated as of June 4, 1999, Morgan Stanley has provided advisory services and a financial opinion in connection with the Merger and CommNet has agreed to pay a customary fee to Morgan Stanley based on the aggregate value of the transaction if the Merger is consummated. In addition, CommNet has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors was aware of the potential conflicts described below and considered them in addition to the other matters described under "--Recommendation of the Board of Directors; Reasons for the Merger."

     Shares of CommNet Common Stock held by officers and directors of the Company will be converted into the right to receive the same consideration as shares of CommNet Common Stock held by other shareholders.

     Pursuant to the Merger Agreement, the Parent has agreed for six years after the Effective Time to maintain the current provisions regarding indemnification of officers and directors contained in the Company's Certificate of Incorporation and By-laws and will, subject to certain limitations, maintain for six years directors' and officers' liability insurance and fiduciary liability insurance policies containing terms and conditions which are not less advantageous than any such policies which may be in effect prior to the Effective Time. See "THE MERGER AGREEMENT--Indemnification and Insurance."

     In July 1993, the Board of Directors approved change in control agreements with Arnold C. Pohs, Chairman of the Board and Chief Executive Officer and David
P. Dwyer, President and Chief Operating Officer. In November 1995, the Board authorized comparable agreements with Andrew J. Gardner, Executive Vice President, Treasurer and Chief Financial Officer; David S. Lynn, Executive Vice President--Network Development; and Timothy C. Morissey, Executive Vice President--Sales Operations. The purpose of these agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of the Company. These agreements provide that in the event of a change in control of the Company, as that term is defined in these agreements, each officer is entitled to receive certain severance benefits upon the subsequent termination or constructive termination of employment, unless such termination is due to death, disability or voluntary retirement; unless the termination is by the Company for cause (as defined in these agreements) or is by the officer for other than good reason (as defined in these agreements).

     The severance benefits include the payment of the officer's full base salary through the date of termination. The severance benefits also include a lump sum payment equal to 2.99 times the sum of (a) the officer's annual base salary in effect immediately prior to the circumstances giving rise to termination, and (b) the actual bonus earned by the officer in the year prior to the year in which termination occurs. In addition, each officer will be provided with life and health benefits and a continuation of all other employee benefits for 12 months following the date of termination. In addition, the officers will be fully vested in all benefit plans to the extent not otherwise entitled to 100% of all contributions made by the Company on their behalf.

     On February 10, 1998, the date of the 1997 Merger, Messrs. Pohs, Dwyer, Gardner, Lynn and Morrissey executed an amendment to their change in control agreements. Under the amendment, each officer is entitled to receive certain severance benefits upon termination or constructive termination of employment subject to the same conditions as the original agreements, but only if termination occurs prior to February 10, 2000. In addition, the amendment causes the agreements to expire on February 10, 2001.

     On March 30, 1997, CommNet and Mr. Pohs entered into a Retirement and Consulting Agreement (the "Consulting Agreement") pursuant to which Mr. Pohs will receive the following upon his retirement from the Company: (i) a payment equal in amount to the additional employment contributions and matching contributions under the CommNet Cellular Inc. Retirement Savings Plan and the ESOP to which Mr. Pohs would have been entitled had such contributions been determined without regard to the statutory limits applicable to such contributions under the Code for the five year period ending on Mr. Pohs' retirement date; (ii) a payment equal to the present value of five times the annual premium cost with respect to Mr. Pohs' coverage level and plan option of the Company's health plan and the Exec-U-Care Medical Reimbursement Insurance; and (iii) a grant of 82,090 shares of restricted stock under the CommNet Cellular Inc. Omnibus Stock and Incentive Plan (which shares will vest upon death, disability, the end of the consulting period described below or a change of control). The Consulting Agreement also provides that the Company will retain Mr. Pohs as a consultant for a period of six years following his retirement in exchange for a consulting fee equal to 50% of Mr. Pohs' final annualized base salary plus his final year's annualized bonus per year. In the event of a change in control of the Company, as defined in the Consulting Agreement, (i) if Mr. Pohs has not yet retired, he may elect to receive the benefits set forth in his change of control agreement, as described in the two preceding paragraphs, or to receive the benefits provided for in the Consulting Agreement, and
(ii) if Mr. Pohs has retired, he will be entitled to receive a lump-sum payment of all consulting fees due for the remaining portion of the consulting arrangement, and all restrictions on the shares granted pursuant to the Consulting Agreement will lapse.

     The occurrence of the Merger will constitute a change in control of the Company under these agreements. In the event any payment or benefit to be received by an officer pursuant to these agreements would be subject to the federal excise tax, the amount of the benefits payable under these agreements will be increased such that the net amount retained by the officer after deduction of any excise tax on such payment and any federal, state and local tax and excise tax upon such additional payment shall be equal to the full severance benefits contemplated by the agreement.

     Certain of the Company's employees are limited partners of CommNet Management L.P., a Delaware limited partnership ("CommNet Management"), and a limited partner of BCP CommNet, the 86.17% shareholder of the Company. Pursuant to the terms of the limited partnership agreements that govern CommNet Management and BCP CommNet, CommNet Management is entitled to payments in connection with certain dispositions by BCP CommNet of its shares of CommNet Common Stock (including pursuant to the Merger). The limited partnership agreements also provide that such funds will be distributed to CommNet Management's limited partners. The funds due CommNet Management pursuant to the limited partnership agreements will be payable by BCP CommNet and not the Company, and will be paid out of the consideration received by BCP CommNet in the Merger.

                      DESCRIPTION OF COMMNET CAPITAL STOCK

COMMON STOCK

     The Company has 40,000,000 shares of CommNet Common Stock, par value $.001 per share, authorized for issuance. Each share of CommNet Common Stock is entitled to share pro rata in dividends and distributions with respect to the CommNet Common Stock when, as and if declared by the Board from funds legally available therefor. No holder of CommNet Common Stock has any preemptive right to subscribe for any of the Company's securities. Subject to the rights of creditors and holders of any Preferred Stock (as defined below) which may be issued in the future, upon dissolution, liquidation or winding up of the Company, the assets will be divided on a share-for-share basis among holders of the shares of CommNet Common Stock. All shares of CommNet Common Stock outstanding are fully paid and nonassessable.

NONCUMULATIVE VOTING

     Each holder of CommNet Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, subject to the rights, if any, of the holders of Preferred Stock, if any, to elect directors. Accordingly, the holders of the remaining less than 50% of the shares voting for the election of the directors could be unable to elect any person or persons to the Board of Directors.

DIVIDEND POLICY

     The Company has not paid dividends on the CommNet Common Stock, and under the terms of the Merger Agreement, is prohibited from paying dividends in the future.

PREFERRED STOCK

     The Company has 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), authorized for issuance. There is no Preferred Stock outstanding. The Board may provide for the issuance from time to time of authorized and unissued shares of Preferred Stock in series and will establish as to each series the designation and number of shares to be issued and the relative rights and preferences of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. Pursuant to a Certificate of Designation of Series and Determination of Rights and Preferences of Series A Preferred Stock, filed on December 12, 1990, the Company designated 150,000 shares of Preferred Stock as Series A Preferred Stock. See "--Shareholder Rights Plan" below. The Merger Agreement prohibits the Company from issuing shares of Preferred Stock in the future.

SHAREHOLDER RIGHTS PLAN

     On December 10, 1990, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of CommNet Common Stock (each, a "Right") to shareholders of record at the close of business on December 24, 1990. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, at a price of $45 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement dated as of December 10, 1990, as amended (the "Rights Agreement") between the Company and State Street Bank and Trust Company, as successor to Bank of New York, as rights agent.

     The Rights are attached to all CommNet Common Stock certificates and no separate rights certificates evidencing such Rights (the "Rights Certificates") have been distributed. The Rights are evidenced by the CommNet Common Stock certificates and may be transferred with and only with such CommNet Common Stock certificates. CommNet Common Stock certificates issued after December 24, 1990 contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate for

CommNet Common Stock outstanding will also constitute the transfer of the Rights associated with the CommNet Common Stock represented by such certificate.

     The Rights will separate from the CommNet Common Stock and a Distribution Date (as defined in the Rights Agreement) will occur upon the earliest of
(i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of CommNet Common Stock (the "Stock Acquisition Date"), (ii) ten business days (or such later date as may be determined by action of a majority of the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of CommNet Common Stock, or (iii) ten business days after the Board of Directors of the Company declares any person to be an Adverse Person (as defined in the Rights Agreement).

     The Board of Directors may declare a person to be an Adverse Person upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of CommNet Common Stock which the Board of Directors determines, by at least a majority of the Board of Directors who are not officers of the Company, to be substantial (which amount shall in no event be less than 15% of the shares of CommNet Common Stock then outstanding) and after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that
(a) such beneficial ownership by such person is intended to cause the Company to repurchase the CommNet Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its licenses) on the business or prospects of the Company.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 24, 2000, unless earlier redeemed by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the CommNet Common Stock and, thereafter, the separate Rights Certificates will represent the Rights.

     In the event (a "Section 11(a)(ii) Event") that (i) the Board of Directors declares a person to be an Adverse Person or, (ii) at any time following the Distribution Date, a person becomes the beneficial owner of more than 20% of the then outstanding shares of CommNet Common Stock (except pursuant to an offer for all outstanding shares of CommNet Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its shareholders), proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise, CommNet Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the Purchase Price.

     In the event (a "Section 13 Event") that, at any time following the Stock Acquisition Date (as defined in the Rights Agreement), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph), or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

     Notwithstanding the foregoing, following the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment of the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock (other than fractions in multiples of one one-hundredth of a share) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, at any time until ten days following the Stock Acquisition Date. The Company may not redeem the Rights if the Board of Directors has previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his or her beneficial ownership to 10% or less of the outstanding shares of CommNet Common Stock in a transaction not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price per Right.

     Until the Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for CommNet Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person, Adverse Person, or an affiliate or associate of any such person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights Agreement was amended as of May 27, 1997, in accordance with the terms of the 1997 Merger Agreement, to provide that (i) neither Blackstone nor its affiliates will be deemed an Acquiring Person by virtue of the transactions contemplating by the 1997 Merger Agreement, (ii) the transactions contemplated by the 1997 Merger Agreement will not trigger a Distribution Date and (iii) the transactions contemplated by the 1997 Merger Agreement will not give rise to a
Section 11(a)(ii) Event or a Section 13 Event. The Rights Agreement was amended to insure that none of the approval, execution or delivery of the 1997 Merger Agreement or the consummation of the 1997 Merger or the other transactions contemplated by the 1997 Merger Agreement would cause the Rights to separate from the CommNet Common Stock or become exercisable.

     The Rights Agreement was amended again as of July 18, 1999 in accordance with the terms of the Merger Agreement, to provide that (i) neither Parent nor Merger Sub, nor any of their affiliates, will be deemed an Acquiring Person by virtue of the transactions contemplating by the Merger Agreement, (ii) the transactions contemplated by the Merger Agreement will not trigger a Distribution Date and (iii) the transactions contemplated by the Merger Agreement will not give rise to a Section 11(a)(ii) Event or a Section 13 Event. The Rights Agreement was amended to insure that none of the approval, execution or delivery of the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement would cause the Rights to separate from the CommNet Common Stock or become exercisable.

CHARTER DOCUMENTS OF COMMNET FOLLOWING THE MERGER

     The By-Laws and Articles of Incorporation of Merger Sub in effect at the Effective Time will be the By-Laws and Articles of Incorporation of the Company following the Merger until thereafter changed or amended as provided therein or by applicable law.

                              THE MERGER AGREEMENT

     The following summarizes the material provisions of the Merger Agreement, which appears as Annex I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

     The Merger Agreement provides that, following the approval of the Proposal by a vote of a majority of the outstanding shares of CommNet Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation in the Merger.

     The Merger shall become effective at the Effective Time . Such filing will be made as soon as practicable after the closing under the Merger Agreement, which, unless the parties to the Merger Agreement otherwise agree, is to occur on the fifth business day after satisfaction or waiver of the conditions set forth in the Merger Agreement. Subject to certain limitations, the Merger Agreement may be terminated by either parent or the Company if, among other reasons, the Merger has not been consummated on or before January 18, 2000; provided, however, that such date will be extended to July 18, 2000 if the completion of the Merger is delayed only because certain governmental approvals have not been received. See "--Termination."

EFFECT OF THE MERGER

     As of the Effective Time, by virtue of the Merger and without any action on the part of Company, Parent, Merger Sub or the holders of any shares of CommNet Common Stock or any shares of capital stock of Merger Sub:

     o each share of CommNet Common Stock that is owned by Parent or any Subsidiary of Parent (including Merger Sub) or by CommNet (together, in each case, with the associated Right), shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor;

     o except as otherwise provided in the Merger Agreement, each issued and outstanding share of CommNet Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled in accordance with the first bullet point above and Dissenting Shares (as defined below)) together with the associated Right shall be converted into the right to receive the Merger Consideration;

     o as of the Effective Time, all shares of CommNet Common Stock (and the associated Rights) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of CommNet Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except (i) the right to receive cash to be paid in consideration therefor upon surrender of such certificate in accordance with the Merger Agreement, or (ii) in the case of Dissenting Shares, any rights under
       Article 113 of the CBCA; and

     o each share of common, preferred or other capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As soon as reasonably practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of CommNet Common Stock (and the associated Rights) shall, upon surrender to the paying agent of such certificate or certificates and acceptance thereof by the Paying agent, be entitled to the amount of cash into which the number of shares of CommNet Common Stock (and the associated Rights) previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement. The paying agent shall accept such certificates upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of CommNet Common Stock (and the associated Rights) which have been converted pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash. If payment of the Merger Consideration is to be remitted to a person other than the person in whose name the certificate for CommNet Common Stock surrendered for payment is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed, with signature guaranteed by a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act, as defined below), or otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by the Merger Agreement, each certificate for shares of CommNet Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by the Merger Agreement. Except as provided in the Merger Agreement, no interest will be paid or will accrue on any cash payable as Merger Consideration.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties of the Company with respect to the Company and its consolidated subsidiaries as to, among other things:

     o organization, standing and similar corporate matters;

     o the Company's capital structure;

     o the authorization, execution, delivery, performance and enforceability of the Merger Agreement;

     o documents filed by the Company with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities;

     o the accuracy of information supplied by the Company in connection with this Proxy Statement;

     o the absence of certain changes or events since March 31, 1999, including material adverse changes with respect to the Company;

     o pending or threatened material litigation, compliance with applicable laws, and regulatory matters;

     o benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and labor matters;

     o filing of tax returns and payment of taxes;

     o subsidiaries and affiliates;

     o the vote required to approve the Merger and related transactions under the Merger Agreement;

     o the absence of defaults under material contracts;

     o brokers' and finders' fees and expenses;

     o receipt of an opinion of the Company's financial advisor;

     o recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the Merger, and transactions contemplated thereby;

     o the inapplicability of the Rights issued to holders of CommNet Common Stock under the Rights Agreement to the Merger Agreement, the Merger, or transactions contemplated thereby; and

     o the inapplicability of any Colorado state takeover statute or similar Colorado statute or regulation to the Merger Agreement, the Merger, or transactions contemplated thereby.

     The Merger Agreement also contains customary representations and warranties of Parent and Merger Sub relating to, among other things:

     o organization, standing and similar corporate matters;

     o the authorization, execution, delivery, performance and enforceability of the Merger Agreement;

     o brokers' fees and expenses;

     o the accuracy of information supplied by Parent or Merger Sub in connection with this Proxy Statement;

     o the absence of the need for any vote or approval of the holders of any interest in the Parent or Merger Sub necessary to approve the Merger Agreement;

     o the absence of ownership of CommNet Common Stock by Parent or Merger Sub or affiliates;

     o FCC qualification of Parent and Merger Sub;

     o the availability of sufficient funds to consummate the transaction; and

     o the absence of business activities and subsidiaries of the Merger Sub.

CERTAIN PRE-CLOSING COVENANTS

     During the period from the date of the Merger Agreement until the Effective Time (except as expressly contemplated or permitted by the Merger Agreement or to the extent that Merger Sub shall otherwise consent in writing), the Company has agreed that the Company and its consolidated subsidiaries and certain affiliates will carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as previously conducted, and will use reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, governmental entities, customers, suppliers and others having business dealings with them to the end that their ongoing businesses will not be impaired in any material respect at the Effective Time.

     The Merger Agreement contains certain other covenants of the Company relating to the declaration and payment of dividends and changes in share capital, the issuance of securities, the amendment of corporate governance documents, the incurrence and satisfaction of indebtedness, executive compensation and employee benefit plans, the taking of actions affecting the representations and warranties of the Company in the Merger Agreement or the conditions to the Merger, accounting methods, income tax elections, certain agreements that limit or restrict competition, acquisitions, sale or transfer of any ownership interest in or assets comprising any wireless system, line of business, expenditures, claims, certain agreements involving Material Contracts, agreements prohibited by the covenants, and compliance by affiliates of the Company which hold FCC Licenses for which the Company serves as managing agent (the "Managed Affiliates").

     The Merger Agreement also contains certain covenants of Parent and Merger Sub relating to the amendment of corporate governance documents and the taking of actions affecting the representations and warranties of the Company in the Merger Agreement or the conditions to the Merger.

NO SOLICITATIONS OF TRANSACTIONS

     The Merger Agreement provides that neither the Company nor any of its Subsidiaries, officers or directors will, and that the Company will direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by the Company) not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiries, or the making of any Acquisition Proposal (as defined below), or (ii) provide any information or data to any person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal. The Company and Parent have agreed in the Merger Agreement that nothing contained in the Merger Agreement will prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with, or providing any information to, any person in response to a bona fide written Acquisition Proposal by any such person; or (C) recommending such bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in any such case as is referred to in clause (B) or (C) of this sentence, (i) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and is on terms that would, if consummated, result in a transaction more favorable to Company shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary for it not to breach its fiduciary obligations to shareholders under applicable law. The Company has agreed that it will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers, and shall keep Parent apprised with respect to the status and terms thereof. The Company also agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to entering into the Merger Agreement with respect to any Acquisition Proposal. The Company will also request that all confidential information furnished to any person in connection with an Acquisition Proposal be returned. For a description of the effects that an Acquisition Proposal prior to the Effective Time of the Merger could have under the Merger Agreement, see "--Termination" below.

     The term "Acquisition Proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company.

OPTION AND BENEFIT PLANS

     As of the July 18, 1999, there were outstanding options representing in the aggregate the right to purchase 1,787,790 shares of CommNet Common Stock including 82,090 restricted shares under the Consulting Agreement. Options representing in the aggregate the right to purchase 1,597,950 of such shares are subject to the terms of both the CommNet Omnibus Stock and Incentive Plan and the Replacement Stock Option Agreement covering the optionee (the "Agreement Options"). The remaining options, excluding the restricted shares under the Consulting Agreement, representing in the aggregate the right to purchase 107,750 of such shares, are subject only to the terms of such agreement (the "Plan Options"; together with the Agreement Options, the "Options").

     Prior to the closing date of the transaction, the Company shall use its reasonable best efforts to obtain from each holder of outstanding Plan Options his or her written consent to the treatment of his or her Plan Options as set forth in the Merger Agreement. Immediately prior to the Effective Time, each outstanding Option, whether or not then vested or exercisable, shall be cancelled by the Company, and the holder thereof shall be entitled to receive, at the Effective Time or as soon as practicable thereafter, from the Company in consideration for such cancellation an amount in cash equal to the product of
(i) the number of shares of CommNet Common Stock previously subject to such Option multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of CommNet Common Stock previously subject to such Option, reduced by any applicable withholding taxes or other amounts required by law to be paid or withheld by the Company. The Company may accelerate the vesting of any outstanding Options in accordance with the terms thereof.

     During the period from the date of the Merger Agreement to the Effective Time, the Merger Agreement prohibits the Company from granting any Options or issuing any stock to any director, officer or employee, except that it may
(i) issue stock pursuant to the exercise of Options, (ii) grant restricted stock to Arnold C. Pohs pursuant to the terms of the Consulting Agreement, and
(iii) issue shares to directors under the Director's Compensation Plan of the Company, in each case, in amounts not to exceed the amounts set forth in the Merger Agreement.

ACCESS TO INFORMATION

     Subject to applicable provisions regarding confidentiality and certain other qualifications, the Company has agreed in the Merger Agreement to, and to cause its consolidated subsidiaries and certain affiliates to, afford the Parent and its representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to furnish the Parent with information concerning the Company's business, properties and personnel as the Parent may reasonably request.

COOPERATION AND BEST EFFORTS

     Pursuant to the Merger Agreement and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective best efforts to take certain specified and other actions so that the transactions contemplated by the Merger Agreement may be consummated as soon as practicable.

INDEMNIFICATION AND INSURANCE

     In the Merger Agreement, the Company and Merger Sub have agreed that the Surviving Corporation in the Merger will cause to be maintained in effect for a period of six years after the Effective Time (i) the current provisions regarding indemnification of officers and directors contained in the Articles of Incorporation and By-Laws of the Company and (ii) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation in the Merger may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The obligations of the Company and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include:

     o all approvals of holders of shares of capital stock of the Company necessary to approve the Merger Agreement and the transactions contemplated thereby, including the Merger shall have been obtained by the Company;

     o all required regulatory approvals, and all other authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any governmental entity which, if not obtained in connection with the consummation of the transactions contemplated by the Merger Agreement, could reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company, shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such approval shall be in full force and effect; provided that if the condition set forth in the Merger Agreement, with respect to obtaining FCC Consents (as defined below) is waived by Merger Sub, then this condition will be deemed to have been satisfied;

     o the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

     o no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity being in effect and having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     Parent and Merger Sub's obligations to effect the Merger are further subject to the satisfaction, or waiver by Merger Sub, on or prior to the Closing Date, of the following additional conditions:

     o each of the representations and warranties of the Company set forth in the Merger Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect;

     o the Company shall have performed or complied with all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect;

     o the FCC Consents, and no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review of the FCC Consents shall be pending, and the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's own motion, shall have expired;

     o there shall not be pending any suit, action, investigation or proceeding by any Governmental Entity (an "Action"):

          o seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain damages from the Company or Parent or any of their respective Subsidiaries or the Managed Affiliates, which if determined adversely to the Company, would be reasonably likely to have a Material Adverse Effect on the Company;

          o seeking to prohibit or limit the ownership or operation by the Company or any of the Consolidated Subsidiaries or Managed Affiliates or Parent of any material portion of the business or assets of the Company, the Consolidated Subsidiaries and the Managed Affiliates (taking the Company, the Consolidated Subsidiaries and the Managed Affiliates as a whole), or seeking to require the Company or any of the Consolidated Subsidiaries or Managed Affiliates or Parent to dispose of or hold separate any material portion of the business or assets of the Company, the Consolidated Subsidiaries and the Managed Affiliates (taking the Company, the Consolidated Subsidiaries and the Managed Affiliates as a whole) as a result of the Merger or any of the other transactions contemplated by this Agreement;

          o seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company, the Consolidated Subsidiaries and the Managed Affiliates, taken as a whole; or

          o seeking to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of CommNet Common Stock, including, without limitation, the right to vote CommNet Common Stock on all matters properly presented to the shareholders of the Company or which otherwise would have a Material Adverse Effect on the Company; provided, however, that the provisions of this paragraph shall not be available to Merger Sub if it has failed to fulfill its obligations pursuant to Section 5.3 of the Merger Agreement (or other breach of a representation, warranty or covenant hereof) shall have been the cause of, or shall have resulted in, such suit, action, investigation or proceeding; and

     o since July 18, 1999, no material adverse change relating to the Company having occurred and been continuing.

     The obligations of the Company to effect the Merger are further subject, in addition to certain other customary conditions, to the satisfaction, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

     o each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and the Company shall have received a certificate of the chief executive officer and the chief financial officer of each of Parent and Merger Sub to such effect;

     o each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of each of Parent and Merger Sub to such effect;

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

     o by mutual written consent of Parent and the Company;

     o by either the Company or Parent if the Effective Time has not occurred on or before the Termination Date; provided, however, that the right to terminate the Merger Agreement under this clause will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the January 18, 1999; and provided, further, that if on the Termination Date any conditions to the closing relating to the FCC Consents, required regulatory approvals or absence of litigation have not been fulfilled, but all other conditions to the closing have been fulfilled or are capable of being fulfilled, then the Termination Date will be extended to July 18, 2000;

     o by either the Company or Parent if any governmental entity has issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action each of the Company, Parent and Merger Sub shall have used their best efforts to resist, resolve or lift, as required pursuant to the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action has become final and nonappealable;

     o by either Parent or the Company if the approval by the shareholders of the Company required for the consummation of the Merger or the other transactions contemplated by the Merger Agreement has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

     o by Parent if the Board of Directors

          o has withdrawn or modified in any manner adverse to Merger Sub its approval or recommendation of the Merger Agreement or the Merger,

          o failed as promptly as practicable to mail the Proxy Statement to its shareholders or failed to include in such statement such recommendation,

          o in response to the commencement of any tender offer or exchange offer for more than 20% of the outstanding shares of CommNet Common Stock, does not recommend rejection of such tender offer or exchange offer by the date required for such recommendation under Rule 14e-2 of the Exchange Act,

          o has approved or recommended any Acquisition Proposal other than that contemplated by the Merger Agreement ,

          o has resolved to take any of the actions specified in the first four items of this bullet point;

          o any person (other than Parent or BCP CommNet or any of their affiliates) or group becomes the beneficial owner of more than 25% of the outstanding shares of CommNet Common Stock, or

          o for any reason the Company fails to call or hold the Special Meeting before the Termination Date (provided that Parent's right to terminate the Merger Agreement under this item shall not be available if at such time Parent would not be entitled to terminate the Merger Agreement under the second bullet point above;

     o by the Company, if the Board of Directors determines to accept a Superior Proposal after determining in good faith after consultation with legal counsel as to its fiduciary obligations under applicable law, that the failure to accept such Superior Proposal would constitute a breach of its fiduciary duties, but only after the Company provides Parent with two business days' advance notice of its determination, including all material terms and conditions thereof;

     o by Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in the Merger Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality has become untrue or (ii) any representation or warranty of the Company that is not so qualified has become untrue in any material respect, in each case such that the conditions set forth in the Merger Agreement relating to the representations and warranties of the Company and the performance by the Company of its obligations under the Merger Agreement would not be satisfied; provided, however, that, if such breach is reasonably capable of being cured by the Company through the exercise of its best efforts prior to the 60th day following the Company's obtaining notice of such breach (or, if earlier, the Termination Date) and for so long as the Company continues to exercise such best efforts, Parent may not terminate the Merger Agreement under this bullet point; or

     o by the Company, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, or if
       (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality has become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified has become untrue in any material respect, in each case such that the conditions set forth in the Merger Agreement relating to the representations and warranties of and the performance by Parent or merger Sub of its obligations under the Merger Agreement would not be satisfied; provided, however, that, if such breach is reasonably capable of being cured by Parent or Merger Sub through the exercise of its best efforts prior to the 60th day following Parent's obtaining notice of such breach and for so long as Parent or Merger Sub continues to exercise such best efforts, the Company may not terminate the Merger Agreement under this bullet point.

EXPENSES AND CERTAIN REQUIRED PAYMENTS

     Whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such Expenses, except if the Merger is consummated, the Company will pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or certain of its subsidiaries or affiliates and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, and as provided in the following paragraph.

     "Expenses" of a party includes all out-of-pocket expenses (including, without limitation, all fees and expenses of all banks, investment banking firms and other financial institutions, and their respective agents and counsel, accountants, experts and consultants to a party to the Merger Agreement and its affiliates) incurred by a party or on its behalf, whether incurred prior to, on or after the date of the Merger Agreement, in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby and the financing thereof, including the preparation, printing, filing and mailing of this Proxy Statement, and the solicitation of shareholder approvals and all other matters related to the transactions contemplated by the Merger Agreement.

     In addition to any other amounts which may be payable or become payable pursuant to the Merger Agreement, if the Merger Agreement is terminated, the Company will reimburse Merger Sub for all Expenses of Parent and Merger Sub; provided that in no event will the Company be required to pay in excess of an aggregate of $4,000,000 pursuant to this provision. Payment of such Expenses will be made not later than two business days after delivery to the Company of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Merger Sub (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment).

     Under the Merger Agreement, if either:

     o the Merger Agreement has been terminated pursuant to the provisions described in the second or seventh bullet points under "--Termination" above, and either of the following has occurred prior to such termination:

          o any person (including the Company or certain of its subsidiaries or affiliates, but excluding Parent, Merger Sub or any of their affiliates) has become the beneficial owner of more than 25% of the outstanding shares of CommNet Common Stock, or

          o (x) on or after the date of the Merger Agreement any person (other than Parent, Merger Sub or any of their affiliates) has made, or proposed, communicated or disclosed a bona fide intention to make an Acquisition Proposal which seeks to acquire a controlling interest in the Company (a "Control Proposal") (including by making such Control Proposal), and (y) on or prior to the twelve-month anniversary of the date of such termination , the Company either consummates with any person a transaction the proposal of which would otherwise qualify as a Control Proposal or enters into a definitive agreement with any person with respect to a transaction the proposal of which would otherwise qualify as a Control Proposal (whether or not such person is the person referred to in clause
            (x) above); or

     o the Merger Agreement is terminated pursuant to the provisions described in the fourth, fifth or sixth bullet points under "--Termination" above;

     then the Company will (1) in the case of first item under the first bullet point above and the second bullet point above, promptly, but in no event later than one business day after the termination of the Merger Agreement and (2) in the case of the second item under the first bullet point above, promptly, but in no event later than one business day after the consummation of a transaction with a control person as described above, pay Merger Sub a fee equal to $35 million less amounts paid pursuant to the expenses provisions described above, in cash, which amount shall be payable in same day funds. No termination of the Merger Agreement at a time when a fee is payable pursuant to this paragraph following termination of the Merger Agreement will be effective until such fee is paid. Only one fee will be payable pursuant to this paragraph.

     Notwithstanding the foregoing, no amount will be payable pursuant to the provisions of this section if:

     o the Merger Agreement is Terminated pursuant to the second bullet point under "--Termination" above, and at the time of such termination (i) the Company is not in material breach of its obligations or representations and warranties under the Merger Agreement, and (ii) any of the conditions relating to the HSR Act, FCC Consents, required regulatory approvals and absence of litigation, described under "--Conditions to the Consummation of the Merger" have not been satisfied or waived, or

     o the Merger Agreement has been terminated pursuant to (i) the provisions described in the third bullet point under "--Termination" above, and at the time of such termination the Company is not in material breach of its obligations or representations and warranties under the Merger Agreement, or (ii) the provisions described in the first or eighth bullet points under "--Termination" above.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment may be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. The Merger Agreement (including the annexes and schedules thereto) may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed:

     o extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement,

     o waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and

     o waive compliance with any of the agreements or conditions contained in the Merger Agreement.

     Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

                              THE VOTING AGREEMENT

     The following summarizes the material terms of the Voting Agreement, which appears as Annex II to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Voting Agreement.

     In connection with the execution of the Merger Agreement on July 18, 1999, BCP CommNet, the owner of approximately 86.17% of the outstanding shares of CommNet Common Stock, and Vodafone AirTouch entered into the Voting Agreement. Pursuant to and subject to the terms of the Voting Agreement, BCP CommNet has agreed to vote all of its shares of CommNet Common Stock in favor of the Merger and in favor of each agreement or action contemplated by the Merger Agreement and the Voting Agreement, and to vote against any transaction that could reasonably be expected to breach the Merger Agreement or impede, interfere with or delay the Merger or the Merger Agreement. In addition, BCP CommNet has irrevocably appointed Parent, and Megan Pierson and David Bagley in their capacities as officers of Parent, with full power of substitution, as proxy for BCP CommNet to vote BCP CommNet's shares as indicated in the Voting Agreement. BCP CommNet has also agreed not to transfer any shares of CommNet Common Stock it holds or acquires in the future during the term of the Voting Agreement. The Voting Agreement and proxy contained therein terminate upon the first to occur of either the Effective Time of the Merger or termination of the Merger Agreement. See "THE MERGER AGREEMENT--Termination."

     The affirmative vote of BCP CommNet pursuant to the terms of the Voting Agreement is sufficient to approve the Merger Agreement without the affirmative vote of any other shareholder.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material federal income tax consequences of the Merger to the Company's shareholders. No foreign, state or local tax considerations are addressed, nor are federal tax considerations other than income tax considerations. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations, and judicial and administrative decisions and rulings. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations could be retroactive and could affect the tax consequences to the Company's shareholders.

     ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO THEM WITH SPECIFIC REFERENCE TO THEIR PARTICULAR TAX SITUATIONS, INCLUDING TAX CONSEQUENCES UNDER FOREIGN, STATE AND LOCAL TAX LAWS.

     The exchange of the shares of CommNet Common Stock for cash will be a taxable transaction to the holders of such shares for federal income tax purposes. In general, each shareholder will recognize gain or loss in an amount equal to the difference between the cash received and such shareholder's tax basis in the shareholder's shares. Gain or loss will be a capital gain or loss if a shareholder has held his shares as a capital asset within the meaning of
Section 1221 of the Code. Capital gain or loss will be a long-term capital gain or loss if a shareholder has held his shares for more than a year as of the date of completion of the Merger. There are certain limitations on the deductibility of capital losses. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. It is the responsibility of each shareholder to determine the tax basis of his shares. The Company is unable to provide this information to its shareholders.

     Cash received in exchange for shares of CommNet Common Stock may be subject to a backup withholding tax at a rate of 31% unless the relevant shareholder is an exempt recipient or complies with certain identification procedures.

                      SELECTED CONSOLIDATED FINANCIAL DATA
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following selected consolidated financial data as of and for each of the five years in the period ended September 30, 1998 are derived from consolidated financial statements of the Company. The financial statements for the years 1994 through 1997 have been audited by Ernst & Young LLP, independent auditors. The financial statements for the year 1998 have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the nine months ended June 30, 1999 and 1998 are derived from the unaudited financial statements of the Company, which, in the opinion of the Company, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. Operating results for the nine months ended June 30, 1999 are not necessarily indicative of the results that may be achieved for the fiscal year ending September 30, 1999. The data should be read in conjunction with the financial statements and other financial information included or incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                                                                    NINE MONTHS
                                                                                                                     ENDED JUNE
                                                                    YEARS ENDED SEPTEMBER 30,                           30,
                                                  --------------------------------------------------------------    ------------
                                                     1998         1997         1996         1995         1994           1999
                                                  ----------   ----------   ----------   ----------   ----------    ------------
STATEMENT OF OPERATIONS DATA(1):
Revenues........................................  $  171,435   $  150,867   $  115,196   $   89,844   $   61,360    $    144,935
  Costs and expenses (net of amounts allocated
    to affiliates):
  Cellular operations...........................     100,905       94,497       76,123       68,929       50,856          83,972
  Corporate.....................................      23,310         (985)         880        1,327          406           3,019
  Total depreciation and amortization...........      26,636       22,116       19,750       16,655       11,578          21,346
  Write-down of investment in cellular system
    equipment...................................          --           --           --           --        3,117               0
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Operating income (loss).........................      20,584       35,239       18,443        2,933       (4,597)         36,598
Equity in net income (loss) loss of
  affiliates....................................       5,127       (7,589)      (1,636)      (5,028)      (5,092)          4,629
Minority interest in net income of consolidated
  affiliates....................................      (5,701)      (2,964)      (1,123)        (964)        (544)         (3,025)
Gains (losses) on sales of affiliates and
  other.........................................          --          350         (250)      19,471        3,912               0
Amortization of deferred costs..................      (2,651)      (1,072)      (2,090)        (940)      (1,072)         (2,465)
Interest expense................................     (49,212)     (29,464)     (28,208)     (26,044)     (21,339)        (43,896)
Interest income.................................       4,876        6,532       10,468       13,046       12,081           2,148
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Income (loss) before income taxes and
  extraordinary charge..........................     (26,977)       1,032       (4,396)       2,474      (16,651)         (6,011)
Income tax expense..............................          --           --           --          400          100             597
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Income (loss) before extraordinary charge.......     (26,977)       1,032       (4,396)       2,074      (16,751)         (6,608)
Extraordinary charge............................     (33,500)          --           --       (2,012)          --               0
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Net income (loss)...............................  $  (60,477)  $    1,032   $   (4,396)  $       62   $  (16,751)   $     (6,608)
                                                  ----------   ----------   ----------   ----------   ----------    ------------
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Basic and diluted income (loss) per common share
  before extraordinary charge...................  $     (.68)  $      .01   $     (.06)  $      .03   $     (.29)   $      (0.29)
Extraordinary charge............................        (.85)          --           --         (.03)          --              --
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Basic and diluted net income (loss) per common
  share.........................................  $    (1.53)  $      .01   $     (.06)  $       --   $     (.29)   $      (0.29)
                                                  ----------   ----------   ----------   ----------   ----------    ------------
                                                  ----------   ----------   ----------   ----------   ----------    ------------
Weighted average shares outstanding.............  39,397,393   68,835,650   68,636,015   60,767,960   57,885,755      22,662,985
                                                  ----------   ----------   ----------   ----------   ----------    ------------
                                                  ----------   ----------   ----------   ----------   ----------    ------------
BALANCE SHEET DATA (END OF PERIOD)(1):
Working capital.................................  $   38,065   $   15,840   $   16,246   $   39,911   $   25,525    $      3,200
Investments in and advances to affiliates.......      33,637       47,211       57,245       56,919       61,909          27,080
Net property and equipment......................     154,598      143,875      118,099      105,289       79,918         168,062
Total assets....................................     384,752      352,916      331,837      325,668      282,638         432,337
Long-term debt..................................     682,999      250,852      245,845      246,357      243,913         727,536
Total liabilities...............................     720,200      291,016      268,855      267,012      266,731         774,002
Shareholders' equity (deficit)(2)...............    (335,448)      61,900       62,982       58,656       15,906        (341,685)


                                                      1998
                                                  ------------
STATEMENT OF OPERATIONS DATA(1):
Revenues........................................  $    116,623
  Costs and expenses (net of amounts allocated
    to affiliates):
  Cellular operations...........................        74,237
  Corporate.....................................        23,002
  Total depreciation and amortization...........        20,184
  Write-down of investment in cellular system
    equipment...................................             0
                                                  ------------
Operating income (loss).........................          (800)
Equity in net income (loss) loss of
  affiliates....................................         2,700
Minority interest in net income of consolidated
  affiliates....................................        (3,149)
Gains (losses) on sales of affiliates and
  other.........................................             0
Amortization of deferred costs..................        (2,043)
Interest expense................................       (33,858)
Interest income.................................         3,888
                                                  ------------
Income (loss) before income taxes and
  extraordinary charge..........................       (33,262)
Income tax expense..............................             0
                                                  ------------
Income (loss) before extraordinary charge.......       (33,262)
Extraordinary charge............................       (33,500)
                                                  ------------
Net income (loss)...............................  $    (66,762)
                                                  ------------
                                                  ------------
Basic and diluted income (loss) per common share
  before extraordinary charge...................  $      (0.74)
Extraordinary charge............................         (0.74)
                                                  ------------
Basic and diluted net income (loss) per common
  share.........................................  $      (1.48)
                                                  ------------
                                                  ------------
Weighted average shares outstanding.............    45,041,049
                                                  ------------
                                                  ------------
BALANCE SHEET DATA (END OF PERIOD)(1):
Working capital.................................  $     33,515
Investments in and advances to affiliates.......        40,756
Net property and equipment......................       144,510
Total assets....................................       377,274
Long-term debt..................................       682,999
Total liabilities...............................       716,840
Shareholders' equity (deficit)(2)...............      (339,566)

- ------------------
(1) Markets in which the Company holds a greater than 50% net interest are reflected on a consolidated basis in the Company's consolidated financial statements. Markets in which the Company holds a net interest which is 50% or less but 20% or greater are accounted for under the equity method. Markets in which the Company holds a less than 20% interest are accounted for under the cost method. The following table sets forth the number of markets and relevant accounting methods at the end of each of the last five fiscal years and at the end of the nine months ended June 30, 1999 and 1998.

                                                                                                                  NINE MONTHS
                                                                             YEARS ENDED SEPTEMBER 30,          ENDED JUNE 30,
                                                                        ------------------------------------    ----------------
                                                                        1998    1997    1996    1995    1994    1999      1998
                                                                        ----    ----    ----    ----    ----    ------    ------
Consolidated.........................................................    48      46      46      45      42       49        46
Equity...............................................................    17      18      18      20      35       16        18
Cost.................................................................    17      18      18      18      18       17        18
                                                                         --      --      --      --      --       --        --
Total................................................................    82      82      82      83      95       82        82
                                                                         --      --      --      --      --       --        --
                                                                         --      --      --      --      --       --        --

(2) No cash dividends were declared or paid during any period presented.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 3, 1999, (i) each director and each executive officer of the Company named below; (ii) all current directors and executive officers of the Company as a group; and (iii) each current beneficial owner of five percent or more of CommNet Common Stock.

NAME AND ADDRESS OF                                                          AMOUNT AND NATURE OF
BENEFICIAL OWNER                                                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
- --------------------------------------------------------------------------   --------------------    ----------------
Arnold C. Pohs ...........................................................        1,015,240(1)              4.25%
  8350 East Crescent Parkway
  Englewood, Colorado 80111
Daniel P. Dwyer ..........................................................          328,370(2)              1.42%
  8350 East Crescent Parkway
  Englewood, Colorado 80111
William J. Ryan ..........................................................              6,500                .02%
  8111 Bay Colony Drive
  Naples, Florida 34108
John P. Scully ...........................................................              1,500                .00%
  2820 Terry Lake Road
  Fort Collins, Colorado 80524
BCP CommNet L.P. .........................................................         19,695,835              86.17%
  c/o The Blackstone Group
  345 Park Avenue, 31st Floor
  New York, New York 10154
All executive officers and directors
  (13 persons--stock, options and
  restricted stock).......................................................        1,556,825(3)              6.38%

- ------------------

(1) Includes options to purchase 933,150 shares of Common Stock and restricted stock to be granted subject to a retirement agreement of 82,090 shares.

(2) Includes options to purchase 328,370 shares of Common Stock.

(3) Includes options to purchase 1,466,735 shares of Common Stock and 82,090 shares of restricted stock.

                              REGULATORY APPROVALS

     Prior to the Effective Time, the FCC must approve the transfer of control of CommNet to Parent. CommNet and Parent completed filing joint applications seeking such approval on August 16, 1999. The transfer of control from CommNet to Parent of CommNet's cellular licenses must be approved by the FCC based on its evaluation of whether the transfer will serve the public interest, convenience and necessity. The Merger is also subject to the filing requirements of the HSR Act.

     The obligations of Merger Sub and the Company under the Merger Agreement are also subject to certain required regulatory approvals, as described in the Merger Agreement, having been obtained, having been declared or filed or having occurred and all such required regulatory approvals being in full force and effect. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

                         DISSENTING SHAREHOLDERS RIGHTS

     The following discussion of the provisions of Sections 7-113-101 through 7-113-302, inclusive, of the CBCA is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of those Sections, a copy of which is attached as Annex IV hereto.

     Under Section 7-113-102 of the CBCA, a CommNet shareholder is entitled to dissent from the Merger and obtain payment of the fair value of his or her shares in the event the Merger is consummated. A shareholder who is entitled to dissent and obtain payment for his or her shares under these Sections may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     Each CommNet shareholder who asserts dissenters' rights and follows the procedures specified in Sections 7-113-202 and 7-113-204 will be entitled to have the CommNet Common Stock held of record by such shareholder exchanged for cash or, if a demand for payment remains unresolved, appraised by a district court in Colorado in a proceeding conducted in accordance with Sections 7-113-301 and 7-113-302 of the CBCA and receive a judgment for (i) the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the Company in the Merger, or
(ii) for the fair value, plus interest, of the dissenter's shares for which the Company elected to withhold payment under Section 7-113-208 of the CBCA, as determined by such court. THE PROCEDURES SET FORTH IN SECTIONS 7-113-202 AND 7-113-204 OF THE CBCA SHOULD BE COMPLIED WITH STRICTLY. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN THE TERMINATION OR WAIVER OF DISSENTERS' RIGHTS. CommNet shareholders should note that failure to execute and return a proxy or transmittal letter does not perfect dissenters' rights. In addition, neither voting against the Proposal nor abstaining from voting will constitute a demand for payment. HOWEVER, VOTING IN FAVOR OF THE PROPOSAL WILL WAIVE A SHAREHOLDER'S DISSENTERS' RIGHTS. IF A SHAREHOLDER RETURNS A SIGNED PROXY THAT DOES NOT SPECIFY A VOTE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL WHICH WILL HAVE THE EFFECT OF WAIVING THE SHAREHOLDER'S DISSENTERS' RIGHTS.

     Under Sections 7-113-202 and 7-113-204 of the CBCA, a CommNet shareholder who desires to exercise dissenters' rights and who does not vote in favor of the Proposal may perfect such rights by delivering to CommNet, for receipt before the taking of the vote on the Proposal, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed Merger is consummated. The written demand is separate from and in addition to any proxy or vote against the Proposal. Such written demand for payment should be delivered either in person to the corporate secretary of CommNet before the Special Meeting or at the Special Meeting before the vote on the Proposal, or by mail (certified mail, return receipt requested, being the recommended form of transmittal), for receipt prior to the vote on the Proposal at the Special Meeting, delivered to CommNet at the following address: CommNet Cellular Inc., 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111, Attention:
Secretary.

     Only a CommNet shareholder of record, or a person duly authorized and explicitly purporting to act on her or his behalf, is entitled to exercise dissenters' rights for CommNet Common Stock.

     A beneficial shareholder of CommNet Common Stock may assert dissenters' rights as to the shares held on his or her behalf only if she or he submits to CommNet the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and he or she does so with respect to all shares beneficially owned by him or her. A person who owns CommNet Common Stock beneficially, but not of record, and who desires to exercise his or her dissenters' rights is, therefore, advised to consult promptly with the person or entity that is the record holder of his or her dissenters' Common Stock in order to receive and submit his or her written consent to the exercise of such rights and to ensure the timely exercise of such rights.

     If the Merger is authorized, CommNet will give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares. The notice will be sent no later than ten days after the Effective Time and will provide information regarding where and when the shareholder must deliver a demand for payment. The notice will also supply a form for demanding payment. CommNet will set a date by which it must receive such demand for payment and that date will not be less than 30 days after the date CommNet sends the written dissenters' notice.

     A CommNet shareholder who receives a dissenters' notice and who wishes to assert dissenters' rights must demand payment in writing for his or her shares of CommNet Common Stock. The CommNet shareholder who demands payment will be required to deposit his or her stock certificates in accordance with the CommNet dissenters' notice. A CommNet shareholder who demands payment and deposits his or her certificates retains all other rights of a shareholder until those rights are canceled or modified by the Merger.

The demand for payment and deposit of certificates is irrevocable. A COMMNET SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AND DEPOSIT HIS OR HER CERTIFICATES AS REQUIRED BY THE DATE SPECIFIED IN THE DISSENTERS' NOTICE, IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES OF COMMNET COMMON STOCK.

     Upon the Effective Time or upon receipt of a payment demand, whichever is later, CommNet shall pay each dissenter who complied with Section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on CommNet's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the Company estimates to be the fair value of the dissenter's shares, plus accrued interest. The payment will be accompanied by certain financial information, CommNet's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment under Section 7-113-209, and a copy of the CBCA sections governing dissenters' rights.

     A dissenter may notify CommNet in writing of his or her own estimate of the fair value of his or her shares of CommNet Common Stock and the amount of interest due, and demand payment of his or her own estimate, less any payment made under Section 7-113-206 of the CBCA. The dissenter may also elect to reject CommNet's offer and demand payment of the fair value of the shares and interest due, if he or she believes that the amount paid under Section 7-113- 206 or offered under Section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated. If a demand for payment remains unresolved, CommNet may, within 60 days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If CommNet does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. The proceeding will be commenced in a district court in Colorado, and the court will determine the fair value of the shares of CommNet Common Stock and accrued interest.

     In determining the fair value of the CommNet Common Stock, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

     No representation can be made as to the outcome of an appraisal proceeding. Shareholders also should be aware that the appraisal rights process is subject to uncertainties and to the possibility of lengthy and expensive litigation that could extend for a substantial period of time (without the shareholders having received any money for the CommNet Common Stock during such period). Shareholders also should recognize that an appraisal proceeding could result in a determination of a fair value higher or lower than or equal to the per share consideration which would otherwise be received in the Merger.

     The costs of an appraisal proceeding will be determined by the court and assessed against the Company, except that the court may assess costs against some or all of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 7-113-209. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable against the Company or one or more dissenters.

                           CERTAIN PENDING LITIGATION

     On October 22, 1997, The Rye Telephone Company ("Rye"), a shareholder in Pueblo Cellular, Inc. ("Pueblo") filed an action in the District Court, Pueblo County, State of Colorado, against the Company. The lawsuit alleged intentional interference with contract, breach of contract and breach of covenant of good faith in connection with a proposed sale of shares in Pueblo by Rye and Pine Drive Telephone Company ("Pine Drive") and a related lawsuit filed by the Company against Pine Drive in Arapahoe County court. The court granted the Company's motion for a directed verdict in favor of the Company. Rye has appealed this decision to the Colorado Court of Appeals. Rye seeks, among other things, general and specific damages of not less than $5,493,840, exemplary damages, fees and costs.

     A joint request for stay by all parties has been filed and granted pending the closing of the sale of Rye's interest in the Pueblo MSA market to Cellular Inc. Network Corporation (CINC), a wholly owned subsidiary of the Company. Closing of the sale transaction would result in a full and complete settlement of the lawsuit.

     There are no other material, pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which, if adversely decided, would have a material adverse effect on the Company.

                  OTHER INFORMATION AND SHAREHOLDER PROPOSALS

     Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed Proxy or their substitutes intend to vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of CommNet Cellular Inc. appearing in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from CommNet Cellular Inc., 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111, Attention:
Secretary, telephone: (303) 694-3234. In order to ensure timely delivery of the documents requested, any such request should be made by October 15, 1999.

     The following documents previously filed by the Company with the Commission (File Number 000-15056) are incorporated in this Proxy Statement by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

     (2) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1998, March 31, 1999 and June 30, 1999; and

     (3) the Company's Current Report on Form 8-K dated July 19, 1999.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

     The Company has supplied all information contained in or incorporated in this Proxy Statement relating to the Company, and Vodafone AirTouch has supplied all such information relating to Vodafone AirTouch.

                             INDEX OF DEFINED TERMS

TERM                                                                                                         PAGE
- ----                                                                                                         -----
1997 Merger...............................................................................................      12
1997 Merger Agreement.....................................................................................      13
Acquiring Person..........................................................................................      27
Acquisition Proposal......................................................................................      32
Action....................................................................................................      34
affiliates................................................................................................       4
Agreement Options.........................................................................................      32
AirTouch..................................................................................................       4
AV Acquisition............................................................................................      12
BCP CommNet...............................................................................................       2
Blackstone................................................................................................      12
Blackstone CCI............................................................................................      12
Board.....................................................................................................       2
Board of Directors........................................................................................       2
CBCA......................................................................................................       9
CCLHLLC...................................................................................................       4
cellular license..........................................................................................      12
CIFC......................................................................................................       4
CGSA......................................................................................................      12
CINC......................................................................................................       4
Code......................................................................................................      38
Commission................................................................................................       3
CommNet Common Stock......................................................................................       2
CommNet...................................................................................................       2
CommNet Management........................................................................................      25
Company...................................................................................................       2
Consulting Agreement......................................................................................      25
Control Proposal..........................................................................................      37
CPI.......................................................................................................       4
DCF.......................................................................................................      23
Descriptive Memorandum....................................................................................      16
Dissenting shares.........................................................................................       9
EBITDA....................................................................................................      22
Effective Time............................................................................................       2
eligible guarantor institution............................................................................      30
Exchange Act..............................................................................................       3
Expenses..................................................................................................      36
FCC.......................................................................................................       4
FCC Consents..............................................................................................       7
forward-looking statements................................................................................       3
HSR Act...................................................................................................       7
Joint Bidder Proposal.....................................................................................      17
Joint Bidder..............................................................................................      16
Managed Affiliates........................................................................................      31
managed market............................................................................................      12
market....................................................................................................      12
Merger....................................................................................................       2
Merger Consideration......................................................................................       5
Merger Sub................................................................................................       2
Merger Agreement..........................................................................................       2
Morgan Stanley Opinion....................................................................................       6

TERM                                                                                                         PAGE
- ----                                                                                                         -----
Morgan Stanley............................................................................................       2
MSA.......................................................................................................      12
Net Company pops..........................................................................................      12
Options...................................................................................................      32
Parent....................................................................................................       2
Pine Drive................................................................................................      43
Plan Options..............................................................................................      32
pops......................................................................................................      12
Preferred Stock...........................................................................................      26
Proposal..................................................................................................       2
Proxy.....................................................................................................       2
Pueblo....................................................................................................      43
Purchase Price............................................................................................      26
Record Date...............................................................................................       2
Right.....................................................................................................      26
Rights Agreement..........................................................................................      26
Rights Certificates.......................................................................................      26
RSA.......................................................................................................      12
Rye.......................................................................................................      43
Section 13 Event..........................................................................................      27
Section 11 (a)(ii) Event..................................................................................      27
Simpson Thacher...........................................................................................      17
Special Meeting...........................................................................................       2
Stock Acquisition Date....................................................................................      27
Subsidiary................................................................................................       2
Superior Proposal.........................................................................................      32
Surviving Corporation.....................................................................................       5
telcos....................................................................................................      12
Termination Date..........................................................................................       8
Vodafone AirTouch.........................................................................................       2
Vodafone AirTouch Proposal................................................................................      17
Voting Agreement..........................................................................................       2

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 18, 1999

                                     AMONG

                             COMMNET CELLULAR INC.

                             VODAFONE AIRTOUCH PLC

                                      AND

                   PACIFIC TELECOM CELLULAR OF COLORADO, INC.

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            -----
 ARTICLE I.     THE MERGER...............................................................................       1

     1.1.       The Merger...............................................................................       1
     1.2.       Closing..................................................................................       1
     1.3.       Effective Time...........................................................................       1
     1.4.       Effects of the Merger....................................................................       1
     1.5.       Articles of Incorporation................................................................       2
     1.6        By-Laws..................................................................................       2
     1.7.       Officers and Directors of Surviving Corporation..........................................       2
     1.8.       Effect on Capital Stock..................................................................       2

 ARTICLE II.    PAYMENT FOR SHARES.......................................................................       2

     2.1.       Exchange Fund............................................................................       2
     2.2.       Exchange Procedures......................................................................       2
     2.3.       No Further Ownership Rights in CCI Common Stock Exchanged for Cash.......................       3
     2.4.       Termination of Exchange Fund.............................................................       3
     2.5.       No Liability.............................................................................       3
     2.6.       Investment of Exchange Fund..............................................................       3
     2.7.       Lost Certificates........................................................................       3
     2.8.       Withholding Rights.......................................................................      14
     2.9.       Further Assurances.......................................................................      14
    2.10.       Shares of Dissenting Shareholders........................................................      14

ARTICLE III.    REPRESENTATIONS AND WARRANTIES...........................................................       4

     3.1.       Representations and Warranties of CCI....................................................       4
     3.2.       Representations and Warranties of Parent and Merger Sub..................................      12

 ARTICLE IV.    COVENANTS RELATING TO CONDUCT OF BUSINESS................................................      14

     4.1.       Covenants of CCI.........................................................................      14
     4.2.       Covenants of Parent and Merger Sub.......................................................      16
     4.3.       Advice of Changes; Government Filings....................................................      16
     4.4.       Transition Planning......................................................................      17
     4.5.       Control of Other Party's Business........................................................      17

 ARTICLE V.     ADDITIONAL AGREEMENTS....................................................................      17

     5.1.       Preparation of Proxy Statement; CCI Shareholder Meeting..................................      17
     5.2.       Access to Information....................................................................      18
     5.3.       Approvals and Consents; Cooperation......................................................      18
     5.4.       Acquisition Proposals....................................................................      19
     5.5.       Stock Options and Other Benefit Plans....................................................      20
     5.6.       Fees and Expenses........................................................................      21
     5.7.       Indemnification; Directors' and Officers' Insurance......................................      21
     5.8.       Rights Agreement.........................................................................      21
     5.9.       Public Announcements.....................................................................      21

                                                                                                            PAGE
                                                                                                            -----

    5.10.       Certain Agreements.......................................................................      21

 ARTICLE VI.    CONDITIONS PRECEDENT.....................................................................      21

     6.1.       Conditions to Each Party's Obligation to Effect the Merger...............................      21
     6.2.       Additional Conditions to Obligations of Merger Sub.......................................      22
     6.3.       Additional Conditions to Obligations of CCI..............................................      23

ARTICLE VII.    TERMINATION AND AMENDMENT................................................................      24

     7.1.       Termination..............................................................................      24
     7.2.       Effect of Termination....................................................................      25
     7.3.       Amendment................................................................................      26
     7.4.       Extension; Waiver........................................................................      26

ARTICLE VIII.   GENERAL PROVISIONS.......................................................................      26

     8.1.       Non-Survival of Representations, Warranties and Agreements...............................      26
     8.2.       Notices..................................................................................      26
     8.3.       Interpretation...........................................................................      27
     8.4.       Counterparts.............................................................................      27
     8.5.       Entire Agreement; No Third Party Beneficiaries...........................................      27
     8.6.       Governing Law............................................................................      27
     8.7.       Severability.............................................................................      27
     8.8.       Assignment...............................................................................      27
     8.9.       Enforcement..............................................................................      27
    8.10.       Definitions..............................................................................      27
    8.11.       WAIVER OF JURY TRIAL.....................................................................      28
    8.12.       Submission to Jurisdiction ..............................................................      29

ANNEX AND CCI DISCLOSURE SCHEDULE

Annex

A. Employee Benefits Matters

CCI Disclosure Schedule

                           GLOSSARY OF DEFINED TERMS

                                                                                                      LOCATION OF
DEFINITION                                                                                            DEFINED TERMS
- ---------------------------------------------------------------------------------------------------   -------------
Acquiring Person...................................................................................        3.1(q)
Acquisition Proposal...............................................................................        5.4(a)
Action.............................................................................................        6.2(d)
Affiliate..........................................................................................       8.10(a)
Agreement..........................................................................................      Recitals
Agreement Options..................................................................................        5.5(a)
Board of Directors.................................................................................       8.10(b)
Business Day.......................................................................................       8.10(c)
CBCA...............................................................................................      Recitals
CCI................................................................................................      Recitals
CCI Affiliates.....................................................................................       8.10(d)
CCI Benefit Plans..................................................................................        3.1(m)
CCI Common Stock...................................................................................      Recitals
CCI Disclosure Schedule............................................................................           3.1
CCI Material Contracts.............................................................................        3.1(l)
CCI Permits........................................................................................        3.1(f)
CCI SEC Reports....................................................................................        3.1(d)
CCI Shareholders Meeting...........................................................................        5.1(c)
CCI Voting Debt....................................................................................        3.1(b)
Chase Facility.....................................................................................        3.1(b)
CIFC Facilities....................................................................................        3.1(b)
Closing............................................................................................           1.2
Closing Date.......................................................................................           1.2
CoBank.............................................................................................        3.1(b)
Code...............................................................................................           2.8
Colorado Articles of Merger........................................................................           1.3
Communications Act.................................................................................        3.1(c)
Consolidated Subsidiaries..........................................................................        3.1(a)
Control Proposal...................................................................................       8.10(e)
CoreStates Facility................................................................................        3.1(b)
Dissenting Shares..................................................................................          2.10
Distribution Date..................................................................................        3.1(q)
Effective Time.....................................................................................           1.3
ERISA..............................................................................................        3.1(m)
Exchange Act.......................................................................................        3.1(c)
Exchange Fund......................................................................................           2.1
Expenses...........................................................................................           5.6
FCC................................................................................................        3.1(c)
FCC Consents.......................................................................................        6.1(c)
FCC Licenses.......................................................................................        3.1(f)
GAAP...............................................................................................        3.1(a)
General Partner Licensees..........................................................................        3.1(f)
Governmental Entity................................................................................        3.1(c)
HSR Act............................................................................................        3.1(c)
IRS................................................................................................        3.1(m)
Liens..............................................................................................        3.1(b)
Limited Partner Licensees..........................................................................        3.1(f)
Managed Affiliates.................................................................................        3.1(f)
Material Adverse Change............................................................................       8.10(f)
Material Adverse Effect............................................................................       8.10(g)

                                                                                                      LOCATION OF
DEFINITION                                                                                            DEFINED TERMS
- ---------------------------------------------------------------------------------------------------   -------------
Merger.............................................................................................      Recitals
Merger Consideration...............................................................................        1.8(b)
Merger Sub.........................................................................................      Recitals
Nasdaq.............................................................................................        3.1(c)
Nonmanaged Affiliates..............................................................................        3.1(f)
Options............................................................................................        5.5(a)
Organizational Documents...........................................................................       8.10(h)
Parent.............................................................................................      Recitals
Paying Agent.......................................................................................           2.1
Person.............................................................................................       8.10(i)
Plan Options.......................................................................................        5.5(a)
Proxy Statement....................................................................................        3.1(c)
Required CCI Votes.................................................................................        3.1(k)
Required Consents..................................................................................        3.1(c)
Required Regulatory Approvals......................................................................        6.2(c)
Rights.............................................................................................        3.1(b)
Rights Agreement...................................................................................        3.1(b)
SEC................................................................................................        3.1(d)
Securities Act.....................................................................................        3.1(b)
Share Reference Date...............................................................................        3.1(b)
Stock Acquisition Date.............................................................................        3.1(q)
Stockholder........................................................................................      Recitals
Subsidiary.........................................................................................       8.10(j)
Superior Proposal..................................................................................        5.4(a)
Surviving Corporation..............................................................................           1.1
Tax................................................................................................       8.10(k)
Tax Return.........................................................................................       8.10(k)
Taxable............................................................................................       8.10(k)
Taxes..............................................................................................       8.10(k)
Terminating CCI Breach.............................................................................        7.1(g)
Terminating Merger Sub/Parent Breach...............................................................        7.1(h)
Termination Date...................................................................................        7.1(b)
the other party....................................................................................       8.10(l)
Violation..........................................................................................        3.1(c)
Voting Agreement...................................................................................      Recitals
WARN...............................................................................................        4.1(f)

     AGREEMENT AND PLAN OF MERGER, dated as of July 18, 1999 (this "Agreement"), among COMMNET CELLULAR INC., a Colorado corporation ("CCI"), VODAFONE AIRTOUCH PLC, a British corporation ("Parent"), and PACIFIC TELECOM CELLULAR OF COLORADO, INC., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                             W I T N E S S E T H :

     WHEREAS, the Board of Directors of CCI has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), taken together are fair to and in the best interests of the shareholders of CCI and (ii) resolved to recommend that the holders of the shares of common stock, par value $.001 per share of CCI ("CCI Common Stock"), approve this Agreement and the transactions contemplated herein, including the Merger;

     WHEREAS, the Boards of Directors of Parent and Merger Sub have each determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of their respective shareholders;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Merger Sub are entering into a Voting Agreement (the "Voting Agreement") with BCP CommNet L.P., a Delaware limited partnership and the owner of approximately 86% of the CCI Common Stock ("Stockholder"), pursuant to which Stockholder has agreed to vote all the shares of CCI Common Stock owned by it in favor of the Merger upon the terms and subject to the conditions set forth in the Voting Agreement;

     WHEREAS, in order to effectuate the foregoing, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the "CBCA"), will merge with and into CCI (the "Merger"); and

     WHEREAS, CCI, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CBCA, Merger Sub shall be merged with and into CCI at the Effective Time (as defined below). At the Effective Time, the separate corporate existence of Merger Sub shall cease and CCI shall continue as the surviving corporation (the " Surviving Corporation").

     1.2. Closing. The closing of the Merger (the "Closing") will take place on the fifth Business Day after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto.

     1.3. Effective Time. As soon as practicable following the Closing, the parties shall (i) file articles of merger (the "Colorado Articles of Merger") in such form as is required by and executed in accordance with the CBCA and
(ii) make all other filings or recordings required under the CBCA. The Merger shall become effective at the later of (i) such time as the Colorado Articles of Merger are duly filed with the Colorado Secretary of State or (ii) such other time as Parent, Merger Sub and CCI shall agree in writing should be specified in the Colorado Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4. Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of CCI and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of CCI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5. Articles of Incorporation. The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     1.6. ByLaws. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7. Officers and Directors of Surviving Corporation. The directors of Merger Sub shall be the directors of the Surviving Corporation and the officers of the Surviving Corporation shall be those designated by Merger Sub prior to the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified, as the case may be.

     1.8. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of CCI, Parent, Merger Sub or the holders of any shares of CCI Common Stock or any shares of capital stock of Merger Sub:

      (a) Each share of CCI Common Stock that is owned by Parent or any Subsidiary of Parent (including Merger Sub) or of CCI (together, in each case, with the associated Right), shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

      (b) Except as otherwise provided herein, each issued and outstanding share of CCI Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled in accordance with Section 1.8(a) and Dissenting Shares (as defined below)) together with the associated Right shall be converted into the right to receive an amount equal to $31 per share in cash, plus interest thereon for the period commencing on the date of this Agreement until, but not including, the Closing Date at a rate of eight percent (8%) per annum compounded daily calculated on the basis of a 360-day year for the actual number of days elapsed (the "Merger Consideration").

      (c) As of the Effective Time, all shares of CCI Common Stock (and the associated Rights) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of CCI Common Stock (and the associated Rights) shall cease to have any rights with respect thereto, except (i) the right to receive cash to be paid in consideration therefor upon surrender of such certificate in accordance with Article II, or (ii) in the case of Dissenting Shares, any rights under
Article 113 of the CBCA.

      (d) Each share of common, preferred or other capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

                                  ARTICLE II.
                               PAYMENT FOR SHARES

     2.1. Exchange Fund. Prior to the mailing of the Proxy Statement (as defined below), Merger Sub shall appoint a bank or trust company which is reasonably satisfactory to CCI to act as paying agent for the payment of the Merger Consideration (the "Paying Agent"). At or prior to the Effective Time, Parent or Merger Sub shall deposit the Merger Consideration with the Paying Agent for the benefit of the holders of the shares of CCI Common Stock (and the associated Rights) for payment pursuant to this Agreement. The Paying Agent shall deliver such cash (such cash being hereinafter referred to as the "Exchange Fund") in payment for outstanding shares of CCI Common Stock (and the associated Rights).

     2.2. Exchange Procedures. As soon as reasonably practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of CCI Common Stock (and the associated Rights) shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash into which the number of shares of CCI Common Stock (and the associated Rights) previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time there shall be no further transfer on the records of CCI or its transfer agent of certificates representing shares of CCI Common Stock (and the associated Rights) which have been converted pursuant to this Agreement into the right to receive cash, and if such certificates are presented to CCI for transfer, they shall be cancelled against delivery of cash. If payment of the Merger Consideration is to be remitted to a Person other than the Person in whose name the certificate for CCI Common Stock surrendered for payment is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed, with signature guaranteed by a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act, as defined below), or otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each certificate for shares of CCI Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 1.8. Except as provided in
Section 1.8(b), no interest will be paid or will accrue on any cash payable as Merger Consideration.

     2.3. No Further Ownership Rights in CCI Common Stock Exchanged for
Cash. All cash paid upon the surrender for conversion of certificates representing shares of CCI Common Stock (and the associated Rights) in accordance with the terms of Article I and this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of CCI Common Stock (and the associated Rights) surrendered for conversion for cash theretofore represented by such certificates.

     2.4. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of certificates representing shares of CCI Common Stock (and the associated Rights) for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of such certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the shares of CCI Common Stock (and the associated Rights) formerly represented thereby to which such holders are entitled pursuant to Section 2.2 and only as general creditors thereof for payment of their claim for the Merger Consideration.

     2.5. No Liability. None of Parent, Merger Sub, CCI, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of CCI Common Stock (and the associated Rights) shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any cash would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     2.6. Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

     2.7. Lost Certificates. If any certificate of CCI Common Stock (and the associated Right) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by CCI, the posting by such Person of a bond in such reasonable amount as CCI may direct as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of CCI Common Stock (and the associated Rights) formerly represented thereby, pursuant to this Agreement.

     2.8. Withholding Rights. CCI and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CCI Common Stock (and the associated Rights) such amounts as CCI or the Paying Agent, as applicable, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CCI or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CCI Common Stock (and the associated Rights) in respect of which such deduction and withholding was made by such party.

     2.9. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of CCI or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CCI or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.10. Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any shares of CCI Common Stock (and the associated Rights) that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger and who shall have demanded properly in writing payment for such shares in accordance with Article 113 of the CBCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair value (as defined in Article 113) of such shares of CCI Common Stock (and the associated Rights) held by them in accordance with the provisions of
Article 113 of the CBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such shares of CCI Common Stock (and the associated Rights) under such Article 113 shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without any interest thereon (except as provided in Section 1.8(b)). CCI shall give Merger Sub prompt notice of any notice or demands for payment in accordance with Article 113 of the CBCA for shares of CCI Common Stock received by CCI and Merger Sub shall have the right to participate in and approve all negotiations and proceedings with respect to such demands. CCI shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of CCI. Except as set forth in the CCI Disclosure Schedule delivered by CCI to Merger Sub at or prior to the execution of this Agreement (the "CCI Disclosure Schedule"), CCI represents and warrants to Parent and Merger Sub as follows:

     (a) Organization, Standing and Power.

             (i) Each of CCI and each of the Consolidated Subsidiaries that is a corporation has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Consolidated Subsidiaries that is a partnership or limited liability company has been duly formed and is validly existing under the laws of the jurisdiction of its formation. Each of CCI and each of the Consolidated Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on CCI. The copies of the Organizational Documents of CCI and the Consolidated Subsidiaries which were previously furnished to Merger Sub are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used herein, "Consolidated Subsidiaries" means the corporations, partnerships and limited liability companies which are, or which in accordance with generally accepted accounting principles ("GAAP") should be, consolidated for purposes of CCI's financial reporting, exclusive of partnerships unless CCI or an entity which it controls is the controlling general partner of such partnership.

             (ii) Each of the Managed Affiliates (as defined below) that is a corporation has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Managed Affiliates that is a partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation. Each of the Managed Affiliates is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on CCI.

     (b) Capital Structure.

             (i) As of the date of this Agreement (the "Share Reference Date"), the authorized capital stock of CCI consisted of (A) 40,000,000 shares of CCI Common Stock, of which 22,853,345 shares were outstanding and
        (B) 1,000,000 shares of preferred stock, of which 150,000 shares of Series A Preferred Stock have been designated (none of which have been issued) and were reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of CCI Common Stock pursuant to the Rights Agreement dated as of December 10, 1990, as amended, between CCI and State Street Bank and Trust Company, as successor to The Bank of New York, as rights agent (the "Rights Agreement"). Since the Share Reference Date, to the date of this Agreement, there have been no issuances of shares of the capital stock of CCI or any other securities of CCI other than issuances of shares pursuant to options or rights outstanding as of the Share Reference Date under the CCI Benefit Plans (as defined below). All issued and outstanding shares of the capital stock of CCI are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of the Share Reference Date no options, warrants or other rights to acquire capital stock from CCI other than the options specified in Section 5.5(a). No options or warrants or other rights to acquire capital stock from CCI have been issued or granted since the Share Reference Date to the date of this Agreement.

             (ii) Except as set forth in Section 3.1(b) of the CCI Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Consolidated Subsidiary that is a corporation are duly authorized, validly issued, fully paid and non-assessable and are owned, directly or indirectly, by CCI and, where owned by CCI or a Consolidated Subsidiary, are owned free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("Liens"). Except as set forth in Section 3.1(b) of the CCI Disclosure Schedule, all of the partnership or limited liability company interests of each Consolidated Subsidiary that is a partnership or a limited liability company have been validly created pursuant to its partnership agreement or limited liability company agreement, as applicable, and all of the partnership or limited liability interests of each such Consolidated Subsidiary are owned, directly or indirectly, by CCI and, where owned by CCI or a Consolidated Subsidiary, are owned free and clear of any Liens.

             (iii) Except as set forth in Section 3.1(b) of the CCI Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by CCI or a Consolidated Subsidiary in each Managed Affiliate or CCI Affiliate which is a corporation are duly authorized, validly issued, fully paid and non-assessable and, where owned directly by CCI or a Consolidated Subsidiary, as applicable, are owned free and clear of any Liens. Except as set forth in Section 3.1(b) of the CCI Disclosure Schedule, all of the partnership interests of each Managed Affiliate or CCI Affiliate which is a partnership in which CCI or a Consolidated Subsidiary has a direct partnership interest have been validly created pursuant to such partnership's partnership agreement and all of the partnership interests of each partnership Managed Affiliate or CCI Affiliate directly owned by CCI or a Consolidated Subsidiary, as applicable, are free and clear of any Liens.

             (iv) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of CCI having the right to vote on any matters on which shareholders may vote ("CCI Voting Debt") are issued or outstanding.

             (v) Except as otherwise set forth in this Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CCI or any of the Consolidated Subsidiaries is a party or by which any of them is bound obligating CCI or any of the Consolidated Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CCI or any of the Consolidated Subsidiaries or obligating CCI or any of the Consolidated Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of CCI or any of the Consolidated Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of CCI or any of the Consolidated Subsidiaries.

             (vi) As of July 16, 1999, the only outstanding indebtedness for borrowed money of CCI, the Consolidated Subsidiaries and the Managed Affiliates is (a) indebtedness under a Senior Bank Credit Facility dated September 18, 1997 with The Chase Manhattan Bank, as administrative agent and collateral agent, Chase Manhattan Bank Delaware, as fronting bank, and the other lenders named therein (the "Chase Facility") not exceeding $739,000,000, (b) indebtedness owed to CIFC by Consolidated Subsidiaries or Managed Affiliates under the credit facilities set forth on Section 3.1(i) of the CCI Disclosure Schedule (the "CIFC Facilities"), (c) indebtedness to CoreStates Bank (now known as First Union National Bank) under the Credit Agreement dated as of September 4, 1996 between Sioux Falls Cellular Limited Partnership and CoreStates Bank, N.A. (the "CoreStates Facility") not exceeding $2,916,332, (d) indebtedness to CoBank ACB ("CoBank") under the Credit Agreement dated as of July 31, 1997 between Eastern South Dakota Cellular of South Dakota LP and CoBank not exceeding $0,
        (e) indebtedness to CoBank under the Credit Agreement dated as of July 31, 1997 between Sanborn Cellular of South Dakota Limited Partnership and CoBank not exceeding $3,939,888, (f) indebtedness to CoBank under the Credit Agreement dated as of July 31, 1997 between Missouri Valley Cellular of South Dakota Limited Partnership and CoBank not exceeding $3,172,258, (g) indebtedness to CoBank under the Credit Agreement dated as of June 14, 1998 between Pueblo Cellular, Inc. and CoBank not exceeding $5,604,851, and (h) other indebtedness for borrowed money not exceeding $100,000. Other than any loans and other extensions of credit under the facilities referred to in clauses (a) through
        (g) above, all of which are prepayable in full in accordance with their terms (without penalty other than break funding costs), no indebtedness for borrowed money of CCI or the Consolidated Subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by CCI or any Consolidated Subsidiary or any Managed Affiliate or restricts the ability of any of the foregoing to grant any Liens on its properties or assets. There are no agreements or arrangements pursuant to which CCI or the Consolidated Subsidiaries has guaranteed or agreed to be liable for the obligations of another Person for borrowed money, other than CCI and its wholly owned Subsidiaries.

             (vii) There are no agreements or arrangements pursuant to which
        (i) except as set forth on Section 3.1(b) of the CCI Disclosure Schedule, CCI is or could be required to register shares of CCI Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) CCI is a party and which restricts the voting or disposition of any CCI Common Stock.

     (c) Authority; No Conflicts.

             (i) CCI has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of CCI Common

        Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CCI, subject in the case of the consummation of the Merger to the adoption of this Agreement by the shareholders of CCI. This Agreement has been duly executed and delivered by CCI and constitutes a valid and binding agreement of CCI, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

             (ii) Except as set forth in Section 3.1(c)(ii) of the CCI Disclosure Schedule, the execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Organizational Documents of CCI, any Consolidated Subsidiary or Managed Affiliate that is a corporation or (B) except as could not reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CCI or any of the Consolidated Subsidiaries or their properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to CCI, any Consolidated Subsidiary or, to the knowledge of CCI, any Managed Affiliate, in connection with the execution and delivery of this Agreement by CCI or the consummation by CCI of the transactions contemplated hereby, except for (x) the filing with the SEC of (i) a proxy statement relating to the Required CCI Votes at the CCI Shareholders Meeting (as defined below) (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (ii) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (y) those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Communications Act of 1934, as amended (the "Communications Act"), and any rules and regulations promulgated by the Federal Communications Commission ("FCC"), (C) state securities or "blue sky" laws, (D) the CBCA with respect to the filing and recordation of appropriate merger or other documents, (E) rules and regulations of the Nasdaq National Market ("Nasdaq"), and (F) antitrust or other competition laws of other jurisdictions, and (z) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) or (y) are hereinafter referred to as "Required Consents."

     (d) Reports and Financial Statements.

             (i) CCI has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since September 30, 1996 (collectively, including all exhibits thereto, the "CCI SEC Reports"). No Consolidated Subsidiary of CCI is required to file any form, report or other document with the SEC. None of the CCI SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the CCI SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of CCI as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such CCI SEC Reports, as of their respective dates (and as of the date of any amendment to the respective CCI SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

             (ii) Except as set forth in the CCI SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1999, as of the date of this Agreement neither CCI nor any of the Consolidated Subsidiaries has any liabilities or obligations (other than arising under this Agreement) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CCI or could reasonably be expected to prevent or materially delay the performance of this Agreement by CCI.

     (e) Proxy Statement. The Proxy Statement will not, at the date it is first mailed to CCI's shareholders or at the time of the CCI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that in each case no representation is made by CCI with respect to statements made or incorporated by reference therein based on information supplied in writing by Merger Sub specifically for inclusion therein.

     (f) Compliance with Applicable Laws; Regulatory Matters. CCI, the Consolidated Subsidiaries, the CCI Affiliates which hold FCC Licenses for which CCI serves (pursuant to contract or otherwise) as managing agent (the "Managed Affiliates"), the partnerships which hold FCC licenses to operate cellular telephone systems (" FCC Licenses") for which a Consolidated Subsidiary is the managing or majority general partner (the "General Partner Licensees") and, to the knowledge of CCI, the CCI Affiliates for which CCI does not serve as managing agent (the "Nonmanaged Affiliates") and the partnerships which hold FCC Licenses for which Consolidated Subsidiaries are non-managing general partners or are limited partners (the "Limited Partner Licensees") hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of CCI, taken as a whole (the "CCI Permits"). CCI, the Consolidated Subsidiaries, the Managed Affiliates, the General Partner Licensees and, to the knowledge of CCI, the Nonmanaged Affiliates and the Limited Partner Licensees are in compliance with the terms of the CCI Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI. Except as disclosed in the CCI SEC Reports, the businesses of CCI, the Consolidated Subsidiaries, the Managed Affiliates, the General Partner Licensees and, to the knowledge of CCI, the Nonmanaged Affiliates and the Limited Partner Licensees are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI. As of the date of this Agreement, no investigation (other than with respect to Taxes) by any Governmental Entity with respect to CCI or any of the Consolidated Subsidiaries, the Managed Affiliates, the General Partner Licensees and, to the knowledge of CCI, the Nonmanaged Affiliates and the Limited Partner Licensees is pending or, to the knowledge of CCI, threatened, other than investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI. CCI and each of the Consolidated Subsidiaries, the Managed Affiliates, the General Partner Licensees and, to the knowledge of CCI, the Nonmanaged Affiliates and the Limited Partner Licensees have filed with all applicable Governmental Entities all forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied with all applicable laws, rules and regulations, except for such nonfiling or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI. Set forth in Section 3.1(f) of the CCI Disclosure
Schedule is a true and complete list of all cellular FCC Licenses held by CCI, any Consolidated Subsidiary, or any Managed Affiliate.

     (g) Litigation. Except as set forth in Section 3.1(g) of the CCI Disclosure Schedule and other than rulemaking or other proceedings of general applicability affecting the cellular telephone industry and except as disclosed in the CCI SEC Reports, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of CCI, threatened, against or affecting CCI or any Consolidated Subsidiary or, to CCI's knowledge, Managed Affiliate which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CCI, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CCI or any Consolidated Subsidiary or, to CCI's knowledge, Managed Affiliate which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CCI or to prevent or materially delay the performance of this Agreement by CCI.

     (h) Taxes. (i) CCI and each of the Consolidated Subsidiaries and Managed Affiliates have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) CCI and each of the Consolidated Subsidiaries and Managed Affiliates have paid all Taxes that are shown as due on such filed Tax Returns or that CCI or any of the Consolidated Subsidiaries or Managed Affiliates is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI; (iii) as of the date of this Agreement, there are no pending or, to the knowledge of CCI, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to CCI or any of the Consolidated Subsidiaries or Managed Affiliates which, if determined adversely to CCI or such Consolidated Subsidiary or Managed Affiliate, could reasonably be expected to have a Material Adverse Effect on CCI; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against CCI or any of the Consolidated Subsidiaries or Managed Affiliates which, if such deficiencies or claims were finally resolved against CCI or any of the Consolidated Subsidiaries or Managed Affiliates, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on CCI; (v) there are no material Liens for Taxes upon the assets of CCI or any of the Consolidated Subsidiaries or Managed Affiliates, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of CCI or any of the Consolidated Subsidiaries or Managed Affiliates has made an election under Section 341(f) of the Code; (vii) except as set forth in Section 3.1(h) of the CCI Disclosure Schedule, no extension of the statute of limitations on the assessment of any Taxes has been granted by CCI or any of its Consolidated Subsidiaries or Managed Affiliates and is currently in effect; (viii) except as set forth in
Section 3.1(h) of the CCI Disclosure Schedule, none of CCI, its Consolidated Subsidiaries or Managed Affiliates is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by CCI or a subsidiary of any "excess parachute payments" within the meaning of Section 280G or 162(m) of the Code; (ix) none of CCI, its Consolidated Subsidiaries and Managed Affiliates has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in

Section 897(c)(l)(A)(ii) of the Code; (x) all Taxes required to be withheld, collected or deposited by or with respect to CCI, its Consolidated Subsidiaries and Managed Affiliates have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (xi) none of CCI, its Consolidated Subsidiaries and Managed Affiliates has issued or assumed (A) any obligations described in
Section 279(A) of the Code, (B) except as set forth in Section 3.1(h) of the CCI Disclosure Schedule, any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not in registered form; (xii) there are no requests for information currently outstanding that could affect the Taxes of CCI, its Consolidated Subsidiaries and Managed Affiliates; and (xiii) there are no proposed reassessments of any property owned by CCI, its Consolidated Subsidiaries and Managed Affiliates or other proposals that could increase the amount of any Tax to which CCI or any such Person would be subject.

     (i) Subsidiaries and Affiliates. Section 3.1(b) of the CCI Disclosure Schedule lists CCI's ownership interests in all the Consolidated Subsidiaries, the Managed Affiliates, the General Partner Licensees, the Nonmanaged Affiliates and the Limited Partner Licensees as of the date of this Agreement. Section 3.1(i) of the CCI Disclosure Schedule lists all outstanding contractual agreements of CCI or any of the Consolidated Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Consolidated Subsidiary, Managed Affiliate, General Partner Licensee, Nonmanaged Affiliate and Limited Partner Licensee, except such agreements as would not require any investment or provision of funds or assets in an amount or having a fair market value in excess of $1,000,000 for any such agreement or $2,500,000 in the aggregate for all such agreements.

     (j) Absence of Certain Changes or Events. Except as disclosed in the CCI SEC Reports: (A) since March 31, 1999, CCI and the Consolidated Subsidiaries and Managed Affiliates have conducted their respective businesses in the ordinary course consistent with their past practices and have not incurred any material liability or obligation, except in the ordinary course of their respective businesses consistent with their past practices; and (B) since March 31, 1999 to the date of this Agreement, there has not been any Material Adverse Change.

     (k) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of CCI Common Stock (the "Required CCI Vote") is the only vote of the holders of any class or series of CCI capital stock necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in
Section 3.2(f), without giving effect to the knowledge qualification thereto).

     (l) Certain Agreements.

             (i) All contracts (A) listed or which would be required to be listed as an exhibit to CCI's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of CCI and the Consolidated Subsidiaries and any contracts that would be required to be so listed but for the exception with respect to listing contracts made in the ordinary course of business, (B) to which CCI or a Consolidated Subsidiary is a party providing for payments or the receipt of payments or the sale, purchase or exchange of goods or services worth in excess of $5,000,000 (or in fact resulting in such payments for the twelve months ended June 30, 1999), which contracts described in this clause
        (B) are listed on Section 3.1(l) of the CCI Disclosure Schedule or
        (C) to which CCI or a Consolidated Subsidiary is a party which are partnership, limited liability company, joint venture or similar agreements or management agreements (the "CCI Material Contracts") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither CCI nor any of the Consolidated Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such CCI Material Contract, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI. To the knowledge of CCI, no counterparty to any such CCI Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such CCI Material Contract, except for defaults or breaches which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on CCI.

             (ii) Except as set forth in Section 3.1(l)(ii) of the CCI Disclosure Schedule, as of the date of this Agreement none of CCI or any of the Consolidated Subsidiaries or, to the knowledge of CCI, any of the Managed Affiliates has entered into any agreement or arrangement: (A) limiting or otherwise restricting CCI or any of the Consolidated Subsidiaries or any of the Managed Affiliates from engaging or competing in any line of business or in any geographic area or (B) with any Person who owns more than 5% of the CCI Common Stock.

     (m) Employee Benefit Plans; Labor Matters.

             (i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), whether or not subject to ERISA, to which CCI or any of the Consolidated Subsidiaries is a party or has any liability in respect of or which is maintained or contributed to by CCI or any of the Consolidated Subsidiaries (the "CCI Benefit Plans"), CCI has made available to Parent a true and complete copy of
        (A) such CCI Benefit Plan, (B) the two most recent annual reports (Form
        5500) filed with the Internal Revenue Service (the "IRS"), (C) each trust or other funding arrangement relating to such CCI Benefit Plan,
        (D) the most recent summary plan description related to each CCI Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report (if applicable) relating to a CCI Benefit Plan and (F) the most recent determination letter, if any, issued by the IRS with respect to any CCI Benefit Plan qualified under Section 401(a) of the Code.

             (ii) Each of the CCI Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and CCI is not aware, after reasonable inquiry, of any circumstances likely to result in the revocation of any such favorable determination letter that could reasonably be expected to have a Material Adverse Effect on CCI.

             (iii) No event has occurred and, to the knowledge of CCI, after reasonable inquiry, there exists no condition or set of circumstances, in connection with which CCI or any of the Consolidated Subsidiaries could be subject to any liability under the terms of any CCI Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CCI.

             (iv) None of CCI, any of the Consolidated Subsidiaries or any of the Managed Affiliates is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by CCI or any of the Consolidated Subsidiaries or Managed Affiliates. There is no pending labor dispute, strike or work stoppage against CCI or any of the Consolidated Subsidiaries or Managed Affiliates which may interfere with the respective business activities of CCI or any of the Consolidated Subsidiaries or Managed Affiliates, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on CCI. There is no pending charge or complaint against CCI or any of the Consolidated Subsidiaries or Managed Affiliates by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on CCI. Neither CCI nor any of the Consolidated Subsidiaries has any present or future obligation to contribute to, or any liability in respect of, any "multiemployer plan" as described in
        Section 3(37) of ERISA.

             (v) Except as set forth in Section 3.1(m)(v) of the CCI Disclosure Schedule, no CCI Benefit Plan exists which could result in the payment to any employee of CCI or any of the Consolidated Subsidiaries of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

     (n) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based on arrangements made by or on behalf of CCI, except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by CCI in accordance with CCI's agreement with such firm. A true and complete copy of such agreement has been delivered to Parent prior to the date hereof.

     (o) Opinion of Financial Advisor. CCI has received the opinion of Morgan Stanley & Co. Incorporated dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of CCI Common Stock (other than Parent or its Affiliates).

     (p) Board Recommendation. As of the date hereof, the Board of Directors of CCI, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the shareholders of CCI and (ii) resolved to recommend that the holders of the shares of CCI Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     (q) Rights Agreement. Under the Rights Agreement, (i) none of the approval, execution or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby will cause (1) the Rights to become exercisable, (2) Merger Sub or Parent to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (3) the "Stock Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event. The "Distribution Date" (as defined in the Rights Agreement) has not occurred.

     (r) Takeover Statutes. No Colorado state takeover statute or similar statute or regulation of the State of Colorado applies or purports to apply to the Agreement or any of the transactions contemplated herein, including the Merger. Subject to receipt of the FCC consents, no provision of the Organizational Documents of CCI or Consolidated Subsidiaries or Managed Affiliates would, as a result of the consummation of the transactions contemplated hereby, directly or indirectly restrict or impair the ability of Merger Sub or Parent to vote, or otherwise to exercise the rights of a shareholder with respect to securities of CCI or of any Consolidated Subsidiary (to the extent securities of any Consolidated Subsidiary are owned directly or indirectly by CCI) or permit any shareholder or general partner to acquire securities of CCI on a basis not available to Merger Sub or Parent.

     3.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, represent and warrant to CCI as follows:

     (a) Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and each of Parent and Merger Sub is in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent or Merger Sub, as the case may be.

     (b) Authority; No Conflicts.

             (i) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of either Parent or Merger Sub or (B) except as could not reasonably be expected to have a Material Adverse Effect on either Parent or Merger Sub, and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
        (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Parent or Merger Sub or their respective properties or assets.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to either Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (A) the Required Consents set forth in
        Section 3.1(c)(iii) and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on either Parent or Merger Sub.

     (c) Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of CCI or at the time of the CCI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) No Vote Required. No vote or approval of (i) any holder of any interest in Parent or (ii) the holders of any class of Merger Sub shares is necessary to approve this Agreement and the transactions contemplated hereby other than those already obtained by Parent and Merger Sub on or before the date hereof.

     (e) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Merger Sub or Parent.

     (f) Ownership of CCI Common Stock. As of the date of this Agreement, neither Parent or Merger Sub nor, to the knowledge of Parent, any of Parent's affiliates or associates (as such terms are defined under the Exchange Act)
(i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of CCI.

     (g) FCC Qualification. Parent and Merger Sub are each fully qualified under the Communications Act, and any applicable state regulations, to control all CCI Permits (including, without limitation, all FCC Licenses), without the requirement of divestiture of any CCI Permits or FCC Licenses or of any interests held by Parent or Merger Sub or any of their Affiliates.

     (h) Financing. Parent and Merger Sub have or have available to them sufficient committed funds to consummate the transactions contemplated by this Agreement (including paying the Merger Consideration in respect of all outstanding shares of CCI Common Stock) and to pay all related fees and expenses.

     (i) No Business Activities. Except for its ownership of a partnership interest in Colorado RSA No. 3 Limited Partnership, Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                  ARTICLE IV.
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1. Covenants of CCI. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Merger Sub shall otherwise consent in writing):

          (a) Ordinary Course. Except as set forth in Section 4.1(a) of the CCI Disclosure Schedule, CCI and the Consolidated Subsidiaries and Managed Affiliates shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable best efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, Governmental Entities, customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by CCI or the Consolidated Subsidiaries or Managed Affiliates with respect to matters specifically addressed by any other provision of this
     Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital. CCI shall not, and shall not permit any of the Consolidated Subsidiaries to, and shall not propose to,
     (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by the Consolidated Subsidiaries in the ordinary course of business consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of CCI which remains a wholly-owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by CCI of CCI Common Stock in the ordinary course of business consistent with past practice in connection with the CCI Benefit Plans.

          (c) Issuance of Securities. Except as set forth in Section 5.5, CCI shall not, and shall not permit any of the Consolidated Subsidiaries to, issue, deliver or sell, dispose, pledge or encumber or authorize or propose the issuance, delivery, sale, disposition, pledge or encumbrance of, any shares of its capital stock of any class, any CCI Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or CCI Voting Debt, or enter into any agreement with respect to any of the foregoing and shall not amend any equity-related awards issued pursuant to the CCI Benefit Plans, other than
     (i) the issuance of CCI Common Stock (and the associated Rights) upon the exercise of stock options issued in the ordinary course of business and consistent with past practice in accordance with the terms of the CCI Stock Option Plan as in effect on the date of this Agreement and (ii) issuances of shares to directors in accordance with the Director's Compensation Plan of CCI.

          (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of Nasdaq, CCI and the Consolidated Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

          (e) Indebtedness. CCI shall not, and shall not permit any of the Consolidated Subsidiaries to, (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of CCI or any of the Consolidated Subsidiaries or guarantee any debt securities of other Persons other than indebtedness of CCI or any Consolidated Subsidiary to CCI or any wholly-owned Subsidiary of CCI and other than in the ordinary course of business or as permitted pursuant to Section 4.1(e) of the CCI Disclosure Schedule, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by CCI or a Consolidated Subsidiary to or in CCI, any Consolidated Subsidiary or CCI Affiliate in the ordinary course of business consistent with past practice or as permitted pursuant to

     Section 4.1(e) of the CCI Disclosure Schedule or (iii) subject to
     Section 4.1(n), pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice.

          (f) Benefit Plans; WARN. CCI shall not, and shall not permit any of the Consolidated Subsidiaries to (i) increase the compensation payable or to become payable to any of its executive officers or employees,
     (ii) adopt or amend (except as may be required or prudent under law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any CCI Benefit
     Plan) for the benefit or welfare of any employee, director or former director or employee, (iii) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, (iv) effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of CCI or any of the Consolidated Subsidiaries, without notifying Merger Sub in advance and without complying with the notice requirements and other provisions of WARN, or (v) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement), except in each case of clauses (i) - (v) any such increases or grants, or amendments or modifications, made in the ordinary course of business and in accordance with past practice but in any event, in an aggregate amount, not exceeding $1,000,000.

          (g) Other Actions. CCI shall not, and shall not permit any of the Consolidated Subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of CCI set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.4, any of the conditions to the Merger set forth in Article VI not being satisfied.

          (h) Accounting Methods; Income Tax Elections. Except as disclosed in CCI SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, CCI shall not change any of its methods of accounting in effect at March 31, 1999, except as required by changes in GAAP as concurred in by CCI's independent auditors. CCI shall not
     (i) change its fiscal year or (ii) make or rescind any material Tax election or settle or compromise any federal, state, local or foreign Tax liability, other than in the ordinary course of business consistent with past practice, without consultation with Merger Sub.

          (i) Certain Agreements. Except as set forth in Section 4.1(i) of the CCI Disclosure Schedule, CCI shall not, and shall not permit any of the Consolidated Subsidiaries to, enter into any agreement or arrangement:
     (i) that limits or otherwise restricts CCI or any of the Consolidated Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Closing, limit or restrict Surviving Corporation or any of its affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area or (ii) with any Person who owns more than 5% of the CCI Common Stock.

          (j) Acquisitions; Use of Funds. Except as set forth on Schedule 4.1(a) of the CCI Disclosure Schedule, CCI and the Consolidated Subsidiaries shall not make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in assets comprising any business enterprise or operation or spectrum or (ii) except in the ordinary course of business consistent with past practices, any other asset.

          (k) Wireless Assets. Except as set forth on Schedule 4.1(a) of the CCI Disclosure Schedule, CCI and the Consolidated Subsidiaries shall not sell, transfer, lease, license, pledge, mortgage, encumber or otherwise dispose of any direct or indirect ownership interest in or assets comprising any wireless system or part thereof (including any shares of capital stock of any Subsidiary holding such interest) or other investment or business enterprise or operation, other than (i) the replacement or upgrade of assets, or the disposition of redundant assets, in each case, in the ordinary course of business consistent with past practice and (ii) sales of individual assets in the ordinary course of business consistent with past practice.

          (l) Line of Business. CCI and the Consolidated Subsidiaries shall not, directly or indirectly, engage in the conduct of any business or in any territory, other than the wireless telecommunications business and related businesses conducted by CCI on the date hereof and in the territories where so conducted.

          (m) Expenditures. For any fiscal quarter commencing with the quarter ending September 30, 1999, CCI and the Consolidated Subsidiaries shall not make any capital expenditures, other than handsets, in excess of $12 million per quarter; provided that any amounts not spent in prior quarters as permitted hereunder may be spent in succeeding quarters. CCI and the Consolidated Subsidiaries shall not enter into any agreements, arrangements or understandings requiring capital expenditures at times or in amounts other than as set forth in the preceding sentence.

          (n) Claims. Without the prior consent of Merger Sub (which shall not be unreasonably withheld or delayed), CCI and the Consolidated Subsidiaries shall not settle or compromise any material claim, action, suit, litigation, arbitration, investigation or proceeding (in each case, whether pending or threatened) not covered by insurance, including any claim, action, suit, litigation, arbitration, investigation or proceeding (in each case, whether pending or threatened) to the effect that this Agreement or the consummation of the transactions contemplated hereby conflicts with, or results in a Violation pursuant to, any provision of the Organizational Documents of CCI or any Consolidated Subsidiary or Managed Affiliate.

          (o) Certain Agreements. CCI and the Consolidated Subsidiaries shall not enter into any agreement, arrangement or understanding that would constitute a CCI Material Contract if it were in effect on the date of this Agreement. CCI and the Consolidated Subsidiaries shall not prepay, modify, amend or terminate (or waive, release or assign any material rights or claims under) any CCI Material Contract or other material agreement, arrangement or understanding of CCI or any Consolidated Subsidiary, in each case, except in the ordinary course of business consistent with past practice.

          (p) Intention. CCI and the Consolidated Subsidiaries shall not enter into any agreement, commitment or obligation to take any action prohibited by this Section.

          (q) Managed Affiliates. CCI and the Consolidated Subsidiaries will use reasonable efforts to cause each Managed Affiliate to comply with the provisions of this Section to the same extent as if such Managed Affiliate were a Consolidated Subsidiary.

     4.2. Covenants of Parent and Merger Sub. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that CCI shall otherwise consent in writing):

          (a) Governing Documents. Except to the extent required to comply with its obligations hereunder or required by law, Merger Sub shall not amend or propose to amend its Organizational Documents in any manner that could reasonably be expected to prevent or materially delay the performance of this Agreement; provided, however, that (i) Merger Sub shall not amend or propose to amend its Organizational Documents in any way at any time following the date of the Proxy Statement and (ii) Merger Sub shall amend its Organizational Documents prior thereto to the extent necessary to comply with Section 5.7.

          (b) Other Actions. Neither Parent nor Merger Sub shall take any action that could reasonably be expected to result in (i) any of the representations or warranties of either Parent or Merger Sub set forth in this Agreement that are qualified as to materiality becoming untrue,
     (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     4.3. Advice of Changes; Government Filings. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) on operational matters and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. CCI and Merger Sub shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of CCI and Merger Sub shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     4.4. Transition Planning. Brian Shay, as President of Merger Sub, and Arnold C. Pohs, as Chief Executive Officer of CCI, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. If either such person ceases to be President or Chief Executive Officer, respectively, of his company for any reason, such person's successor shall assume his predecessor's responsibilities under this Section 4.4. During the period between the date of this Agreement and the Effective Time, Messrs. Shay and Pohs jointly shall coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law.

     4.5. Control of Other Party's Business. Nothing contained in this Agreement shall give CCI, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent directly or indirectly, the right to control or direct CCI's operations prior to the Effective Time. Prior to the Effective Time, each of CCI and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V.
                             ADDITIONAL AGREEMENTS

     5.1. Preparation of Proxy Statement; CCI Shareholder Meeting.

          (a) As soon as practicable following the date of this Agreement, CCI shall prepare the Proxy Statement. Parent and Merger Sub will cooperate with CCI in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to CCI any and all information regarding Parent and its affiliates as may be required to be disclosed therein. CCI will use its best efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable.

          (b) CCI will as promptly as practicable notify Merger Sub of (i) the receipt of any comments from the SEC and (ii) any request by the SEC for any amendment to the Proxy Statement or for additional information. All filings by CCI with the SEC, including the Proxy Statement and any amendment thereto, and all mailings to CCI's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Merger Sub (such approval not to be unreasonably withheld or delayed).

          (c) Unless the Board of Directors of CCI determines in good faith after consultation with outside legal counsel that in connection with the receipt of a Superior Proposal such action would breach its fiduciary obligations to shareholders under applicable law, (i) CCI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "CCI Shareholders Meeting") for the purpose of obtaining the Required CCI Votes with respect to this Agreement, (ii) the Board of Directors of CCI shall unanimously recommend adoption of this Agreement by the shareholders of CCI as set forth in Section 3.1(p), and (iii) CCI shall take all lawful action to solicit such adoption. Any such recommendation, together with a copy of the opinion referred to in Section 3.1(o) shall be included in the Proxy Statement. CCI will use its best efforts to hold such meeting as soon as practicable after the date hereof.

     5.2. Access to Information. Upon reasonable notice, CCI shall (and shall cause each of the Consolidated Subsidiaries and Managed Affiliates, to the extent affording such access is permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, CCI shall (and shall cause each of the Consolidated Subsidiaries and Managed Affiliates, to the extent causing such furnishing is permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to Parent (a) access to each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, CCI may restrict the foregoing access to the extent that (i) a Governmental Entity requires CCI or any of the Consolidated Subsidiaries or Managed Affiliates to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to CCI or the Consolidated Subsidiaries or Managed Affiliates requires CCI or the Consolidated Subsidiaries or Managed Affiliates to restrict access to any properties or information.

     5.3. Approvals and Consents; Cooperation.

          (a) Subject to Section 5.3(b), each of CCI, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws (including, without limitation, the Communications Act and the HSR Act) to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including
     (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and
     (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Without limiting the generality of the foregoing, each of CCI, Parent and Merger Sub agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and, subject to Section 5.3(b), shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Subject to Section 5.3(b), each of CCI, Parent and Merger Sub shall use its best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. Subject to
     Section 5.3(b), in the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws or the Communications Act, each of CCI, Parent and Merger Sub shall use its best efforts to resist or resolve such suit. Each of CCI, Parent and Merger Sub each shall, upon request by the other party, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of CCI, Parent or Merger Sub or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

          (b) Notwithstanding the provisions of Section 5.3(a) or anything in this Agreement to the contrary, (i) neither CCI nor Parent or Merger Sub shall be required to grant any consent under, or waive any right under or provision of, this Agreement, (ii) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, CCI or the Consolidated Subsidiaries or any material portion of the assets of CCI or the Consolidated Subsidiaries, or any significant business or assets of Parent or any of its Subsidiaries and (iii) neither CCI nor any of its Subsidiaries shall, without Parent's prior written consent, commit to any divestiture or agreement to hold separate or similar transaction and each of CCI and the Consolidated Subsidiaries shall commit to, and shall use best efforts to effect, such thereof (which may, at CCI's option, be conditioned upon and effective as of the Effective Time) as Parent shall request, and if such consent is granted or request made, such divestiture, agreement to hold separate or similar transaction (or commitment with respect thereto) shall not constitute a breach of a representation or warranty or covenant hereunder.

     5.4. Acquisition Proposals.

          (a) CCI agrees that neither it nor any of its Subsidiaries, officers and directors shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, CCI (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). CCI further agrees that neither it nor any of its Subsidiaries, officers and directors shall, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, provide any information or data to any Person relating to or in contemplation of an Acquisition Proposal or engage in any discussions or negotiations relating to or in contemplation of an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent CCI or its Board of Directors from (A) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal;
     (B) engaging in any discussions or negotiations with, or providing any information to, any Person in response to a bona fide written Acquisition Proposal by any such Person; or (C) recommending such bona fide written Acquisition Proposal to the shareholders of CCI, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) the Board of Directors of CCI concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and is on terms that would, if consummated, result in a transaction more favorable to CCI shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and (ii) the Board of Directors of CCI determines in good faith after consultation with outside legal counsel that such action is necessary for it not to breach its fiduciary obligations to shareholders under applicable law. CCI will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any such Persons indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and shall keep Parent apprised with respect to the status and terms thereof. CCI agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with, and the provision of information and data to, any parties conducted heretofore with respect to any Acquisition Proposal. CCI will also promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. CCI will provide Parent at least two business days' advance notice of its intention to present to its Board of Directors or accept any Superior Proposal and shall provide Parent with a summary of the terms and conditions thereof.

          (b) Parent and Merger Sub agree that, while this Agreement remains in effect, at any meeting of the holders of shares of CCI Common Stock at which Parent or Merger Sub or any of their Affiliates shall have the right to vote its shares of CCI Common Stock or at any meeting of the holders of shares of CCI Common Stock, however called, or in connection with any written consent of the holders of shares of CCI Common Stock, each of Parent and Merger Sub and any such Affiliate shall vote (or cause to be voted) the shares of CCI Common Stock held by it, to the extent voting rights exist with respect to the proposals to be acted upon, in favor of adoption of this Agreement and approval of the other transactions contemplated by this Agreement.

     5.5. Stock Options and Other Benefit Plans.

          (a) As of the Share Reference Date, there were outstanding options representing in the aggregate the right to purchase 1,787,790 shares of CCI Common Stock including 82,090 restricted shares under the agreement referred to in clause (ii) of Section 5.5(e). Options representing in the aggregate the right to purchase 1,597,950 of such shares are subject to the terms of both the CCI Omnibus Stock and Incentive Plan and the Replacement Stock Option Agreement covering the optionee (the "Agreement Options"). The remaining options, excluding the restricted shares under the agreement referred to in clause (ii) of Section 5.5(e), representing in the aggregate the right to purchase 107,750 of such shares, are subject only to the terms of such Plan (the "Plan Options"; together with the Agreement Options, the "Options").

          (b) Prior to the Closing Date, CCI shall use its reasonable best efforts to obtain from each holder of outstanding Plan Options his or her written consent to the treatment of his or her Plan Options as set forth in this Section.

          (c) Immediately prior to the Effective Time, each outstanding Option, whether or not then vested or exercisable, shall be cancelled by CCI, and the holder thereof shall be entitled to receive, at the Effective Time or as soon as practicable thereafter, from CCI in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of CCI Common Stock previously subject to such Option multiplied by
     (ii) the excess of the Merger Consideration over the exercise price per share of CCI Common Stock previously subject to such Option, reduced by any applicable withholding taxes or other amounts required by law to be paid or withheld by CCI.

          (d) CCI may accelerate the vesting of any outstanding Options in accordance with the terms thereof.

          (e) Anything to the contrary set forth herein notwithstanding, during the period from the date of this Agreement to the Effective Time, CCI shall not grant any Options or issue any stock to any director, officer or employee, except that it may (i) issue stock pursuant to the exercise of Options, (ii) grant restricted stock to Arnold C. Pohs pursuant to the terms of the Retirement and Consulting Agreement, dated March 30, 1997, as amended, between CCI and Mr. Pohs, and (iii) issue shares to directors under the Director's Compensation Plan of CCI, in each case, in amounts not to exceed the amounts set forth in Section 3.1(b) of the CCI Disclosure Schedule.

          (f) Annex A hereto sets forth certain additional agreements among the parties hereto with respect to employee benefits matters and is hereby incorporated herein by reference.

     5.6. Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on CCI, the Consolidated Subsidiaries or the CCI Affiliates and any real property transfer tax imposed on any holder of shares of capital stock of CCI resulting from the Merger, and (b) as provided in Section 7.2. As used in this Agreement, "Expenses" of a party includes all out-of-pocket expenses (including, without limitation, all fees and expenses of all banks, investment banking firms and other financial institutions, and their respective agents and counsel, accountants, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf, whether incurred prior to, on or after the date of this Agreement, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and the financing thereof, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

     5.7. Indemnification; Directors' and Officers' Insurance. The Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the current provisions regarding indemnification of officers and directors contained in the Organizational Documents of CCI and
(ii) for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by CCI (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time.

     5.8. Rights Agreement. The Board of Directors of CCI shall take all action necessary (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

     5.9. Public Announcements. CCI and Merger Sub shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.10. Certain Agreements. Neither CCI nor any subsidiary of CCI will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party entered into in connection with a possible sale of CCI, without the prior written consent of Merger Sub (which shall not be unreasonably withheld or delayed).

                                  ARTICLE VI.
                              CONDITIONS PRECEDENT

     6.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of CCI and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. CCI shall have obtained all approvals of holders of shares of capital stock of CCI necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger).

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Required Regulatory Approvals. All Required Consents and all other authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on CCI (collectively, "Required Regulatory Approvals") shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect; provided that if the condition set forth in Section 6.2(c) is waived by Merger Sub, then this condition will be deemed to have been satisfied with respect to FCC Consents.

          (d) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     6.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Merger Sub, on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of CCI set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of CCI that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of CCI to such effect.

          (b) Performance of Obligations of CCI. CCI shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Merger Sub shall have received a certificate of the chief executive officer and the chief financial officer of CCI to such effect.

          (c) FCC Consents. The FCC shall have granted its consent to the consummation of the transactions contemplated hereby ("FCC Consents"). No timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review of the FCC Consents shall be pending, and the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's own motion, shall have expired.

          (d) No Litigation. There shall not be pending any suit, action, investigation or proceeding by any Governmental Entity (an "Action")
     (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain damages from CCI or Parent or any of their respective Subsidiaries or the Managed Affiliates, which if determined adversely to CCI, would be reasonably likely to have a Material Adverse Effect on CCI, (ii) seeking to prohibit or limit the ownership or operation by CCI or any of the Consolidated Subsidiaries or Managed Affiliates or Parent of any material portion of the business or assets of CCI, the Consolidated Subsidiaries and the Managed Affiliates (taking CCI, the Consolidated Subsidiaries and the Managed Affiliates as a whole), or seeking to require CCI or any of the Consolidated Subsidiaries or Managed Affiliates or Parent to dispose of or hold separate any material portion of the business or assets of CCI, the Consolidated Subsidiaries and the Managed Affiliates (taking CCI, the Consolidated Subsidiaries and the Managed Affiliates as a whole) as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of CCI, the Consolidated Subsidiaries and the Managed Affiliates, taken as a whole, or (iv) seeking to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of CCI Common Stock, including, without limitation, the right to vote CCI Common Stock on all matters properly presented to the shareholders of CCI or which otherwise would have a Material Adverse Effect on CCI; provided, however, that the provisions of this Section 6.2(d) shall not be available to Merger Sub if it has failed to fulfill its obligations pursuant to Section 5.3 (or other breach of a representation, warranty or covenant hereof) shall have been the cause of, or shall have resulted in, such suit, action, investigation or proceeding.

          (e) Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred and not been cured.

     6.3. Additional Conditions to Obligations of CCI. The obligations of CCI to effect the Merger are subject to the satisfaction, or waiver by CCI on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), and CCI shall have received a certificate of the chief executive officer and the chief financial officer of each of Parent and Merger Sub to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and CCI shall have received a certificate of the chief executive officer and the chief financial officer of each of Parent and Merger Sub to such effect.

                                  ARTICLE VII.
                           TERMINATION AND AMENDMENT

     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of CCI:

          (a) By mutual written consent of Parent and CCI;

          (b) By either CCI or Parent if the Effective Time shall not have occurred on or before the six-month anniversary of the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure (or if Parent is the terminating party, the failure of Parent or Merger Sub) to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date any conditions to the Closing set forth in Section 6.1(b), 6.1(c), 6.1(d), 6.2(c) or 6.2(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be reasonably capable of being fulfilled, then the Termination Date shall be extended to the twelve-month anniversary of the date of this Agreement;

          (c) By either CCI or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action CCI (if it is the terminating party) or Parent and Merger Sub (if Parent is the terminating party) shall have used their best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) By either Parent or CCI if the approval by the shareholders of CCI required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

          (e) By Parent if the Board of Directors of CCI (i) shall withdraw or modify in any manner adverse to Merger Sub its approval or recommendation of this Agreement or the Merger, (ii) failed as promptly as practicable to mail the Proxy Statement to its shareholders or failed to include in such statement such recommendation, (iii) in response to the commencement of any tender offer or exchange offer for more than 20% of the outstanding shares of CCI Common Stock, shall have not recommended rejection of such tender offer or exchange offer by the date required for such recommendation under Rule 14e-2 of the Exchange Act, (iv) shall approve or recommend any Acquisition Proposal other than that contemplated by this Agreement,
     (v) shall resolve to take any of the actions specified in clauses (i) or
     (iv) above, (vi) any Person (other than Parent or an Affiliate of Parent or BCP CommNet L.P. or an Affiliate of BCP CommNet L.P.) or "group" becomes the "beneficial owner" (such terms having the meaning in this Agreement ascribed under regulation 13D under the Exchange Act) of more than 25% of the outstanding shares of CCI Common Stock, or (vii) for any reason the Company fails to call or hold the CCI Shareholders Meeting before the Termination Date (provided that Parent's right to terminate this Agreement under such clause (vii) shall not be available if at such time Parent would not be entitled to terminate this Agreement under Section 7.1(b));

          (f) By CCI, prior to the Required CCI Vote having been obtained if the Board of Directors of CCI determines to accept a Superior Proposal after determining in good faith after consultation with legal counsel as to its fiduciary obligations under applicable law, that the failure to accept such Superior Proposal would constitute a breach of its fiduciary duties, but only after CCI provides Parent with not less than two business days' advance notice of its determination to accept such Superior Proposal including all material terms and conditions thereof;

          (g) By Parent, upon a material breach of any covenant or agreement on the part of CCI set forth in this Agreement, or if (i) any representation or warranty of CCI that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of CCI that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied (a "Terminating CCI Breach"); provided, however, that, if such Terminating CCI Breach is reasonably capable of being cured by CCI through the exercise of its best efforts prior to the 60th day following CCI's obtaining notice of such breach (or, if earlier, the Termination Date) and for so long as CCI continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 7.1(g); or

          (h) By CCI, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in
     Section 6.3(a) or Section 6.3(b) would not be satisfied (a "Terminating Parent/Merger Sub Breach"); provided, however, that, if such Terminating Parent/Merger Sub Breach is reasonably capable of being cured by Parent or Merger Sub, as applicable, through the exercise of its best efforts prior to the 60th day following Parent's obtaining notice of such breach (or, if earlier, the Termination Date) and for so long as Parent or Merger Sub, as applicable, continues to exercise such best efforts, CCI may not terminate this Agreement under this Section 7.1(h).

     7.2. Effect of Termination.

     (a) In the event of termination of this Agreement by either CCI or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or CCI or their respective officers or directors except (i) with respect to Sections 3.1(n), 3.2(e), Section 5.6, this Section 7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

     (b) Subject to Sections 7.2(c) and 7.2(d), in the event of any termination of this Agreement, in addition to any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 7.2, CCI shall reimburse Merger Sub for all Expenses of Parent and Merger Sub; provided that in no event shall CCI be required to pay in excess of an aggregate of $4,000,000 pursuant to this Section 7.2(b). Payment of Expenses pursuant to this
Section 7.2(b) shall be made not later than two Business Days after delivery to CCI of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Merger Sub (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment).

     (c)(i) If this Agreement shall have been terminated pursuant to Sections 7.1(b) or 7.1(g) and either of the following shall have occurred prior to such termination: (A) any Person (including CCI or any of its Subsidiaries or CCI Affiliates, but excluding Parent, Merger Sub or any of their Affiliates) shall have become the beneficial owner of more than 25% of the outstanding shares of CCI Common Stock, or (B)(x) on or after the date of this Agreement any Person (other than Parent, Merger Sub or any of their Affiliates) shall have made, or proposed, communicated or disclosed a bona fide intention to make a Control Proposal (including by making such a Control Proposal), and (y) on or prior to the twelve-month anniversary of the date of such termination, CCI either consummates with any Person a transaction the proposal of which would otherwise qualify as a Control Proposal or enters into a definitive agreement with any Person with respect to a transaction the proposal of which would otherwise qualify as a Control Proposal (whether or not such Person is the Person referred to in clause (x) above); or

          (ii) if this Agreement is terminated pursuant to Section 7.1(d),
Section 7.1(e) or Section 7.1(f);

then CCI shall, (1) in the case of clause (c)(i)(A) and (c)(ii) above, promptly, but in no event later than one Business Day after the termination of this Agreement and (2) in the case of clause (c)(i)(B) above, promptly, but in no event later than one Business Day after an event specified in subclause (y) thereof shall have occurred, pay Merger Sub a fee equal to $35 million less amounts paid pursuant to Section 7.2(b), in cash, which amount shall be payable in same day funds. No termination of this Agreement at a time when a fee is payable pursuant to this Section 7.2(c) following termination of this Agreement shall be effective until such fee is paid. Only one fee shall be payable pursuant to this Section 7.2(c).

     (d) Notwithstanding the foregoing, no amount shall be payable pursuant to
Section 7.2(b) or 7.2(c) if (i)(x) this Agreement shall have been terminated pursuant to Section 7.1(b), (y) at the time of such termination CCI is not in material breach of its obligations or representations and warranties under this Agreement and (z) at the time of such termination any of the conditions set forth in Sections 6.1(b), 6.1(c), 6.2(c) and 6.2(d), shall not have been satisfied or waived or (ii) this Agreement shall have been terminated pursuant to (x) Section 7.1(c) and at the time of such termination CCI is not in material breach of its obligations or representations and warranties under this Agreement, or (y) Section 7.1(a) or 7.1(h).

     7.3. Amendment. This Agreement (including the Annexes and Schedules hereto) may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of CCI, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. This Agreement (including the Annexes and Schedules hereto) may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

     8.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and for the provisions of this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

     8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or delivered by facsimile (but in the case of facsimile transmission, transmitted on the same day by the method described in clause (b)), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (i) if to Parent or Merger Sub, to Vodafone Airtouch PLC, 1 California Street, 18th Floor, San Francisco, California 94111, Attention: David Bagley, Director, Corporate Development, Facsimile No. (415) 658-5239.

          (ii) if to CCI, to CommNet Cellular Inc., 8350 East Crescent Parkway, Suite 400, Englewood, Colorado 80111, Attention: President, Facsimile No.:
     (303) 694-5590, with copies to Blackstone Management Associates II L.L.C., 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Mark T. Gallogly, Facsimile No. (212) 754-8704, and to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Brian M. Stadler, Esq., Facsimile No. (212) 455-2502.

     8.3. Interpretation. When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     8.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5. Entire Agreement; No Third Party Beneficiaries.

     (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Voting Agreement and the Confidentiality Agreement dated May 12, 1999 entered into by Airtouch Communications, Inc. and CCI in connection with the transactions contemplated hereby, which shall survive the execution and delivery of this Agreement.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     8.6. Governing Law. Except to the extent the CBCA shall govern the Merger, this Agreement shall be governed and construed in accordance with the laws of the State of New York.

     8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Parent without the consent of CCI, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.10. Definitions.  As used in this Agreement:

          (a) "Affiliate" shall have the meaning ascribed to such term under Rule 12b-2 under the Exchange Act.

          (b) "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

          (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (d) "CCI Affiliates" means each of the corporations and partnerships through which CCI holds indirect ownership interests in cellular licensees and those cellular licensees in which CCI holds an ownership interest which is not a Consolidated Subsidiary.

          (e) "Control Proposal" means an Acquisition Proposal which seeks to acquire a significant portion of the assets or more than 25% of the equity securities of CCI.

          (f) "Material Adverse Change" means any change in the business, financial condition or results of operations of CCI or any of the Consolidated Subsidiaries or Managed Affiliates that has had, or could reasonably be expected to have, a Material Adverse Effect on CCI.

          (g) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect (i) affecting companies in the cellular telephone industry generally, (ii) resulting from general economic conditions or
     (iii) resulting from the announcement or performance of this Agreement and the transactions contemplated hereby.

          (h) "Organizational Documents" means, with respect to any entity, the charter, by-laws or other governing documents of such entity.

          (i) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act).

          (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the general partner interests or the ordinary voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (k)(i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and (ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

          (l) "the other party" means, with respect to CCI, Parent and Merger Sub and means, with respect to Parent or Merger Sub, CCI.

     8.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

     8.12 Submission to Jurisdiction. Parent irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Parent irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York (each, a "New York Court"), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Parent hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any action arising out of or based on this Agreement which may be instituted in any New York Court. Such appointment shall be irrevocable until all obligations of Parent under this Agreement have been performed. Parent shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the authorized agent at the address indicated above, as such address may be changed by notice given by the authorized agent to Parent and CCI, shall be deemed, in every respect, effective service of process upon Parent.

     IN WITNESS WHEREOF, CCI, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          COMMNET CELLULAR INC.

                                          By: /s/ ARNOLD C. POHS
                                          --------------------------------------
                                              Name: Arnold C. Pohs
                                              Title: CEO


                                          VODAFONE AIRTOUCH PLC

                                          By: /s/ MOHAN S. GYANI
                                          --------------------------------------
                                              Name: Mohan S. Gyani
                                              Title: Chief Financial Officer


                                          PACIFIC TELECOM CELLULAR OF
                                          COLORADO, INC.

                                          By: /s/ MOHAN S. GYANI
                                          --------------------------------------
                                              Name: Mohan S. Gyani
                                              Title: Chief Financial Officer

                                    ANNEX A
                           EMPLOYEE BENEFITS MATTERS

     Parent and Merger Sub agree to the following with respect to the compensation and benefits program of CCI and its Subsidiaries:

     Survival of Plans. The following employee benefit plans and policies of CCI existing on the date of this Agreement shall be kept in full force and effect for the benefit of the CCI employees (or former employees) then entitled to such benefits under the terms of such plans and policies for a period of one year following the Closing:

      The CommNet Cellular Inc. Exclusive Provider Program

      The CommNet Cellular Inc. Preferred Provider Organization/Conventional Medical Plan

      The CommNet Cellular Inc. Basic Medical Plan

      The CommNet Cellular Inc. Dental Plan

      The CommNet Cellular Inc. Employee Assistance Plan

      The CommNet Cellular Inc. Basic Life and Accidental Death and Dismemberment Insurance Plan

      The CommNet Cellular Inc. Business travel Accident Plan

      The CommNet Cellular Inc. Voluntary Life Insurance Plan

      The CommNet Cellular Inc. Sick Pay and Long-Term Disability Plan

      The CommNet Cellular Inc. Flexible Spending Accounts

      Health and Welfare Benefit Option Plans at Termination, including Medical,
             Outpatient Prescription Drug, Dental, Employee Assistance, and Flexible Spending Account Plans, Basic Life and AD&D and Voluntary Life Insurance Plans, Business travel Accident, Exempt Basic and Extended Sick Pay, Nonexempt Sick Pay/Personal Time and Short-Term Disability Plans, Long-Term Disability Conversion Option, Vision Plan, Long Term Care Insurance Plan and Flexible Spending Accounts

      The CommNet Cellular Inc. 401(k) Plan (including the profit sharing portion of the Plan)

      CommNet Cellular Inc. Short-Term Incentive Plan

      Exec-u-care Group Medical Reimbursement Insurance Trust coverage for Executive Vice

      Presidents, President and Chief Executive Officer of CCI

      Enhanced Long-Term Disability Policy coverage for Vice Presidents and senior management of CCI

      Vacation and severance policies set forth in the CCI Employee Handbook

      The CommNet Cellular Inc. Vision Plan

      The CommNet Cellular Inc. Long Term Care Insurance Plan

                                                                        ANNEX II

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of July 18, 1999 (this "Agreement"), between VODAFONE AIRTOUCH PLC, a British corporation ("Parent"), and BCP COMMNET L.P., a Delaware limited partnership ("Stockholder").

                              W I T N E S S E T H:

     WHEREAS, concurrently herewith, Parent, Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CommNet Cellular Inc., a Colorado corporation ("CCI"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into CCI (the "Merger");

     WHEREAS, as of the date hereof, Stockholder owns of record or beneficially 19,695,835 shares of common stock, par value $.001 per share, of CCI ("CCI Common Stock") (such 19,695,835 shares, the "Existing Shares" and, together with any shares of CCI Common Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the "Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent has required that Stockholder agree (i) simultaneously with the execution of the Merger Agreement, to execute and deliver this Agreement and (ii) to grant a proxy to vote all of the Shares owned by Stockholder on the terms and conditions provided for herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

          1. Agreement to Vote; Proxy.

          (a) Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of CCI, however called or at any adjournment thereof, or in connection with any written consent of the stockholders of CCI, Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of the Shares (i) in favor of the Merger, the execution and delivery by CCI of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the CCI under the Merger Agreement; and (iii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that, could reasonably be expected to impede, interfere with or delay the Merger or this Agreement (or is otherwise inconsistent therewith), including, but not limited to: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving CCI or its subsidiaries (other than a transaction involving Parent or its Affiliates); (B) a sale, lease or transfer of a material amount of assets of CCI and its subsidiaries or a reorganization, recapitalization or liquidation of CCI or its subsidiaries (other than a transaction involving Parent or its Affiliates); (C) any change in the management or board of directors of CCI, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of CCI or any amendment of CCI's articles of incorporation; or (E) any other material change in CCI's corporate structure or business. Stockholder agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with any of the foregoing.

          (b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT AND MEGAN PIERSON OF PARENT AND DAVID BAGLEY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT,

     EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 1(A) OF THIS AGREEMENT. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE SHARES.

        2. Termination. This Agreement, the proxy contained herein and Parent's right to vote the Shares shall terminate on the Termination Date. As used herein, the term "Termination Date" means the first to occur of (a) the Effective Time and (b) termination of the Merger Agreement in accordance with its terms.

        3. Representation and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

          (a) Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance by Parent of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) No Conflicts. The execution and delivery of this Agreement does not or will not, as the case may be, and the performance by Parent of its obligations hereunder will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets.

          (d) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

        4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

          (a) Ownership of Shares. On the date hereof, the Existing Shares are owned of record or beneficially by the Stockholder, and, on the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by Stockholder. Stockholder has sole voting power and sole power of disposition with respect to all of the Existing Shares, with no restrictions, subject to applicable federal securities laws on Stockholder's rights of disposition pertaining thereto. Stockholder has not granted any proxy which is still in effect with respect to the Existing Shares.

          (b) Organization, Standing and Power. Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (c) Authority. Stockholder has all requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by

     Stockholder and the performance by Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Conflicts. The execution and delivery of this Agreement does not or will not, as the case may be, and the performance by Stockholder of its obligations hereunder will not, result in any Violation of: (A) any provision of the Organizational Documents of Stockholder or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or its properties or assets.

          (e) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement by Stockholder or the performance by Stockholder of its obligations hereunder.

        5. Certain Covenants of Stockholder. In accordance with the terms of this Agreement, Stockholder hereby covenants and agrees as follows:

          (a) Restriction on Transfer, Proxies and
     Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Existing Shares or Shares acquired after the date hereof, or any interest in any of the foregoing or (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.

          (b) Additional Shares. Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares of CCI Common Stock acquired by Stockholder, if any, after the date hereof.

          (c) No Solicitations. Stockholder agrees that neither it nor any of its Affiliates, officers, directors, employees, agents or representatives (collectively, "Representatives") shall, directly or indirectly:
     (i) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Acquisition Proposal or (ii) provide any information or data to, or engage in any discussions or negotiations with, any Person (other than Parent) relating to or in contemplation of an Acquisition Proposal. Stockholder will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, or any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with Stockholder or its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and keep Parent apprised with respect to the status and terms thereof. The provisions of this Section 5(c) shall not restrict activities of CCI or any other Person permitted in accordance with Section 5.4 of the Merger Agreement.

        6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        7. General Provisions.

          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or delivered by facsimile (but in the case of facsimile transmission, transmitted on the same day by the method described in clause (b)), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                (i) If to Parent, to Vodafone Airtouch PLC, 1 California Street, 18th Floor, San Francisco, California 94111, Attention: David Bagley, Director, Corporate Development, Facsimile No. (415) 658-5239.

                (ii) If to Shareholder, to BCP CommNet L.P., c/o Blackstone Management Associates II L.L.C., 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Mark T. Gallogly, Facsimile No.
           (212) 754-8704 with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Brian M. Stadler, Esq., Facsimile No. (212) 455-2502.

          (b) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (d) Entire Agreement; No Third Party Beneficiaries.  This Agreement
     (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

          (h) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

          (j) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          VODAFONE AIRTOUCH PLC

                                          By: /s/ MOHAN S. GYANI
                                          --------------------------------------
                                              Name: Mohan S. Gyani
                                              Title: Chief Financial Officer


                                          BCP COMMNET L.P.

                                          By: Blackstone CCI Capital Partners
                                          L.P., general partner

                                          By: Blackstone Management Associates
                                          II L.L.C., general partner

                                          By: /s/ MARK T. GALLOGLY
                                          --------------------------------------
                                              Name:  Mark T. Gallogly
                                              Title: Member

                                                                       ANNEX III

                                                                   July 18, 1999

Board of Directors
CommNet Cellular Inc.
Suite 400
8350 East Crescent Parkway
Englewood, CO 80111

Members of the Board

     We understand that CommNet Cellular Inc. ("CommNet" or the "Company"), Vodafone AirTouch PLC ("AirTouch") and Pacific Telecom Cellular of Colorado, Inc., a wholly owned subsidiary of AirTouch ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, to be dated as of July 18, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into CommNet. Pursuant to the Merger, CommNet will become a wholly owned subsidiary of AirTouch and each issued and outstanding share of common stock, par value $0.001 per share (the "Common Stock") of CommNet, other than shares held in treasury, held directly or indirectly by AirTouch, or as to which dissenters' rights have been perfected, will be converted into the right to receive $31.00 per share in cash, plus interest theron accrued from the date of the Merger Agreement to closing at a rate of 8% per annum, compounded daily. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 86% of the outstanding shares of Common Stock is owned by BCP CommNet L.P. ("Blackstone").

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock including those holders other than Blackstone pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than AirTouch and its affiliates).

     For purposes of the opinion set forth herein, we have

            (i) reviewed certain publicly available financial statements and other information of the Company;

           (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

           (iii) analyzed certain financial projections prepared by the management of the Company;

           (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

            (v) reviewed the reported prices and trading activity for the Common
                Stock;

           (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

           (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (viii) participated in discussions and negotiations among representatives of the Company and AirTouch and their legal advisors in connection with the Merger;

           (ix) reviewed the Merger Agreement, an certain related documents; and

            (x) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or

                                     III-1
appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for CommNet, Blackstone, and AirTouch and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission and for proxy statements delivered to shareholders. In addition, Morgan Stanley expresses no opinion or recommendation as to or how such shareholders should vote at the shareholders' meeting held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than AirTouch and its affiliates).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ SCOTT W. MATLOCK
                                          --------------------------------------
                                              Scott W. Matlock
                                              Principal

                                     III-2

                                                                        ANNEX IV

                      DISSENTERS' RIGHTS PROVISIONS OF THE
                       COLORADO BUSINESS CORPORATION ACT

PART 1: RIGHT OF DISSENT--PAYMENT FOR SHARES

     7-113-101 DEFINITIONS.

     For purposes of this article: (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

     7-113-102 RIGHT TO DISSENT.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

             (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

             (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

          (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders.

          (c) Cash in lieu of fractional shares; or

          (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

PART 2: PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     7-113-201 NOTICE OF DISSENTERS' RIGHTS.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

     7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment of the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders' pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

     7-113-203 DISSENTER'S NOTICE.

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection
     (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

     7-113-204 PROCEDURE TO DEMAND PAYMENT.

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

     7-113-205 UNCERTIFICATED SHARES.

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

     7-113-206 PAYMENT.

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          (b) A statement of the corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

          (e) A copy of this article.

     7-113-207 FAILURE TO TAKE ACTION.

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be possible.

     7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

     7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

PART 3: JUDICIAL APPRAISAL OF SHARES

     7-113-301 COURT ACTION.

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision in the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

     7-113-302 COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                 FORM OF PROXY
                             COMMNET CELLULAR INC.
                              ENGLEWOOD, COLORADO

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 1999

     The undersigned holder of shares of Common Stock of CommNet Cellular Inc. (the "Company" or "CommNet") hereby appoints Arnold C. Pohs, Daniel P. Dwyer and James C. Everson, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237, at 9:00 a.m. local time, on November 11, 1999 and at any and all adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

(1) To consider and vote upon a proposal (the "Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), among CommNet, Vodafone AirTouch Plc, an English corporation ("Parent") and Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into CommNet (the "Merger") pursuant to which each share of CommNet common stock, par value $.001 per share (including each associated Right described in the accompanying Proxy Statement, "CommNet Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by Parent or any Subsidiary (as defined in the accompanying Proxy Statement) of Parent, including Merger Sub, or by CommNet, and Dissenting Shares (as defined in the accompanying Proxy Statement)) will be converted into the right to receive $31.00 in cash plus 8% annual interest compounded daily from July 18, 1999 until the closing of the Merger.

                       FOR: / / AGAINST: / / ABSTAIN: / /
                  (continued and to be signed on reverse side)

     THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Please mark, sign, date and return this
                                        Proxy in the enclosed envelope as soon
                                        as possible, even if you plan to attend
                                        this meeting. To help our preparation
                                        for the meeting, please check here if
                                        you plan to attend. / /

                                        SIGN HERE EXACTLY AS
                                        NAME(S) APPEAR(S) AT LEFT

                                        Receipt of the Proxy Statement dated
                                        October 1, 1999 is hereby acknowledged.

                                                                 Date
                                        -------------------------
                                                                 Date
                                        ------------------------

                                        WHEN SHARES ARE HELD BY JOINT TENANTS,
                                        BOTH SHOULD SIGN. WHEN SIGNING AS
                                        ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE AS SUCH. IF A
                                        CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY PRESIDENT OR OTHER
                                        AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON. IF YOUR ADDRESS HAS
                                        CHANGED, PLEASE NOTE NEW
                                        ADDRESS:

                                        ------------------------------

                                                                       Zip Code:
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